UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Medtronic, Inc.

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710 Medtronic Parkway
Minneapolis, Minnesota 55432
Telephone: 763-514-4000

July 17, 2009

Dear Shareholder:

Please join us for our Annual Meeting of Shareholders on Thursday, August 27, 2009, at 10:30 a.m. (Central Daylight Time) at Medtronic’s World Headquarters, 710 Medtronic Parkway, Minneapolis (Fridley), Minnesota.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the business to be conducted at the meeting. We also will report on matters of current interest to our shareholders.

We invite you to join us beginning at 9:30 a.m. to view Medtronic’s interactive product displays. Product specialists will be available to answer your questions before and after the Annual Meeting.

Your vote is important. Whether you own a few shares or many, it is important that your shares are represented. If you cannot attend the Annual Meeting in person, you may vote your shares by internet or by telephone, or, if this proxy statement was mailed to you, by completing and signing the accompanying proxy card and promptly returning it in the envelope provided.

We look forward to seeing you at the Annual Meeting.

Sincerely,

William A. Hawkins
Chairman and Chief Executive Officer

Alleviating Pain, Restoring Health, Extending Life

MEDTRONIC, INC.
NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS

TIME	10:30 a.m. (Central Daylight Time) on Thursday, August 27, 2009.

PLACE	Medtronic World Headquarters 710 Medtronic Parkway Minneapolis (Fridley), Minnesota 55432

ITEMS OF BUSINESS	1. To elect eight directors for a one year term.

2. To ratify the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent registered public accounting firm.

3. To approve an amendment to the Medtronic, Inc. 2005 Employees Stock Purchase Plan to increase the number of shares authorized for issuance thereunder from 10,000,000 to 25,000,000.

4. To approve an amendment to the Medtronic, Inc. 2008 Stock Award and Incentive Plan to increase the number of shares authorized for issuance thereunder from 50,000,000 to 100,000,000.

5. To consider such other business as may properly come before the Annual Meeting and any adjournment thereof.

RECORD DATE	You may vote at the Annual Meeting if you were a shareholder of record at the close of business on June 29, 2009.

VOTING BY PROXY	It is important that your shares be represented and voted at the Annual Meeting. Please vote in one of these three ways:

1. VOTE BY INTERNET, by going to the web address http://www.proxyvote.com and following the instructions for Internet voting shown on the enclosed proxy card or internet notice you received,

2. VOTE BY TELEPHONE, by dialing 1-800-690-6903 and following the instructions for telephone voting shown on the accompanying proxy card, or

3.  VOTE BY PROXY CARD, if you received a paper copy of the proxy statement, by completing, signing, dating and mailing the accompanying proxy card in the envelope provided. If you vote by Internet or telephone, please do not mail your proxy card.

ANNUAL REPORT	Medtronic’s 2009 Annual Report accompanies this Notice of Annual Meeting of Shareholders and Proxy Statement.

By Order of the Board of Directors,

Keyna P. Skeffington
Interim Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to
Be Held on August 27, 2009. The Proxy Statement and 2009 Annual Report to Shareholders are
available at http://www.medtronic.com/annualmeeting.

710 Medtronic Parkway
Minneapolis, Minnesota 55432
Telephone: 763-514-4000

PROXY STATEMENT
Annual Meeting of Shareholders
August 27, 2009

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Medtronic, Inc. (“Medtronic”) of proxies to be voted at Medtronic’s Annual Meeting of Shareholders to be held on August 27, 2009, and at any adjournment of the meeting. The proxy materials were either made available to you over the Internet or mailed to you beginning on or about July 17, 2009.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

What am I voting on?

There are four proposals scheduled to be voted on at the meeting:

•	Election of eight directors, each for a one year term;

•	Ratification of the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent registered public accounting firm for fiscal year 2010;

•	Approval of an amendment to the Medtronic, Inc. 2005 Employees Stock Purchase Plan to increase the number of shares authorized for issuance thereunder from 10,000,000 to 25,000,000; and

•	Approval of an amendment to the Medtronic, Inc. 2008 Stock Award and Incentive Plan to increase the number of shares authorized for issuance thereunder from 50,000,000 to 100,000,000.

How can I receive proxy materials?

Under rules recently adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of proxy materials to each shareholder. On or about July 17, 2009, we began mailing to our shareholders (other than those who previously requested electronic or paper delivery) a “Notice of Internet Availability of Proxy Materials” (the “Notice”) containing instructions on how to access this proxy statement and our annual report for the fiscal year ended April 24, 2009 online. If you received the Notice by mail, you will not automatically receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the Internet. You can still, however, receive a copy of our proxy materials by following the instructions contained in the Notice about how you may request to receive your materials electronically or in printed form on a one-time or ongoing basis.

Requests for printed copies of the proxy materials can be made by internet at www.proxyvote.com, by telephone at 1-800-579-1639 or by email at sendmaterial@proxyvote.com by sending a blank email with your control number in the subject line.

Who is entitled to vote?

Shareholders as of the close of business on June 29, 2009 (the “Record Date”), may vote at the Annual Meeting. You have one vote for each share of common stock you held on the Record Date, including shares:

•	Held directly in your name as “shareholder of record” (also referred to as registered shareholder);

•	Held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or nominee how to vote their shares; and

•	Credited to your account in the Medtronic, Inc. Savings and Investment Plan.

What constitutes a quorum?

A majority of the outstanding shares entitled to vote, present or represented by proxy, constitutes a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” (see below) are also counted as present and entitled to vote for purposes of determining a quorum. On the Record Date, 1,109,783,647 shares of Medtronic common stock were outstanding and entitled to vote.

How many votes are required to approve each proposal?

The following explains how many votes are required to approve each proposal, provided that a majority of our shares entitled to vote is present at the Annual Meeting (in person or by proxy). The eight candidates for election who receive a plurality vote of the shares present and entitled to vote in the affirmative will be elected. Proposal 2 requires the affirmative vote of a majority of the shares present and entitled to vote. Proposals 3 and 4 require the affirmative vote of a majority of the votes cast on the particular proposal, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals. If you abstain from voting on any of the other proposals, it has the same effect as a vote against the proposal. If you grant a proxy by telephone or internet without voting instructions or sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee and the other proposals.

What is a broker non-vote?

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a broker non-vote). Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted as present for the purpose of determining whether there is a quorum at the Annual Meeting, but are not counted as votes “For” or “Against” for the purpose of determining whether shareholders have approved that matter. Under the rules of the New York Stock Exchange, brokers, banks, and other nominees do not have discretionary authority to vote with respect to the proposals to approve the share increases in the Medtronic, Inc. 2005 Employees Stock Purchase Plan and the Medtronic, Inc. 2008 Stock Award and Incentive Plan.

How does the Board recommend that I vote?

Medtronic’s Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board for a one year term;

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent registered public accounting firm for fiscal year 2010;

•	“FOR” the approval of an amendment to the Medtronic, Inc. 2005 Employees Stock Purchase Plan to increase the number of shares authorized for issuance thereunder from 10,000,000 to 25,000,000; and

•	“FOR” the approval of an amendment to the Medtronic, Inc. 2008 Stock Award and Incentive Plan to increase the number of shares authorized for issuance thereunder from 50,000,000 to 100,000,000.

How do I vote my shares without attending the meeting?

If you are a shareholder of record or hold shares through a Medtronic stock plan, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee. In all circumstances, you may vote:

•	By Internet or Telephone — If you have internet or telephone access, you may submit your proxy by following the voting instructions on the proxy card no later than 11:59 p.m., Eastern Daylight Time, on August 26, 2009 (or, for shares held through the Medtronic, Inc. Savings and Investment Plan and the Medtronic Puerto Rico Employees’ Savings and Investment Plan, no later than 11:59 p.m., Eastern Daylight Time, on August 24, 2009). If you vote by internet or telephone, you need not return your proxy card.

•	By Mail — If you received a paper copy of the proxy statement, you may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

How do I vote my shares in person at the meeting?

If you are a shareholder of record and prefer to vote your shares at the meeting, bring the enclosed proxy card (if you received a paper copy of the proxy statement) or proof of identification. You may vote shares held in street name only if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the meeting, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted even if you are unable to attend the meeting.

What does it mean if I receive more than one proxy card?

It generally means you hold shares registered in more than one account. If you received a paper copy of the proxy statement and you vote by mail, sign and return each proxy card or, if you vote by internet or telephone, vote once for each proxy card you receive. If you received more than one internet notice, vote once for each internet notice that you receive.

May I change my vote?

Yes. Whether you have voted by mail, internet or telephone, you may change your vote and revoke your proxy by:

•	Sending a written statement to that effect to the Corporate Secretary of Medtronic;

•	Voting by internet or telephone at a later time;

•	Submitting a properly signed proxy card with a later date; or

•	Voting in person at the Annual Meeting and by filing a written notice of termination of the prior appointment of a proxy with Medtronic or by filing a new written appointment of a proxy with Medtronic.

Can I receive future proxy materials electronically?

Yes. If you are a shareholder of record or hold shares through a Medtronic stock plan and you have received a paper copy of the proxy materials, you may elect to receive future proxy statements and annual reports online as described in the next paragraph. If you elect this feature, you will receive an email message notifying you when the materials are available, along with a web address for viewing the materials. If you received this proxy statement electronically, you do not need to do anything to continue receiving proxy materials electronically in the future.

Whether you hold shares registered directly in your name, through a Medtronic stock plan, or through a broker or bank, you can enroll for future delivery of proxy statements and annual reports by following these easy steps:

•	Go to our website at www.medtronic.com;

•	Click on Investors;

•	In the Shareholder Services section, click on Electronic Delivery of Proxy Materials; and

•	Follow the prompts to submit your electronic consent.

Generally, brokers and banks offering this choice require that shareholders vote through the internet in order to enroll. Street name shareholders whose broker or bank is not included in this website are encouraged to contact their broker or bank and ask about the availability of electronic delivery. As with all internet usage, the user must pay all access fees and telephone charges. You may view this year’s proxy materials at www.medtronic.com/annualmeeting.

What are the costs and benefits of electronic delivery of Annual Meeting materials?

There is no cost to you for electronic delivery. You may incur the usual expenses associated with internet access as charged by your internet service provider. Electronic delivery ensures quicker delivery, allows you to print the materials at your computer and makes it convenient to vote your shares online. Electronic delivery also conserves natural resources and saves Medtronic significant printing, postage and processing costs.

PROPOSAL 1 — ELECTION OF DIRECTORS

Directors and Nominees

Directors whose term of office is expiring shall be elected annually for terms of one year. Richard H. Anderson, Victor J. Dzau, M.D., William A. Hawkins, Shirley Ann Jackson, Ph.D., Denise M. O’Leary, Robert C. Pozen, Jean-Pierre Rosso and Jack W. Schuler are directors who have been nominated for re-election to the Board to serve until the 2010 Annual Meeting and until their successors are elected and qualified. All of the nominees are currently directors, and all of the nominees were previously elected to the Board of Directors by shareholders.

All of the nominees have consented to being named as a nominee in this proxy statement and have indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the proxy.

A plurality of votes cast is required for the election of directors. However, under the Medtronic Principles of Corporate Governance, any nominee for director in an uncontested election (i.e., an election where the only nominees are those recommended by the Board of Directors) who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) will, within five business days of the certification of the shareholder vote by the inspector of elections, tender a written offer to resign from the Board of Directors. The Corporate Governance Committee will promptly consider the resignation offer and recommend to the Board of Directors whether to accept it. The Corporate Governance Committee will consider all factors its members deem relevant in considering whether to recommend acceptance or rejection of the resignation offer, including, without limitation:

•	the perceived reasons why shareholders withheld votes “for” election from the director;

•	the length of service and qualifications of the director;

•	the director’s contributions to Medtronic;

•	Medtronic’s compliance with securities exchange listing standards;

•	possible contractual ramifications in the event the director in question is a management director;

•	the purpose and provisions of the Medtronic Principles of Corporate Governance; and

•	the best interests of Medtronic and its shareholders.

If a director’s resignation is accepted, the Corporate Governance Committee will recommend to the Board of Directors whether to fill the vacancy on the Board created by the resignation or reduce the size of the Board. Any director who tenders his or her offer to resign pursuant to this policy shall not participate in the Corporate Governance Committee or Board deliberations regarding whether to accept the offer of resignation. The Board will act on the Corporate Governance Committee’s recommendation within 90 days following the certification of the shareholder vote, which may include, without limitation:

•	acceptance of the offer of resignation;

•	adoption of measures intended to address the perceived issues underlying the Majority Withheld Vote; or

•	rejection of the resignation offer.

Thereafter, the Board of Directors will disclose its decision to accept the resignation offer or the reasons for rejecting the offer, if applicable, on a Current Report on Form 8-K to be filed with the SEC within four business days of the date of the Board’s final determination.

NOMINEES FOR DIRECTORS FOR ONE-YEAR TERMS ENDING IN 2010:

RICHARD H. ANDERSON                                             Director since 2002
Chief Executive Officer
Delta Air Lines, Inc.                                                                          age 54

Mr. Anderson has been Chief Executive Officer of Delta Air Lines, Inc. since September 2007. He was Executive Vice President of UnitedHealth Group Incorporated and President, Commercial Services Group, of UnitedHealth Group Incorporated from December 2006 to September 2007, Executive Vice President of UnitedHealth Group from November 2004 until December 2006 and Chief Executive Officer of its Ingenix subsidiary from December 2004 until December 2006. Mr. Anderson was Chief Executive Officer of Northwest Airlines Corporation from February 2001 to November 2004. Mr. Anderson serves on the board of directors of Cargill, Inc. and Delta Air Lines, Inc. Northwest Airlines Corporation filed for bankruptcy in September 2005, which is within two years of Mr. Anderson serving as an executive officer of Northwest Airlines Corporation.

VICTOR J. DZAU, M.D                                                 Director since 2008
Chancellor of Health Affairs
Duke University                                                                                 age 63

Dr. Dzau has served as Chancellor for Health Affairs at Duke University and President and Chief Executive Officer of the Duke University Health System since July 2004. From July 1996 until September 2004, he was the Hersey Professor of Theory and Practice of Medicine at the Harvard Medical School and Chair of the Department of Medicine, Physician in Chief and Director of Research at Brigham and Women’s Hospital. He is the previous Chairman of the National Institutes of Health (NIH) Cardiovascular Disease Advisory Committee and served on the Advisory Committee to the Director of the NIH. Dr. Dzau is a member of the Institute of Medicine. He currently serves as a director of Alnylam Pharmaceuticals, Inc., Duke University Health System, PepsiCo, Inc. and Genzyme Corporation.

WILLIAM A. HAWKINS                                                Director since 2007
Chairman and Chief Executive Officer
Medtronic, Inc.                                                                                   age 55

Mr. Hawkins has been a director of Medtronic since March 2007 and Chairman and Chief Executive Officer since August 2008. He served as President and Chief Executive Officer of Medtronic since August 2007, and prior to that as the President and Chief Operating Officer of Medtronic from May 2004 to August 2007. He served as Senior Vice President and President, Medtronic Vascular, from January 2002 to May 2004. He served as President and Chief Executive Officer of Novoste Corporation from 1998 to 2002. Mr. Hawkins serves on the board of visitors for the Duke University School of Engineering and the board of directors for the Guthrie Theater and the University of Minnesota Foundation.

SHIRLEY ANN JACKSON, Ph.D.                                  Director since 2002
President
Rensselaer Polytechnic Institute                                                    age 62

Dr. Jackson has been President of Rensselaer Polytechnic Institute since July 1999. She was Chair of the U.S. Nuclear Regulatory Commission from July 1995 to July 1999; and Professor of Physics at Rutgers University and consultant to AT&T Bell Laboratories from 1991 to 1995. She is a member of the National Academy of Engineering and the American Philosophical Society and a Fellow of the American Academy of Arts and Sciences, the American Association for the Advancement of Science, and the American Physical Society. She is a trustee of the Brookings Institution, a Life Trustee of M.I.T. and a member of the Council on Foreign Relations. She is also a director of NYSE Euronext, Federal Express Corporation, Marathon Oil Corporation, Public Service Enterprise Group and International Business Machines Corporation.

DENISE M. O’LEARY                                                Director since 2000
Private Venture Capital Investor                                                   age 52

Ms. O’Leary has been a private venture capital investor in a variety of early stage companies since 1996. Ms. O’Leary is also a director of US Airways Group, Inc. and Calpine Corporation. She is a director of Lucile Packard Children’s Hospital and Stanford Hospitals and Clinics, where she was chair of the board from 2000 through 2005. She was a member of the Stanford University Board of Trustees from 1996 through 2006, where she chaired the Committee of the Medical Center for that period.

ROBERT C. POZEN                                                 Director since 2004
Chairman
MFS Investment Management                                                    age 62

Mr. Pozen has been Chairman of MFS Investment Management and a director of MFS Mutual Funds since February 2004 and previously was Secretary of Economic Affairs for the Commonwealth of Massachusetts in 2003. Mr. Pozen was also John Olin Visiting Professor, Harvard Law School, from 2002 to 2003; Vice Chairman of Fidelity Investments from June 2000 to December 2001 and President of Fidelity Management & Research from April 1997 to December 2001. From August 2007 to August 2008, he was also the chairman of the SEC Advisory Committee on Improvements to Financial Reporting and since January 2008 is a senior lecturer at Harvard Business School.

JEAN-PIERRE ROSSO                                                Director since 1998
Chairman
World Economic Forum USA                                                      age 69

Mr. Rosso has been Chairman of World Economic Forum USA since April 2006. Mr. Rosso served as Chairman of CNH Global N.V. from November 1999 until his retirement in May 2004; was Chief Executive Officer of CNH Global N.V. from November 1999 to November 2000; and was Chief Executive Officer of Case Corporation from April 1994 to November 1999 and Chairman from March 1996 to November 1996. He is also a director of Bombardier Inc. and Eurazeo.

JACK W. SCHULER                                                  Director since 1990
Co-Founder
Crabtree Partners                                                                     age 68

Mr. Schuler has been a director of Stericycle, Inc. since March 1990; President and Chief Operating Officer of Abbott Laboratories from January 1987 to August 1989; and a director of that company from April 1985 to August 1989. Mr. Schuler is a director of Quidel Corporation and a co-founder of Crabtree Partners.

THE BOARD RECOMMENDS A VOTE FOR THE DIRECTOR NOMINEES.

CLASS III DIRECTORS: CONTINUING IN OFFICE UNTIL 2010

DAVID L. CALHOUN                                                Director since 2007
Chairman and Chief Executive Officer                                        age 52
The Nielsen Company

Mr. Calhoun was appointed Chairman of the Executive Board and Chief Executive Officer of The Nielsen Company on August 23, 2006. Prior to joining The Nielson Company, Mr. Calhoun served as Vice Chairman of General Electric Company and President & Chief Executive Officer, GE Infrastructure. Before that, Mr. Calhoun served as President and Chief Executive Officer of GE Aircraft Engines; President and Chief Executive Officer of Employers Reinsurance Corporation; President and Chief Executive Officer of GE Lighting; President and Chief Executive Officer of GE Transportation Systems; and Chief Executive Officer of GE Transportation. Mr. Calhoun is also a director of The Boeing Company.

JAMES T. LENEHAN                                                Director since 2007
Financial Consultant and Retired Vice Chairman and                 age 60
President of Johnson & Johnson

Mr. Lenehan served as President of Johnson & Johnson from 2002 until June 2004 and retired after 28 years of service; Vice Chairman of Johnson & Johnson from August 2000 until June 2004; Worldwide Chairman of Johnson & Johnson’s Medical Devices and Diagnostics Group from 1999 until he became Vice Chairman of the Board; and was previously Worldwide Chairman, Consumer Pharmaceuticals & Professional Group. Mr. Lenehan has been a financial consultant since October 2004. Mr. Lenehan is a director of Blacklight Power, Inc., Talecris Biotherapeutics Inc. and Aton Pharma Inc.

KENDALL J. POWELL                                                Director since 2007
Chairman and Chief Executive Officer                                        age 55
General Mills

Mr. Powell has been Chairman of General Mills, Inc. since May 2008 and Chief Executive Officer of General Mills, Inc. since September 2007. Prior to that he was President and Chief Operating Officer and he has been a director of General Mills, Inc. since June 2006; Executive Vice President and Chief Operating Officer, U.S. Retail from May 2005 to June 2006; Executive Vice President of General Mills, Inc. from August 2004 to May 2005. From September 1999 to August 2004, Mr. Powell was Chief Executive Officer of Cereal Partners Worldwide, a joint venture of General Mills, Inc. and the Nestle Corporation. Mr. Powell joined General Mills in 1979. Mr. Powell also serves on the boards of Cereal Partners Worldwide, the Twin Cities United Way, the Minnesota Historical Society and the Minnesota Early Learning Foundation.

Director Independence

Under the New York Stock Exchange Corporate Governance Standards, to be considered independent, a director must be determined to have no material relationship with Medtronic other than as a director. The Board of Directors has determined that the following directors, comprising all of our non-management directors, are independent under the New York Stock Exchange Corporate Governance Standards: Messrs. Anderson, Calhoun, Lenehan, Powell, Pozen, Rosso and Schuler, Drs. Dzau and Jackson and Ms. O’Leary. In making this determination, the Board considered its Director Independence Standards, which correspond to the New York Stock Exchange standards on independence. These standards identify types of relationships that are categorically immaterial and do not, by themselves, preclude the directors from being independent. The types of relationships and the directors who had such relationships include:

•	having an immediate family member who is, or has recently been, employed by Medtronic other than as an executive officer (Mr. Schuler);

•	being a current employee of an entity that has made payments to, or received payments from, Medtronic for property or services (Messrs. Anderson and Schuler and Drs. Dzau and Jackson); and

•	being an employee of a non-profit organization to which Medtronic or The Medtronic Foundation has made contributions (Dr. Dzau).

All of the relationships of the types listed above were entered into, and payments were made or received, by Medtronic in the ordinary course of business and on competitive terms. Aggregate payments to, transactions with or discretionary charitable contributions to each of the relevant organizations did not exceed the greater of $200,000 or 2% of that organization’s consolidated gross revenues for that organization’s last three fiscal years.

In addition, the Board considered relationships consistent with its Director Independence Standards in which the director had a further removed relationship with the relevant third party. This included the director being a director (rather than an employee or executive officer) of a Medtronic vendor or purchaser of Medtronic’s products in which aggregate payments to, transactions with or discretionary charitable contributions to the relevant third party did not exceed the greater of $200,000 or 2% of that organization’s consolidated gross revenues for that organization’s last three fiscal years. This also included a director’s spouse who was not an employee of The Medtronic Foundation, but was a consultant in which payments to the spouse did not exceed $120,000. The Board of Directors determined that none of the relationships were material. All of the relationships were entered into, and payments were made or received, by Medtronic in the ordinary course of business and on competitive terms.

Dr. Dzau is Chancellor of Health Affairs at Duke University. Medtronic is party to an agreement with Duke University to collaboratively research, develop and commercialize therapies to treat Hepatitis C, which was entered into before Dr. Dzau became a director of Medtronic. Dr. Dzau is a director of Alnylam Pharmaceuticals, Inc. (“Alnylam”). Medtronic is party to an agreement with Alnylam to collaboratively research opportunities in the area of neurodegenerative disorders. The parties have a research program targeting Huntington’s disease, and may expand their collaboration in the future with other research programs for diseases such as Alzheimer’s and Parkinson’s. In addition, Dr. Dzau is a director of Genzyme Corporation (“Genzyme”). Medtronic and Genzyme each own 50% of a limited liability company, which was formed before Dr. Dzau became a director of Medtronic, for the research, development and commercialization of therapies involving the local delivery of myoblast biologics in order to produce a myogenic and angiogenic result in the human heart. Currently, the company is still in the research and development phase of any potential therapies. The Board determined that these relationships were not material. Medtronic’s business relationships with Duke University, Alnylam and Genzyme are maintained on an arm’s length basis. Neither Dr. Dzau nor the institutions with which he is affiliated are given special treatment in these relationships, Dr. Dzau does not participate in negotiations or approvals regarding the relationships, and Medtronic makes no payments to Dr. Dzau other than in connection with his service as a director. In addition, pursuant to the New York Stock Exchange Corporate Governance Standards for evaluating director independence, the Board determined that none of the amounts paid in connection with the relationships are at a level that would compromise Dr. Dzau’s independence.

Mr. Pozen is Chairman of MFS Investment Management, which manages money for MFS mutual funds and other accounts, any of which may from time to time buy or sell Medtronic stock. The Board determined that this relationship is not material. Mr. Pozen has no involvement with these transactions and there is an informational barrier between him and the rest of MFS with regard to Medtronic stock.

Related Transactions and Other Matters

In January 2007, the Board of Directors of Medtronic adopted written related party transaction policies and procedures. The policies require that all “interested transactions” (as defined below) between Medtronic and a “related party” (as defined below) are subject to approval or ratification by the Corporate Governance Committee. In determining whether to approve or ratify such transactions, the Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, the Corporate Governance Committee has reviewed a list of interested transactions and deemed them to be pre-approved or ratified. Also, the Board of Directors has delegated to the chair of the Corporate Governance Committee the authority to pre-approve or ratify any interested transaction in which the aggregate amount is expected to be less than $1 million. Finally, the policies provide that no director shall participate in any discussion or approval of an interested transaction for which he or she is a related party, except that the director shall provide all material information concerning the interested transaction to the Corporate Governance Committee.

Under the policies, an “interested transaction” is defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or any guarantee of indebtedness) in which:

•	the aggregate amount involved will or may be expected to exceed $100,000 in any fiscal year;

•	Medtronic is a participant; and

•	any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than ten percent beneficial owner of another entity).

A “related party” is defined as any:

•	person who is or was (since the beginning of the last fiscal year for which Medtronic has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director;

•	greater than five percent beneficial owner of Medtronic’s common stock; or

•	immediate family member of any of the foregoing.

During fiscal year 2009, Tino Schuler, a son of director Jack W. Schuler, was employed by Medtronic as one of a number of marketing directors focused on Medtronic’s core ear, nose and throat product lines reporting to a Vice President, Marketing of our Surgical Technologies operating segment. Mr. Tino Schuler worked for Xomed beginning in August 1993, and Xomed, the predecessor to our core ear, nose and throat business, was acquired by Medtronic in 1999. In fiscal year 2009, Medtronic’s core ear, nose and throat product lines represented approximately 2.4% of Medtronic world-wide revenue. Mr. Tino Schuler was paid an aggregate salary and bonus of $222,495 and the standard benefits provided to other non-executive Medtronic employees for his services during fiscal year 2009. Mr. Tino Schuler is not an executive officer of, and does not have a key strategic role within, Medtronic.

During fiscal year 2009, Christopher Blankemeyer, a son of executive officer Robert H. Blankemeyer, was employed by Medtronic as a senior sales representative for our CRDM business unit. Mr. Christopher Blankemeyer was paid an aggregate salary of $42,933 and a bonus of $189,773 and the standard benefits provided to other non-executive Medtronic employees for his services during fiscal year 2009. Mr. Christopher Blankemeyer is not an executive officer of, and does not have a key strategic role within, Medtronic.

Medtronic had one outstanding loan to an executive officer, Catherine Szyman, who is neither a named executive officer nor a member of the Board of Directors. The loan was extended for relocation purposes in 2001 prior to the enactment of, and was permissible under, the Sarbanes-Oxley Act of 2002. The principal amount of the loan was $250,000 (which amount was outstanding prior to repayment in full), had a 10 year term, and accrued interest equal to 35.22% of appreciation in the underlying house or the maximum allowable interest under usury law, whichever was less. The loan was paid in full in August 2008 upon Ms. Szyman’s relocation to Minnesota.

Physio-Control, Inc., a subsidiary of Medtronic, and other defendants, including Mr. Hawkins as President and Chief Executive Officer of Medtronic, entered into a consent decree with the U.S. Food and Drug Administration regarding Physio-Control’s quality system improvements for its external defibrillator products. The decree addresses issues raised by the FDA during inspections of Physio-Control’s quality system processes and outlines the actions Physio-Control must take in order to resume unrestricted distribution of its external defibrillators.

GOVERNANCE OF MEDTRONIC

Our Corporate Governance Principles

The Board of Directors first adopted Principles of Corporate Governance (the “Governance Principles”) in fiscal 1996 and revises these Governance Principals from time to time. The Governance Principles describe Medtronic’s corporate governance practices and policies, and provide a framework for the governance of Medtronic. Among other things, the Governance Principles include the provisions below.

•	A majority of the members of the Board must be independent directors and no more than three directors may be Medtronic employees. Currently one director, Medtronic’s Chairman and Chief Executive Officer, is not independent.

•	Medtronic maintains Audit, Compensation, Corporate Governance and Quality and Technology Committees, which consist entirely of independent directors.

•	The Corporate Governance Committee consists of all the independent directors on the Board and oversees an annual evaluation of the Board. The Nominating Subcommittee of the Corporate Governance Committee evaluates the performance of each director whose term is expiring based on criteria set forth in the Governance Principles.

Our Governance Principles, the charters of our Audit, Compensation, Corporate Governance and Quality and Technology Committees and our codes of conduct are published on our website at www.medtronic.com/corporate-governance/index.htm. These materials are available in print to any shareholder upon request. From time to time the Board reviews and updates these documents as it deems necessary and appropriate.

Lead Director; Executive Sessions

The Chair of our Corporate Governance Committee, Mr. Kendall J. Powell, is our designated “Lead Director” and presides as the chair at meetings of the independent directors. Six regular meetings of our Board are held each year and at each Board meeting our independent directors meet in executive session with no company management present.

Committees of the Board and Meetings

Our four standing Board committees — Audit, Compensation, Corporate Governance and Quality and Technology — consist solely of independent directors, as defined in the New York Stock Exchange Corporate Governance Standards. Each director attended 75% or more of the total meetings of the Board and Board committees on which the director served in fiscal year 2009. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The following table summarizes the current membership of the Board and each of its standing committees and the number of times each standing committee met during fiscal year 2009.

				Corporate	Quality and
	Board	Audit	Compensation	Governance	Technology
Mr. Anderson	X		Chair	X*

Mr. Calhoun	X	X		X	X

Dr. Dzau	X		X	X	X

Mr. Hawkins	Chair

Dr. Jackson	X	X		X	Chair

Mr. Lenehan	X		X	X	X

Ms. O’Leary	X	Chair		X*

Mr. Powell	X		X	Chair*

Mr. Pozen	X	X		X	X

Mr. Rosso	X	X		X*

Mr. Schuler	X		X	X*

Number of fiscal year 2009 meetings	8	13	5	4	5

*	Denotes member of Nominating Subcommittee, which met 4 times in fiscal year 2009.

Effective August 27, 2009, Dr. Dzau will move from the Compensation Committee and serve on the Nominating Subcommittee, Mr. Lenehan will move from the Compensation Committee to the Audit Committee, Ms. O’Leary will move from the Nominating Subcommittee to the Quality and Technology Committee, and Mr. Rosso will move from the Audit Committee to the Compensation Committee.

The principal functions of our four standing committees — the Audit Committee, the Compensation Committee, the Corporate Governance Committee, and the Quality and Technology Committee — are described below.

Audit Committee

•	Oversees the integrity of Medtronic’s financial reporting

•	Oversees the independence, qualifications and performance of Medtronic’s independent registered public accounting firm and the performance of Medtronic’s internal auditors

•	Oversees Medtronic’s compliance with legal and regulatory requirements

•	Reviews annual audited financial statements with management and Medtronic’s independent registered public accounting firm and recommends to the Board whether the financial statements should be included in our Annual Report on Form 10-K

•	Reviews and discusses with management and Medtronic’s independent registered public accounting firm quarterly financial statements and discusses with management Medtronic’s earnings press releases

•	Reviews major changes to Medtronic’s accounting and auditing principles and practices

•	Hires the firm to be appointed as Medtronic’s independent registered public accounting firm that reports directly to the Audit Committee

•	Pre-approves all audit and permitted non-audit services to be provided by the independent registered public accounting firm

•	Reviews the scope of the annual audit and internal audit programs and the results of the annual audit examination

•	Reviews, at least annually, a report by the independent registered public accounting firm describing its internal quality-control procedures and any issues raised by the most recent internal quality-control review

•	Meets periodically with management to review Medtronic’s major financial and business risk exposures and steps taken to monitor and control these exposures

•	Considers, at least annually, the independence of the independent registered public accounting firm

•	Reviews the adequacy and effectiveness of Medtronic’s internal controls over financial reporting and disclosure controls and procedures

•	Establishes procedures concerning the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters

•	Meets privately in separate executive sessions periodically with management, internal audit and the independent registered public accounting firm

Audit Committee Independence and Financial Experts

In accordance with New York Stock Exchange requirements and SEC Rule 10A-3, all members of the Audit Committee meet the additional independence standards applicable to its members. In addition, all of our current Audit Committee members are audit committee financial experts, as that term is defined in SEC rules.

Audit Committee Pre-Approval Policies

Rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services provided by a company’s independent registered public accounting firm. Our Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, audit-related, tax and other permissible non-audit services, are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, we obtain the pre-approval of the Audit Committee before engaging the independent registered public accounting firm. The policies require the Audit Committee to be informed of each service, and the policies do not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Compensation Committee

•	Reviews compensation philosophy and major compensation programs

•	Annually reviews executive compensation programs, annually reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and, based on its own evaluation of performance in light of those goals and objectives as well as input from the Corporate Governance Committee, establishes and approves compensation of the Chief Executive Officer and annually approves the total compensation of all other executive officers

•	Administers and makes recommendations to the Board with respect to incentive compensation plans and equity-based compensation plans and approves stock option and other stock incentive awards for senior executive officers

•	Reviews new compensation arrangements and reviews and recommends to the Board employment agreements and severance arrangements for senior executive officers

•	Reviews and discusses with management the Compensation Discussion and Analysis required by the rules of the SEC and recommends to the Board the inclusion of the Compensation Discussion and Analysis in the Company’s annual proxy statement

•	Establishes compensation for directors and recommends changes to the full Board

You should refer to the Compensation Discussion and Analysis on page 21 for additional discussion of the Compensation Committee’s processes and procedures relating to compensation.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2009, the members of our Compensation Committee were Richard H. Anderson (Chair), Victor J. Dzau, M.D., Kendall J. Powell, James T. Lenehan and Jack W. Schuler. None of the members of the Compensation Committee during fiscal year 2009 was ever an officer or employee of Medtronic, and no executive officer of Medtronic during fiscal year 2009 served on the compensation committee or board of any company that employed any member of Medtronic’s Compensation Committee or Board. As required by SEC regulation, Medtronic’s relationship with Jack W. Schuler’s son, Tino Schuler, is disclosed under “Related Transactions and Other Matters.”

Corporate Governance Committee

•	Recommends to the Board corporate governance guidelines

•	Leads the Board in its annual review of the Board’s performance

•	Adopts, monitors and recommends to the Board changes to the Governance Principles

•	Recommends to the Board the selection and replacement, if necessary, of the Chief Executive Officer, oversees the evaluation of senior management and periodically provides input to the Compensation Committee regarding the performance of the Chief Executive Officer in light of goals and objectives set by the Compensation Committee

•	Reviews and determines the philosophy underlying directors’ compensation and remains apprised of the Compensation Committee’s actions in approving executive compensation and the underlying philosophy for it

•	Maintains a Nominating Subcommittee which recommends to the full Corporate Governance Committee criteria for selecting new directors, nominees for Board membership and the positions of Chairman, Chief Executive Officer and Chair of the Corporate Governance Committee and whether a director should be nominated to stand for re-election

The Corporate Governance Committee considers candidates for Board membership, including those suggested by shareholders, applying the same criteria to all candidates. Any shareholder who wishes to recommend a prospective nominee for the Board for consideration by the Corporate Governance Committee shall notify the Corporate Secretary in writing at Medtronic’s offices at 710 Medtronic Parkway, Minneapolis, MN 55432. Any such recommendations should provide whatever supporting material the shareholder considers appropriate, but should at a minimum include such background and biographical material as will enable the Corporate Governance Committee to make an initial determination as to whether the nominee satisfies the criteria for directors set out in the Governance Principles.

If the Corporate Governance Committee identifies a need to replace a current member of the Board, to fill a vacancy in the Board or to expand the size of the Board, the Nominating Subcommittee considers candidates from a variety of sources. The process followed to identify and evaluate candidates includes meetings to evaluate biographical information and background material relating to candidates and interviews of selected candidates by members of the Board. Recommendations of candidates for inclusion in the Board slate of director nominees are based upon the criteria set forth in Exhibit 4 to the Governance Principles. These criteria include business experience and skills, independence, distinction in their activities, judgment, integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with Medtronic’s interests. The Corporate Governance Committee also considers any other relevant factors that it may from time to time deem appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee and other expertise and the evaluation of all prospective nominees.

After completing interviews and the evaluation process, the Corporate Governance Committee makes a recommendation to the full Board as to persons who should be nominated by the Board. The Board determines the nominees after considering the recommendations and report of the Corporate Governance Committee and making such other evaluations as it deems appropriate.

Alternatively, shareholders intending to appear at the Annual Meeting to nominate a candidate for election by the shareholders at the meeting (in cases where the Board does not intend to nominate the candidate or where the Corporate Governance Committee was not requested to consider his or her candidacy) must comply with the procedures in Medtronic’s restated articles of incorporation, which are described under “Other Information — Shareholder Proposals and Director Nominations” on page 69 of this proxy statement.

Quality and Technology Committee

•	Provides assistance to the Board in its oversight of product quality and safety, scientific and technical direction and human and animal studies

•	Oversees risk management in the area of product quality and safety, including review of Medtronic’s overall quality strategy and processes in place to monitor and control product quality and safety; periodic review of results of product quality and quality system assessments by Medtronic and external regulators (including FDA and various notified bodies); and review of important product quality issues and field actions

•	Oversees the scientific and technical direction of Medtronic, including monitoring of overall effectiveness of research and development and periodic review of Medtronic’s intellectual property portfolio

•	Oversees risk management in the area of human and animal studies, including the periodic review of policies and procedures related to the conduct of human and animal studies

Special Committee

In November 2005, the Board convened a Special Committee, comprised of Jack W. Schuler (Chair), Robert C. Pozen and Jean-Pierre Rosso, to oversee Medtronic’s response to a subpoena received from the Office of the United States Attorney for the District of Massachusetts relating to alleged fraud and abuse and alleged violation of federal Anti-Kickback statutes. For more information about this matter, please see page 36 of Item 3 in Medtronic’s Annual Report on Form 10-K for fiscal year 2009.

Annual Meeting of the Shareholders

It is has been the longstanding practice of Medtronic for all directors to attend the Annual Meeting of Shareholders. All directors attended the last Annual Meeting.

Director Compensation

The Director Compensation table reflects all compensation awarded to, earned by or paid to the Company’s non-employee directors during fiscal year 2009. No additional compensation was provided to Mr. Hawkins for his service as a director on the Board.

	Fees Earned or	Stock	Option
Name	Paid in Cash	Awards	Awards	Total

Mr. Anderson	$90,000	$80,023	$18,252	$188,275
Mr. Calhoun	85,000	80,023	18,252	183,275
Dr. Dzau(1)	80,000	80,023	47,425	207,448
Dr. Jackson	95,000	80,023	18,252	193,275
Mr. Lenehan	80,000	80,023	18,252	178,275
Ms. O’Leary	95,000	80,023	18,252	193,275
Mr. Powell	87,000	80,023	18,252	185,275
Mr. Pozen	95,000	80,023	18,252	193,275
Mr. Rosso	98,000	80,023	18,252	196,275
Mr. Schuler	90,000	80,023	18,252	188,275

(1)	Dr. Dzau’s stock option award amount includes $29,173, which is the amount expensed in fiscal year 2009 that relates to the initial stock option granted to Dr. Dzau upon his election to the Board in February 2008.

In August 2008, the Board approved changes to Medtronic’s non-employee director compensation program, which is described in greater detail below. The changes, effective August 20, 2008, include:

•	changing the grant date of the deferred stock unit award from the last business day of the fiscal year to the first business day of the fiscal year;

•	changing the payment timing of the Special Committee fees from quarterly to semi-annual payments at the end of October and the end of April;

•	changing the grant date of an initial stock option grant from Board election date to the first business day of the fiscal quarter following board election date; and

•	changing the grant date of an initial annual stock option grant from Board election date to the first business day of the fiscal quarter following board election date.

Fees Earned or Paid in Cash.  The fees earned or paid in cash column represents the amount of annual retainer and annual cash stipend for Board and committee service (prorated for partial year’s service). The annual cash retainer for fiscal year 2009 was $80,000. On April 16, 2009, the Board decreased the cash stipend portion of the Board’s compensation by five percent for fiscal year 2010.

In addition, the Chairs of each of the Compensation, Quality and Technology, and Corporate Governance Committees received an annual cash stipend of $10,000. The Chair of the Audit Committee received a cash stipend of $15,000, and non-chair members received a cash stipend of $5,000. Finally, members of the Special Committee received a cash stipend of $10,000.

The annual cash retainer, annual cash stipend and special committee fees are paid in two installments — in the middle and at the end of a fiscal year. The annual cash retainer and annual cash stipend are reduced by 25% if a non-employee director does not attend at least 75% of the total meetings of the Board and Board committees on which such director served during the relevant plan year. The table on page 12 of this proxy statement under the section entitled “Committees of the Board and Meetings” shows on which committees the individual directors serve.

Stock Awards.  Directors are granted deferred stock units on the first business day of the fiscal year in an amount equal to the annual retainer in effect for the preceding fiscal year (on a pro-rata basis for participants who are directors for less than the entire preceding plan year and reduced by 25 percent for those directors who failed to attend at least 75 percent of the applicable meetings during such fiscal year) divided by the fair market value of a share of Medtronic common stock on the date of grant. Dividends paid on Medtronic common stock are credited to a director’s stock unit account in the form of additional stock units. The balance in a director’s stock unit account will be distributed to the director in the form of shares of Medtronic common stock upon resignation or retirement from the Board in a single distribution or, at the director’s option, in five equal annual distributions. Due to the change in grant date from the last business day of the fiscal year to the first business day of the fiscal year, the grant for service provided in fiscal year 2009 was made in fiscal year 2010.

Option Awards.  Directors are granted stock options on the first business day of the fiscal year in an amount equal to the annual retainer divided by the fair market value of a share of Medtronic common stock on the date of grant (which will also be the exercise price of the option). These options expire at the earlier of the tenth anniversary of the date of grant or five years after the holder ceases to be a Medtronic director. If there is an increase in the annual retainer after the annual option award is granted, each director will be automatically granted, as of the date such increase is approved, a supplemental annual option award equal to (1) the amount of such increase divided by (2) the fair market value of a share of Medtronic common stock on the date of grant. On the date he or she first becomes a director, each new non-employee director receives (1) a one-time initial stock option grant for a number of shares of Medtronic common stock equal to two times the amount of the annual retainer divided by the fair market value of a share of Medtronic common stock on the date of grant (which will also be the exercise price of such option); and (2) a pro-rated stock option grant for a number of shares of Medtronic common stock equal to his or her annual retainer (pro-rated based on the number of days remaining in the plan year) divided by the fair market value of a share of Medtronic common stock on the date of grant (which will also be the exercise price of the option). These grants are made on the first business day of the fiscal quarter following the date the director is elected to the Board. Amounts in the option awards column represent the share-based compensation expense recognized in fiscal year 2009 for financial statement reporting purposes in accordance with SFAS No. 123(R) (disregarding forfeiture assumptions) based on the assumptions noted in the following table. The following table provides the fair value of options granted to the directors for which expense was recognized in fiscal year 2009 and the related assumptions used in the Black-Scholes model:

	Stock Option Grant Date
	April 28,
	2008

Fair value of options granted	$11.48
Assumptions used:
Risk free rate(1)	3.45%
Expected volatility(2)	20.92%
Expected life(3)	5.90	yrs
Dividend yield(4)	1.49%

(1)	The risk-free rate is based on the grant date yield of a zero-coupon U.S. Treasury bond whose maturity period equals or approximates the option’s expected term.

(2)	The expected volatility is based on a blend of historical volatility and an implied volatility of the Company’s common stock. Implied volatility is based on market traded options of the Company’s common stock.

(3)	The Company analyzes historical employee stock option exercise and termination data to estimate the expected life assumption. The Company calculates the expected life assumption using the midpoint scenario, which combines historical exercise data with hypothetical exercise data, as the Company believes this data currently represents the best estimate of the expected life of the option.

(4)	The dividend yield rate is calculated by dividing the Company’s annual dividend, based on the most recent quarterly dividend rate, by the closing stock price on the grant date.

Non-employee directors received the following stock option grants during fiscal year 2009:

	Stock	Grant Date
Name	Options	Fair Value

Mr. Anderson	1,590	$18,252
Mr. Calhoun	1,590	18,252
Dr. Dzau	1,590	18,252
Dr. Jackson	1,590	18,252
Mr. Lenehan	1,590	18,252
Ms. O’Leary	1,590	18,252
Mr. Powell	1,590	18,252
Mr. Pozen	1,590	18,252
Mr. Rosso	1,590	18,252
Mr. Schuler	1,590	18,252

All non-employee director stock options described above vest and are exercisable in full on the date of grant, except that a director initially elected by the Board will not be entitled to exercise any stock option until the director has been elected to the Board by Medtronic’s shareholders. Amounts in the grant date fair value column represent the share-based compensation expense recognized in fiscal year 2009 for financial statement reporting purposes in accordance with SFAS No. 123(R) (disregarding forfeiture assumptions).

Stock Holdings.  Non-employee directors held the following restricted stock, stock options, and deferred stock units as of April 24, 2009:

	Restricted	Stock	Deferred
Non-Employee Director	Stock	Options	Stock Units

Mr. Anderson	—	23,076	7,421
Mr. Calhoun	—	5,577	1,334
Dr. Dzau	—	5,152	367
Dr. Jackson	—	19,397	8,122
Mr. Lenehan	—	5,987	2,118
Ms. O’Leary	—	38,999	9,221
Mr. Powell	—	5,577	1,372
Mr. Pozen(1)	—	—	5,219
Mr. Rosso	—	48,232	10,437
Mr. Schuler	14,702	52,581	11,770

(1)	13,080 stock options were transferred to adult children.

To more closely align their interests with those of shareholders, directors are encouraged, within five years of the date of their election to the Board, to own stock of Medtronic in an amount equal to five times the annual Board retainer fees. In addition, each director must retain, for a period of three years, 75% of the net after-tax profit shares realized from option exercises or share issuances resulting from grants made on or after April 26, 2003. For stock options, net after-tax profit shares are those shares remaining after payment of the option’s exercise price and income taxes. For share issuances, net gain shares are those remaining after payment of income taxes. Shares retained may be sold after three years. In the case of retirement or termination, the shares may be sold after the shorter of the remaining retention period or one year following retirement or termination, as applicable.

Deferrals.  Directors may defer all or a portion of their compensation through participation in the Medtronic Capital Accumulation Plan Deferral Program, a nonqualified deferred compensation plan designed to allow participants to make contributions of their compensation before taxes are withheld and to earn returns or incur losses on those contributions based upon allocations of their balances to one or more investment alternatives, which are also investment alternatives that Medtronic offers its employees through its 401(k) supplemental retirement plan.

Complaint Procedure; Communications with Directors

The Sarbanes-Oxley Act of 2002 requires companies to maintain procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place. Our 24-hour, toll-free confidential compliance line is available for the submission of concerns regarding accounting, internal controls or auditing matters. Our independent directors may also be contacted via e-mail at independentdirectors@medtronic.com. Our Lead Director may be contacted via e-mail at leaddirector@medtronic.com. Communications received from shareholders may be forwarded directly to Board members as part of the materials sent before the next regularly scheduled Board meeting, although the Board has authorized management, in its discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening or otherwise inappropriate. Advertisements, solicitations for periodical or other subscriptions and other similar communications generally will not be forwarded to the directors.

Our Codes of Conduct

All Medtronic employees, including our Chief Executive Officer and other senior executives, are required to comply with our long-standing Code of Conduct to help ensure that our business is conducted in accordance with the highest standards of moral and ethical behavior. Our Code of Conduct covers all areas of professional conduct, including customer relationships, conflicts of interest, insider trading, intellectual property and confidential information, as well as requiring strict adherence to all laws and regulations applicable to our business. Employees are required to bring any violations and suspected violations of the Code of Conduct to the attention of Medtronic, through management or our legal counsel or by using Medtronic’s confidential compliance line. Our Code of Ethics for Senior Financial Officers, which is a part of the Code of Conduct, includes certain specific policies applicable to our Chief Executive Officer, Chief Financial Officer, Treasurer and Controller and to other senior financial officers designated from time to time by our Chief Executive Officer. These policies relate to internal controls, the public disclosures of Medtronic, violations of the securities or other laws, rules or regulations and conflicts of interest. The members of the Board of Directors are subject to a Code of Business Conduct and Ethics relating to director responsibilities, conflicts of interest, strict adherence to applicable laws and regulations and promotion of ethical behavior.

Our codes of conduct are published on our website, at www.medtronic.com under the Corporate Governance caption, and are available in print to any shareholder who requests them. We intend to disclose future amendments to, or waivers for directors and executive officers of, our codes of conduct on our website promptly following the date of such amendment or waiver.

SHARE OWNERSHIP INFORMATION

Significant Shareholders.  As of June 29, 2009, no person is known by us to beneficially own more than 5% of our common stock.

Beneficial Ownership of Management.  The following table shows information as of June 29, 2009 concerning beneficial ownership of Medtronic’s common stock by Medtronic’s directors, named executive officers identified in the Summary Compensation Table below, and all directors and executive officers as a group.

		Of Shares Beneficially
	Amount and Nature of	Owned, Amount that May Be
Name of Beneficial Owner	Beneficial Ownership(4)	Acquired Within 60 Days

Richard H. Anderson(1)	38,344	35,839
Jean-Luc Butel	169,468	143,212
David L. Calhoun	22,603	12,253
H. James Dallas	99,116	37,520
Michael F. DeMane	43,898	—
Victor J. Dzau, M.D.	10,861	10,861
Gary L. Ellis	334,715	279,893
William A. Hawkins	575,203	483,626
Shirley Ann Jackson, Ph.D.	33,061	32,861
James T. Lenehan	23,447	13,447
Stephen H. Mahle	973,252	736,737
Denise M. O’Leary	53,562	53,562
Kendall J. Powell	12,291	12,291
Robert C. Pozen(2)	35,261	10,561
Jean-Pierre Rosso	71,331	64,011
Jack W. Schuler	555,212	69,693
Directors and executive officers as a group (26 persons)(3)	4,551,153	3,300,490

(1)	Mr. Anderson disclaims beneficial ownership of 25 shares that are owned by his minor son.

(2)	Includes 24,700 shares owned jointly with Mr. Pozen’s spouse.

(3)	As of June 29, 2009, no director or executive officer beneficially owns more than 1% of the shares outstanding. Medtronic’s directors and executive officers as a group beneficially own approximately 0.4% of the shares outstanding.

(4)	Amounts include the shares shown in the last column, which are not currently outstanding but are deemed beneficially owned because of the right to acquire shares pursuant to options exercisable within 60 days (on or before August 28, 2009) and the right to receive shares for deferred stock units within 60 days (on or before August 28, 2009) of a director’s resignation.

Section 16(a) Beneficial Ownership Reporting Compliance.  Based upon a review of reports and written representations furnished to it, Medtronic believes that during fiscal year 2009 all filings with the SEC by its executive officers and directors complied with requirements for reporting ownership and changes in ownership of Medtronic’s common stock pursuant to Section 16(a) of the Exchange Act, except as follows: Stephen La Neve, Senior Vice President and President, Spinal and Biologics, failed to include a restricted stock award grant on his initial statement of beneficial ownership of the securities on April 29, 2008 due to Medtronic’s administrative oversight; and Jean-Luc Butel, Senior Vice President and President, International, failed to file timely a sale of shares from his IRA on December 20, 2004, due to an oversight by his advisors. The amended reports were filed promptly when the errors were discovered.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Overview

The CD&A describes all material elements of our compensation programs for our named executive officers during fiscal year 2009. Additional information can be found in the Summary Compensation Table and additional tables.

The Compensation Committee of the Board of Directors is the decision-making body on all compensation matters related to our named executive officers and the Compensation Committee establishes the compensation philosophy, program design and administration. For more information on the Compensation Committee, its members and its duties as identified in its charter, you should refer to the section entitled “Committees of the Board and Meetings” beginning on page 12 of this proxy statement.

Compensation Program Objectives and Philosophy

Our compensation program is designed to support and enhance the Medtronic Mission which has driven every aspect of our business since 1960 and lays the foundation for our unyielding standards for ethical and legal conduct and the utmost integrity in all of our activities. Our compensation program for named executive officers is aligned with these principles and is designed to:

•	Attract and retain top talent;

•	Emphasize pay for sustained performance;

•	Encourage strong short and long-term financial performance by establishing challenging goals and leveraged incentive programs;

•	Encourage executive stock ownership and alignment with shareholder interests by linking a meaningful portion of compensation to the value of Medtronic common stock; and

•	Favor moderate cash allowances instead of Company-provided perquisites.

Our philosophy is to position total compensation at a level that is commensurate with Medtronic’s size and performance relative to other leading medical device and pharmaceutical companies, as well as a limited number of general industry companies. The variable components of our program are pay for performance based and allow for market median pay for target performance, above-market median pay when performance is above target and below-market median pay when performance is below target performance. In addition, the equity components of the program align our executives with shareholders and ensure that their total compensation increases or decreases in direct correlation to both the long-term financial performance of the Company and the movement of our stock price.

Our compensation program is designed to ensure that our executives do not take unnecessary or excessive risks that could harm the long-term value of our Company. Features of our programs that are intended to mitigate harmful risk taking include the following:

•	Base salaries are fully competitive and not subject to performance risk;

•	Incentive plans are appropriately weighted between short-term and long-term performance and cash and equity compensation;

•	Annual bonus and performance-based cash plans are capped at 225% and 180% of target awards, respectively;

•	Long-term incentive awards are weighted approximately one-third to stock options that vest over 4 years for alignment with shareholders, one-third to performance-based restricted stock for retention incentive, and one-third to performance-based cash for focus on strategic financial objectives;

•	Performance cycles are three years and overlap to reduce incentive to maximize performance in any one period;

•	Performance goals are recalibrated annually to maintain directional alignment with pay and performance relative to historic comparison companies and broader market performance, and best estimates of future expectations;

•	Our executives and directors are subject to a three-year retention requirement of 50% to 75% of after-tax profit shares earned from equity compensation plans; and

•	Our Company has in place policies designed to recoup improper payments or gains from incentive and equity compensation paid or granted to executives.

Fiscal Year 2009 Compensation Decisions and Developments

Summarized below are key compensation decisions and developments for fiscal year 2009 for our named executive officers, other than Mr. DeMane who resigned as an executive officer at the beginning of the fiscal year:

•	Base salary increases ranged from 0% to 19%, with the largest increases going to two of our named executive officers relating in part to their promotions at the beginning of the fiscal year;

•	Target annual bonus opportunities were increased for two of our named executive officers, and Company-wide financial measures were diluted earnings per share, revenue growth, and a measure of cash flow;

•	Long-term incentive opportunities were granted in an approximately equal mix of stock options, performance-based restricted stock, and performance-based cash with Company-wide financial measures based on three-year diluted earnings per share, revenue growth, and return on invested capital;

•	Special performance-based restricted stock unit grants were made for retention purposes to three of our named executive officers with a Company-wide financial measure based on three-year diluted earnings per share growth;

•	Long-term incentive payments for the performance-based cash cycle completed at the end of fiscal year 2009 were 69% of target award opportunities as a result of the diluted earnings per share and revenue growth financial measures being below target performance and the cash flow measure being above target performance;

•	The performance-based restricted stock component of our long-term incentive plan for the three-year period ending at the end of our 2009 fiscal year will vest as scheduled in October 2009 as a result of the diluted earnings per share financial measures being above the performance diluted earnings per share performance threshold;

•	Actual annual bonus payments for Company-wide performance were 93% of target award opportunities as a result of the diluted earnings per share and cash flow measure financial measures being above target performance and the revenue growth measure being below target performance;

•	Base salaries for fiscal year 2010 were decreased by 5% for all of our named executive officers due to the current economic and business environment; and

•	All outstanding vested and unvested stock options held by our named executive officers had no intrinsic value at year end because the exercise price was higher than our stock price.

Program Overview

The following is an illustration of the major components of Medtronic’s compensation programs as applied to each named executive officers with the exception of Mr. DeMane who resigned as Chief Operating Officer of Medtronic effective April 30, 2008.

 •   Objective: Provide a base wage that is competitive and reflective of individual performance
•   Generally represents 11% to 31% of total
compensation(1)

•   Objective: Motivate achievement of annual goals
•   Generally represents 15% to 21% of total compensation provided annual financial objectives are achieved
•   All executive officers have Company-wide and, if applicable, sector annual business goals(2)

•   Objective: Motivate executives to focus on long-term shareholder value creation and strategic financial performance
•   Core long-term incentive program consists of three distinct components weighted at 1/3 each, with the sum targeting delivery of long-term compensation at approximately the median of market competitive levels
•   Generally represents 48% to 75% of total compensation

•   Objective: Ensure impartiality and objectivity in the event of a change-in-control situation to protect shareholder interests
•   Policy is consistent with design provisions and benefit levels at other similar companies

•   Objective: Provide reimbursement of some personal and business-related expenses such as memberships, financial and tax planning services in lieu of perquisites and aid in the attraction and retention of top talent
•   Represents less than 1% of total compensation

•   Objective: Supports retention, succession planning and recruitment
•   Used very judiciously
•   Generally represents a premium over and above our competitive market

(1)	Total compensation is defined as the sum of base salary, target annual cash incentives, and the grant date fair value of long-term equity incentives. It does not necessarily tie to the values disclosed in the Summary Compensation Table and other tables. The chart is not drawn to scale for any particular named executive officer.

(2)	For fiscal year 2010 the bonuses of our executive officers will be based 100% on Company-wide goals.

The compensation mix in the illustration above reflects our bias for pay for performance, as well as our focus on sustained performance. Variable pay (annual and long-term incentives) represents 69% to 89% of total compensation while long-term financial measures and stock performance represent 48% to 75% of total compensation. The percentages above are calculated based on total direct compensation (base salary, annual incentives and long-term incentives) at target and excluding special restricted stock unit awards and compensation related to relocation or expatriate duties.

Independent Compensation Consultant

The Compensation Committee has engaged Frederic W. Cook & Co., Inc., an independent outside compensation consulting firm, to advise the Compensation Committee on all matters related to executive officer and director compensation. Specifically, Frederic W. Cook & Co. conducts annual competitive market analyses of total compensation for named executive officers, provides relevant market data, updates on compensation trends and counsel on program design and specific compensation decisions related to our CEO and other executives. The consultant attended all of the Compensation Committee meetings in fiscal year 2009, as is Medtronic’s long-standing practice, and met with the Compensation Committee in executive session as requested at each meeting. The compensation consultant only works with management with the express permission of the Compensation Committee. Any services performed for the Company are related to executive and director compensation and are solely in support of decision-making by the Compensation Committee.

Role of Chief Executive Officer in Compensation Decisions

In making compensation decisions for executive officers reporting to the CEO, the Compensation Committee solicits the views of our Chief Executive Officer. The Chief Executive Officer is not present during Compensation Committee executive sessions, and does not make recommendations to the Compensation Committee about his own compensation.

Executive Compensation Peer Companies

The Compensation Committee considers relevant market pay practices when establishing executive compensation levels and evaluating our compensation programs. In order to ensure the competitiveness of our compensation programs, the Committee has established a peer group of companies for benchmarking purposes. The identification of these companies is based on discussions with, and recommendations from, the Compensation Committee’s independent compensation consultant. The selection criteria were based on companies in the health care equipment, pharmaceutical, and biotechnology industries that position Medtronic in the median range of the group, on average, in various measures of company size. There were no changes made to the fiscal year 2008 peer group for fiscal year 2009.

The following table lists Medtronic’s fiscal year 2009 peer group, including Medtronic’s ranking relative to these companies based on financial data available at the time of consideration:

	Most Recent Fiscal Year (in Millions)					June 30, 2008
		Operating				Market	Composite
	Net	Income	Total	Total	Total	Cap	Percentile
Company	Revenue	(EBIT)	Assets	Capital	Employees	(in Millions)	Rank

Johnson & Johnson	$61,035	$15,153	$80,954	$52,856	119,200	$181,322	98%
Pfizer	48,209	14,574	115,268	79,149	86,600	118,188	96
Abbott Laboratories	25,914	5,524	39,714	29,992	68,000	81,748	84
Merck	21,198	6,251	48,351	23,924	59,800	80,903	82
Wyeth	22,400	5,349	42,717	30,015	50,527	63,947	80
3M	24,462	5,512	24,694	16,736	76,239	49,011	67
Amgen	14,771	5,429	34,639	29,046	17,500	51,343	63
Lilly (Eli)	18,634	4,803	26,788	18,672	40,600	52,483	60
Medtronic	13,515	4,091	22,198	18,492	40,000	58,231	56
Bristol-Myers Squibb	19,348	3,533	26,172	16,834	42,000	40,641	56
Schering-Plough	12,690	217	29,156	19,865	55,000	31,926	49
Genentech	11,724	4,292	18,940	14,906	11,174	79,763	48
Baxter International	11,263	2,355	15,294	10,005	46,000	40,115	46
Boston Scientific	8,357	1,219	31,197	23,286	24,500	18,389	44
Becton Dickinson	6,360	1,325	7,329	5,525	28,018	19,843	32
Stryker	6,001	1,327	7,354	5,395	16,026	25,894	30
Genzyme	3,814	845	8,302	7,443	10,000	19,214	21
Zimmer Holdings	3,898	1,323	6,634	5,554	7,600	15,753	17
Allergan	3,939	845	6,579	5,369	7,886	15,875	12
St. Jude Medical	3,779	917	5,329	4,316	12,000	13,853	11
Bard (C.R.)	2,202	559	2,476	1,999	10,200	8,731	3

75th Percentile	22,849	5,515	35,908	25,205	56,200	67,901
Mean	16,650	4,118	28,894	19,994	39,593	50,447
Median	12,207	2,944	25,433	16,785	34,309	40,378
35th Percentile	5,485	1,144	7,348	5,547	11,793	19,008

Medtronic %tile Rank	55%	57%	45%	57%	52%	71%

Competitive Market

Medtronic also uses external survey sources to establish market data points, primarily the Towers Perrin Executive Compensation Database and the Hewitt Total Compensation Measurement Database. Towers Perrin and Hewitt are two of the largest human resource consulting firms globally and both are recognized leaders in the compensation survey industry.

We capture data from the general industry, our executive compensation peer companies, and the medical device and pharmaceutical industries. We then size the survey data relative to our Company’s revenue or that of the relevant business unit using statistical regression models provided by the survey companies. This process is used because it has been shown that there is a strong positive correlation between the size of a company and executive pay.

We use an average of the size adjusted medians of the general industry data to set the initial benchmark for base pay for each of our executive jobs. Once this initial benchmark has been established, we conduct an analysis to compare this initial salary benchmark to the median salary of the peer companies, the medical device and pharmaceutical industries. If consistent differences become apparent, we may apply a slight adjustment (typically 5% to 10%) to the initial benchmark salary to bring it to a level that it is consistent with data reported in the more specialized industry groups.

For short-term and long-term incentive guidelines, we rely on industry median data from our executive compensation peer companies as well as Frederick W. Cook and Co.’s annual Survey of Long-Term Incentives, which is compiled by the consultant for our Compensation Committee. This data is then validated by size-adjusted median data from our Towers Perrin and Hewitt surveys.

We annually review the method and the data sources used, and results of our benchmarking process in order to ensure that all aspects of our compensation programs are positioned at levels that reflect the stated objectives of our compensation philosophy.

Base Salaries

Our objective is to establish market competitive base salaries within a competitive range of ± 15% of the market median benchmark established for each position.

The Compensation Committee solicits the views of our Chief Executive Officer on the compensation of our named executive officers (other than his own). In making his recommendations, the Chief Executive Officer assesses individual performance during the fiscal year, the individual’s current salary percentile relative to the established market benchmark for their position, past salary treatment, individual performance, time in position and the scope and complexity of the position.

The Compensation Committee receives a detailed analysis of the named executive officers’ pay as compared to the median salary of the peer group from the independent consultant to the Compensation Committee. This data, in addition to that provided by management, is presented to and evaluated by the Compensation Committee, which approves base salaries for named executives annually at its meeting in April.

As a reflection of the current economic and business environment, all of our executive officers (including our named executive officers) proposed to the Compensation Committee a 5% reduction in their base salaries for fiscal year 2010. These salary changes were approved by the Committee during its April 2009 meeting and became effective on the first day of our 2010 fiscal year.

Base salary percentage increases from fiscal year 2008 to fiscal year 2009, and base salary percentage decreases from fiscal year 2009 to fiscal year 2010, for our named executive officers are shown below:

							Percent
	Fiscal Year	Fiscal Year		Percent Increase		Fiscal Year	Increase
Name	2008	2009		(Decrease)		2010	(Decrease)

William A. Hawkins	$1,100,000	$1,177,000		7.0%		$1,118,150	(5.0)%
Gary L. Ellis	600,000	636,000		6.0		604,200	(5.0)
Stephen H. Mahle	620,000	620,000		—		589,000	(5.0)
Jean-Luc Butel	440,000	525,000	(1)	19.3	(1)	498,750	(5.0)
H. James Dallas	450,000	520,000	(2)	15.6	(2)	494,000	(5.0)
Michael F. DeMane	725,000	725,000	(3)	—	(3)	N/A	N/A

(1)	Effective April 26, 2008, Mr. Butel received a promotion to the position of Senior Vice President and President, Medtronic International. Mr. Butel’s fiscal year 2009 salary increase of 19.3% consists of a 5.0% merit increase and a 13.64% promotional increase.

(2)	Effective April 26, 2008, Mr. Dallas received a promotion to the position of Senior Vice President, Quality and Medtronic Operations. Mr. Dallas’ fiscal year 2009 salary increase of 15.6% consists of a 5.0% merit increase and a 10.05% promotional increase.

(3)	On April 29, 2008, it was announced that Mr. DeMane had informed Medtronic of his decision to resign as Chief Operating Officer effective April 30, 2008, however he remained a non-executive employee through May 31, 2009. Additional information related to Mr. DeMane’s departure can be found on page 53 of this proxy statement.

For fiscal year 2009, base salary accounted for approximately 11% of total compensation for Mr. Hawkins and approximately 26% on average for the other named executive officers. The annual merit increases awarded to Messrs. Hawkins and Ellis for fiscal year 2009 moved their base salaries into our target market competitive range for their positions. The larger increases awarded to Messrs. Butel and Dallas reflect both merit and promotional increases, as both assumed positions that are of much larger scope of responsibility. At the beginning of fiscal year 2009, Mr. Butel was given responsibility for all of Medtronic’s international operations, more than doubling the size of his business operations on an annual revenue basis. Similarly, Mr. Dallas, the company’s Senior Vice President & Chief Information Officer in fiscal year 2008, assumed significant additional responsibilities in fiscal year 2009 including Medtronic business operations, quality, and healthcare systems. Mr. Mahle did not receive a salary increase in fiscal year 2009 as a reflection of his intent to retire from Medtronic in the foreseeable future. On average, the fiscal year 2009 base salaries of our named executive officers were approximately 90% of the midpoint of the established market range.

Annual Performance-Based Incentives

We deliver annual performance-based incentives to our named executive officers through the Medtronic, Inc. Executive Incentive Plan (“MIP”). MIP award targets, expressed as a percentage of base pay earned during the fiscal year, are within a competitive range of ± 15% of the market median annual incentives for our competitive market. Consistent with our pay for performance philosophy, we establish an award range that generates above-market pay for above-market performance and below-market pay for below-market performance.

Award Targets.  The Compensation Committee reviews, discusses and approves MIP award targets for named executive officers each year in June, after review and approval of the Company’s annual operating plan. No incentives are earned unless a minimum (threshold) diluted earnings per share target is met, at which point participants earn an award of 50% of target. Minimum awards (at the threshold level of performance) are 50% of the target amount and maximum awards to our named executive officers may be as high as 225% of the target amount for maximum achievement of all performance measures, subject to a fiscal year maximum of $3 million to any single participant.

For fiscal year 2009 the Compensation Committee approved an increase in the annual MIP target for Mr. Hawkins from 120% of his annualized base salary to 140%, and an increase for Mr. Ellis from 75% to 80% as a result of an analysis of competitive market data for those positions by the Committee. The annual MIP targets for Messrs. Mahle, Butel and Dallas remained at 80%, 70% and 65%, respectively.

Performance Measures.  MIP performance measures are generally reviewed and approved annually at the Compensation Committee’s April meeting. Financial measures are selected based on how effectively they impact, independently and together, the overall success of Medtronic. Performance measures for our named executive officers were based 100% on overall Company performance for all named executive officers except for Mr. Butel, who had 50% of his award based on the performance of our International business geography. In fiscal year 2010, all of our named executive officers’ MIP performance measures will be based 100% on overall Company performance. We believe our approach focuses our executives on sustained high quality revenue growth, innovation, market share and market expansion.

In fiscal year 2009, the financial measures for the portion of our plan based on overall Company performance were diluted earnings per share, revenue growth, and a measure of cash flow, with weights of 40%, 40% and 20%, respectively. Diluted earnings per share is an aggregate measure that focuses on growth and equity management, and reflects how well we deliver value to our shareholders from our business operations. For purposes of the MIP, as well as performance-based restricted stock unit awards and Long-Term Performance Plan (“LTPP”) awards discussed later in this Compensation Discussion and Analysis, diluted earnings per share refers to non-GAAP diluted earnings per share, a measure which includes adjustments for special charges. A reconciliation of non-GAAP diluted earnings per share to diluted earnings per share as reported in our financial statements is included in the “Adjustments for Special Charges” section on page 32 of this proxy statement. Revenue growth is a reflection of our ability to successfully bring new products to market, gain market share and expand the many markets that we serve. The cash flow measure is an indication of liquidity and reflects Medtronic’s flexibility in making certain business decisions. For the purposes of our MIP, the cash flow measure is defined as Medtronic’s net earnings ± changes in accounts receivable, inventory, net PP&E (property plant and equipment), other operating assets and accounts payable.

In determining the target levels for the revenue growth and diluted earnings per share performance measures, the Committee reviewed a number of historical and forward-looking factors including the competitive market, changes in the regulatory environment and economic trends. The Committee considered historical data from our executive peer group, analyst consensus data for both our executive compensation peer companies and the Med Tech subset of companies, and Medtronic’s annual operating plan for fiscal year 2009.

In fiscal year 2009, the Company performance measures were established with the following ranges: diluted earnings per share growth (40% weight) of 8% to 17%, revenue growth (40% weight) of 6% to 15%, and a cash flow measure (20% weight) ranging from $2.510 billion to $2.910 billion. These ranges were established at levels generally equal to the 35th and 75th percentiles of the performance of our comparator group. Overall target performance in each of the measures would have yielded a payout approximating the market median.

In fiscal year 2009, the performance measures for the International component of Mr. Butel’s MIP were: revenue growth (40% weight), earnings before interest and taxes (“EBIT”) (40% weight), on-time complaint quality reporting (10% weight) and Medtronic’s market share as it relates to several key products outside of the United States (10% weight). Performance targets for revenue growth, EBIT and on-time complaint reporting were 8.5% to 18.0%, $2.449 billion to $2.693 billion, and 94% to 100% of target, respectively. Overall target performance in each of these measures would have yielded a payout approximating the market median.

Once actual performance against each performance measure is established, the achievement percentage is determined by interpolating actual performance relative to the performance range for each measure. These results are then weighted based on the plan weightings and summed to arrive at an overall achievement percentage plan year. Actual payouts are determined by multiplying the executive’s eligible earnings by their annual target percentage, and then by the overall achievement percent for their plan.

Fiscal Year 2009 Award Payments.  For fiscal year 2009, Medtronic exceeded the diluted earnings per share threshold and its plan target, while revenue growth was below target. The cash flow measure was above target. This resulted in overall Company performance of 93.37% of target. International performance, which impacts Mr. Butel’s MIP, was 78.30% of target. As such, and in demonstration of our pay for performance bias, the fiscal year 2009 MIP awards for our executive officers, with the exception of Mr. DeMane, were all less than 100% of target.

An overview of the fiscal year 2009 MIP program, including target opportunities and award payments is presented below:

	Target	Payout Range				Actual Paid
	Opportunity	(as % of Base Salary)		Target	Actual	as % of
Name	(as % of Base Salary)	Minimum	Maximum	Payout	Amount Paid	Target

William A. Hawkins	140%	70%	255%	$1,647,800	$1,538,551	93.37%
Gary L. Ellis	80	40	180	508,800	475,067	93.37
Stephen H. Mahle	80	40	180	496,000	463,115	93.37
Jean-Luc Butel	70	35	158	367,500	315,425	85.83
H. James Dallas	65	33	146	338,000	315,591	93.37
Michael F. DeMane(1)	95	48	214	688,750	688,750	100.00

(1)	Under the terms of Mr. DeMane’s separation agreement which are discussed in detail on page 53 of this proxy statement, he received a fiscal year 2009 MIP award calculated as 100% of his targeted amount.

Long-Term Compensation

Our long-term incentive program establishes long-term compensation pay targets within a competitive range of ± 20% of the median industry peer group and focuses our executives’ attention on the sustained financial performance of the Company.

Our program equally weighs the value of stock options, performance-based restricted stock units, and performance-based cash — and uses special restricted stock unit grants in limited circumstances for special recognition and retention purposes. The stock portions of the program align our compensation program with shareholder value creation. The cash component of our program is designed to deliver aggregate payouts that are above market median pay for above target financial performance and below median pay for below target financial performance. Again, we believe our approach focuses our executives on sustained high quality revenue growth, innovation, market share and market expansion.

Award Targets.  The Compensation Committee reviews, discusses and approves all long-term compensation pay targets for named executives in June after reviewing a comprehensive annual competitive market analysis provided by our external independent consultant.

Stock Options.  Stock options provide value only when the price of the stock appreciates over the grant price. This helps ensure a strong link between our executives and our shareholders. The value delivered is estimated using a Black-Scholes method of stock option valuation. Information on the Black-Scholes valuation for our fiscal year 2009 stock option awards is presented as part of the discussion of items in the Summary Compensation Table on page 38 of this proxy statement. Grant guidelines are approved by the Compensation Committee annually in June following review of the competitive market data. These guidelines consist of the award target and a minimum and maximum award range that varies from 50% to 200% of the targeted amount.

At the October Compensation Committee meeting, the Chief Executive Officer presented the Compensation Committee with his recommendations for option awards to the other named executive officers which were based on individual performance, potential, and retention considerations. Based on this information, and competitive market analysis presented by the independent consultant, the Compensation Committee approved annual stock option awards to the named executive officers. During the Compensation Committee meeting’s executive session (during which neither the Chief Executive Officer nor any other member of management is present), the Compensation Committee reviewed the data presented by the Independent Compensation Consultant, as well as the performance of the Chief Executive Officer, and approved an annual stock option award for the Chief Executive Officer. All stock option grants have an exercise price that is equal to the closing market price of our shares on the date of grant, have a term of ten years and vest in equal increments of 25% each year beginning one year after the date of grant. Annual stock option awards to named executive officers were granted on the first business day of our fiscal third quarter.

For fiscal year 2009, stock option awards were granted at target amounts to Messrs. Hawkins and Ellis. As a reflection of their promotions, awards to Messrs. Butel and Dallas were slightly above target amounts. Mr. Mahle’s award was below his target amount as a reflection of his intent to retire in the foreseeable future. The fair value of the stock option awards granted (valued according to our Black-Scholes model at $8.81 per share) accounted for approximately 25% of total compensation for our Chief Executive Officer and approximately 12% to 19% of total compensation for the remaining named executive officers, excluding Mr. DeMane, who did not receive a stock option award in fiscal year 2009. Mr. Hawkins’ award target for fiscal year 2009 was a fair value of $2.670 million. This represented an increase over the fiscal year 2008 award target of $2.600 million in fair value and was awarded to position his overall long-term compensation more appropriately in the median range of the competitive market data. Additional information about stock option awards granted to the named executive officers in fiscal year 2009 can be found in the Grants of Plan-Based Awards table on page 42 of this proxy statement.

Performance-Based Restricted Stock Units.  Performance-based restricted stock units are granted with a performance feature to ensure that no shares of stock are delivered to our executives if the Company does not meet a minimum diluted earnings per share growth requirement.

Similar to the annual stock option award targets discussed above, performance-based restricted stock grant targets for named executive officers were approved by the Compensation Committee in June. Actual awards were approved by the Compensation Committee during the October meeting and granted on the first business day of our fiscal third quarter. All performance-based restricted stock unit grants are made in the number of shares equal to the approved award dollar value divided by the closing market price of our shares on the date of grant, rounded up to the nearest whole share. These grants are credited with dividends in the form of dividend equivalent units that will be distributed upon vesting with the underlying award only if the performance criteria are met.

The performance goal that must be achieved for the fiscal year 2009 performance-based restricted stock units to vest is a cumulative diluted earnings per share growth during the three year period ending on the third anniversary of the date of grant that equals or exceeds a 5% compound annual growth rate, as determined by the Compensation Committee. Performance is measured over the three consecutive fiscal years beginning with the fiscal year during which the grant is made. If the performance goal is achieved, the awards will “cliff vest” 100% on the third anniversary of the date of grant. If the performance goal is not met, none of the awards vest.

For fiscal year 2009, performance-based restricted stock unit awards were delivered at target grant amounts to all of the named executive officers with the exception of Mr. DeMane, who did not receive an award. Performance-based restricted stock unit awards accounted for approximately 27% of total compensation for Mr. Hawkins and approximately 15% to 25% of total compensation for the remaining named executive officers, excluding Mr. DeMane. Mr. Hawkins’ award target for fiscal year 2009 was an award value of $2.85 million. This represented a $350,000 increase over his fiscal year 2008 performance-based restricted stock unit award target of $2.5 million. Similar to the stock option target increase noted above, this increase was awarded in order to position his overall long-term compensation more appropriately in the median range of the market data. Additional information about performance-based restricted stock unit awards granted to the named executive officers in fiscal year 2009 can be found in the Grants of Plan-Based Awards table on page 42 of this proxy statement.

In fiscal year 2007, performance-based restricted stock awards were granted to each of our named executive officers with the exception of Mr. DeMane, who was on an expatriate assignment at the time of the grant and was therefore granted performance-based restricted stock units. Under the terms set forth in the award agreements, these awards will vest on the third anniversary of the date of grant provided that the Company’s cumulative diluted earnings per share growth equals or exceeds a 9% compound annual growth rate over a three-year performance period beginning on the first day of fiscal year 2007 and ending on the last day of fiscal year 2009. At the June 18, 2009 meeting, the Compensation Committee certified that the cumulative diluted earnings per share growth performance threshold has been met based upon Medtronic’s performance over the three year performance period. As a result, these awards will vest as scheduled on October 30, 2009, the third anniversary of the date of grant, with the exception of the award to Mr. DeMane, which was forfeited when his employment ended on May 31, 2009. These awards are reflected in the Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested column of the Outstanding Equity Awards at Fiscal Year End table on page 44 of this proxy statement. In addition, the fiscal year 2009 compensation expense for these awards as recognized for financial statement reporting purposes is included in the Summary Compensation Table on page 38 of this proxy statement.

Cash-Based Long-Term Performance Plan.  Our Long-Term Performance Plan (“LTPP”) focuses our named executive officers’ on sustained achievement of critical long-term company-wide financial targets.

The annual LTPP grant targets for each of our named executive officers are established at a level equal to approximately 1/3 of the total median long-term compensation target for their position. Grant targets are approved by the Compensation Committee in June for the three-year performance period beginning in the fiscal year in which the grant is made following a review of the competitive market data. LTPP awards are typically approved at target levels with actual payouts based on Company performance over the ensuing three-year period.

For the 2009-2011 phase of the LTPP, no incentives will be earned unless a cumulative diluted earnings per share threshold is met over the three-year performance period. Once the threshold is achieved, minimum payouts are 20% of the target amount and maximum payouts are 180% of the target amount. The minimum, target and maximum payouts to our named executive officers are presented in the Grants of Plan-Based Awards table on page 42 of this proxy statement.

Awards are paid annually for the most recently completed performance period. Calculations of award payments are reviewed by the Compensation Committee in April based on year-end forecasts of financial achievement and confirmed in June by the Chairman of the Compensation Committee based on financial results reported in our fiscal year 2009 earnings press release.

Performance Measures.  LTPP performance measures are reviewed and approved annually at the Compensation Committee’s April meeting and are based 100% on overall Company performance. Financial measures for the 2009-2011 performance period are three-year cumulative diluted earnings per share, three-year average annual revenue growth, and three-year average Return on Invested Capital (“ROIC”), and are weighted 50%, 30%, and 20%, respectively. In establishing the target levels for the cumulative diluted earnings per share and average revenue growth performance targets, the Committee considered historical data from our executive peer group, analyst consensus data for both our executive compensation peer companies and the Med Tech subset of companies, and the current forecast performance of the cumulative diluted earnings per share and revenue growth components of the 2007-2009 and the 2008-2010 LTPP plans.

Performance targets for the three-year performance period covered by the 2009-2011 LTPP are: 8% to 16% cumulative diluted earnings per share, average revenue growth of 5% to 13% and average ROIC of 12% to 20%. These ranges were established at levels generally equal to the 25th and 75th percentiles of the performance of our comparator group.

Once actual performance over the three-year period has been determined, the achievement percentage is calculated by interpolating actual performance relative to the performance range for each measure. These achievement percentages are then weighted based on the appropriate plan weightings and summed to arrive at an overall achievement percent for the plan year. Actual payouts are determined by multiplying the executive’s grant target by the plan’s overall achievement percent.

In fiscal year 2009, LTPP awards for the 2009-2011 performance period were granted at target amounts to all of the named executive officers, with the exception of Mr. DeMane, who was not granted an award. LTPP awards accounted for approximately 23% of total compensation for our Chief Executive Officer and approximately 15% to 25% of total compensation for the remaining named executive officers, excluding Mr. DeMane.

Payment of awards for the LTPP covering the 2007-2009 plan were made in June 2009 and can be found in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 38 of this proxy statement. Performance targets for the three-year performance period covered by the 2007-2009 plan were: cumulative diluted earnings per share of 9% to 17%, average revenue growth of 8% to 16% and average after-tax return on net assets of 12% to 20% and were weighted 50%, 30% and 20% respectively. Beginning with the 2009-2011 LTPP, after-tax return on net assets was replaced as a performance measure by return on invested capital.

Over the performance period, the Company’s actual cumulative diluted earnings per share growth was 79% of target, the actual revenue growth was below the minimum of the performance range for the performance measure and the after-tax return on net assets was 149% of target, resulting in an overall achievement percentage of 69.29%. This below target payout demonstrates our pay for performance philosophy.

Special Restricted Stock Unit Awards.  Grants of time-based restricted stock units are periodically made to named executive officers for strategic reasons such as attraction, promotion, succession planning, special recognition and retention and must be approved by the Compensation Committee. While vesting on these awards is generally three- to five-year cliff vesting, specific circumstances will dictate the terms of these grants. All restricted stock unit grants are made at a price equal to the closing market price of our shares on the date of grant.

Upon his promotion to the position of Chief Executive Officer in August 2007, Mr. Hawkins put forward his vision and strategy for Medtronic to his executive team. In order to galvanize his team around this new vision, Mr. Hawkins put forward a recommendation to the Compensation Committee to grant special performance-based restricted stock unit awards to several of the most senior leaders of Medtronic, including three of the named executive officers. These awards were first proposed to the Committee at the regular meeting in June 2008 and, to retain these critical executives, were approved during a special telephonic Compensation Committee meeting in July 2008. These exceptional awards will vest 100% on the third anniversary of the grant date if the Company’s cumulative diluted earnings per share growth during the three year period ending on the third anniversary equals or exceeds a 5% compound annual growth rate, as determined by the Compensation Committee. The performance period began on the first day of fiscal year 2009 and ends on the last day of fiscal year 2011.

As approved by the Committee, the following performance-based restricted stock unit awards were granted on July 28, 2008:

		Number of
Name	Face Value of Grant	Units

Gary L. Ellis	$1,500,008	28,377
Jean-Luc Butel	1,000,005	18,918
H. James Dallas	1,500,008	28,377

All of these grants will be credited with dividends in the form of dividend equivalent units that will be distributed upon vesting with the underlying award only if the performance criteria are met.

There were no other grants of special performance-based restricted stock units made to the named executive officers during fiscal year 2009.

Adjustments for Special Charges

Medtronic’s performance-based plans require that when special charges (such as certain litigation charges, restructuring charges, certain tax adjustments and in-process research and development charges) significantly impact operating income, this impact will be reviewed and evaluated by the Compensation Committee and potentially excluded in determining financial performance. The plans define significant as an impact in the “general amount of 5% of the operating income in the year incurred.” In addition, the Company has developed a set of principles to guide treatment of acquisitions and non-recurring items. Specifically:

•	Non-recurring charges from acquisitions and other non-recurring items are generally excluded from the calculation of performance regardless of whether the impact is greater than or less than 5% of operating income. This exclusion occurs when the effect is positive or negative.

•	Operating results from acquisitions which impact operating income below the 5% threshold can be included in the calculation of performance at the discretion of the Compensation Committee.

The Compensation Committee reviewed this policy, and a review of competitive practice presented by the independent consultant to the Committee, during their June 2008 meeting. The Committee determined that Medtronic’s practice is consistent with competitive practice and recommended no changes to the current practice and guidelines.

This provision benefits shareholders by allowing management to make decisions of material strategic importance without undue concern for impact on compensation. When such adjustments have been applied, they have had both a positive and negative impact on past awards.

In accordance with Medtronic’s policy, for fiscal year 2009 the Compensation Committee excluded a number of items from Medtronic’s results for the purposes of calculating performance on short-term and long-term incentive programs and the Medtronic Savings and Investment Plan (the “401(k) Plan”). The following table reconciles the adjustments made in fiscal year 2009 and provides a brief description of each adjustment:

	Twelve Months Ended
	April 24, 2009	Explanation of Non-Recurring Adjustments

Diluted EPS, as reported	$1.93
Special charges	0.06	After-tax impact of a charitable contribution made to The Medtronic Foundation.
Restructuring charges	0.07	Net after-tax charges related to restructuring initiatives begun in the fourth quarter of fiscal year 2009 partially offset by the reversal of excess reserves related to the global realignment initiative begun in fiscal year 2008.
Certain litigation charges	0.43	After-tax litigation charges for 1) settlement of royalty disputes with Johnson & Johnson, 2) final judgment in litigation with Cordis Corporation, 3) settlement of litigation with Fastenetix LLC, and 4) the Federal Circuit Court of Appeals decision relating to the litigation with DePuy.
In-process research and development charges	0.55	After-tax charges for in-process research and development from acquisitions and the purchase of certain intellectual property.
Certain tax adjustments	(0.12)	Tax benefit associated with settlements reached with U.S. Federal and State taxing authorities and assessments received from various foreign tax authorities.
Dilution from Physio-Control	0.02	Pro-forma impact on earnings per share from the operations of the Physio-Control operating unit. The operations of this unit were excluded from the operating plan due to the announced intent to spin or divest this business.
Dilution from acquisitions	0.02	Pro-forma impact on earnings per share from the acquisitions of CryoCath Technologies, Inc., Ablation Frontiers, Inc., Ventor Technologies Ltd., and CoreValve Inc. (excluding in-process research and development charges, which are included above).

Non-GAAP diluted EPS	$2.96

The Compensation Committee reviewed and approved the above adjustments consistent with Medtronic’s principles as outlined above. These adjustments resulted in a payout of 93.37% for named executive officers excluding Mr. Butel and Mr. DeMane under the annual MIP and 69.29% under the 2007-2009 LTPP.

Other Benefits and Perquisites

Medtronic provides broad-based benefit plans to all of its employees, including the named executive officers. These include:

Qualified Retirement Plans.  Medtronic sponsors a number of tax qualified retirement plans for its employees. In the United States, Medtronic changed its retirement plans effective May 1, 2005 in order to provide then current employees and employees hired after that date a choice of retirement plans. Employees hired prior to May 1, 2005 had the option of continuing in a defined benefit pension plan (the “Medtronic Retirement Plan”) or electing to participate in one of the new plans. Employees hired after that date choose to participate in either of the new plans, the Personal Pension Account, or the Personal Investment Account. The Personal Pension Account is a cash balance component of the previous defined benefit pension plan and the Personal Investment Account is a component of the Company’s tax qualified 401(k) Plan. Additional details regarding these plans are provided on page 48 of this proxy statement.

Supplemental Retirement Plans.  Medtronic does not offer an enhanced retirement plan to its executive officers. Instead, the Company offers a nonqualified Supplemental Executive Retirement Plan designed to provide all eligible employees, including but not limited to the named executive officers, with benefits which supplement those provided under certain of the tax qualified plans maintained by Medtronic. The plan is designed to restore benefits lost under the Personal Pension Account, Personal Investment Account or the Medtronic Retirement Plan due to covered compensation limits established by the Internal Revenue Code. This plan also restores benefits for otherwise eligible compensation deferred into the Medtronic, Inc. Capital Accumulation Plan Deferral Program (the “Capital Accumulation Plan”). The Supplemental Executive Retirement Plan uses the same benefit formula as the Medtronic Retirement Plan and includes the same elements of compensation included in the qualified plan in addition to compensation deferred into the Capital Accumulation Plan. As such, the plan provides employees with no greater benefit than they would have received under the qualified plan in which they participate were it not for the covered compensation limits and deferrals into our Capital Accumulation Plan.

Nonqualified Deferred Compensation Plan.  Medtronic does not offer a special non-qualified deferred compensation plan to its executive officers. Instead, the Company provides all vice presidents, including our named executive officers, and highly-compensated sales employees with a market competitive nonqualified deferred compensation program through the Capital Accumulation Plan. Our plan allows these employees to make voluntary deferrals from their base pay and incentive payments, which are then credited with gains or losses based on the performance of selected investment alternatives. These alternatives are the same as those offered in our tax qualified 401(k) plan. There is no Company contribution to the plan.

Business Allowance and Perquisites.  Instead of perquisites like company-provided automobiles, aircraft, country-club memberships, financial and tax advisors, etc., Medtronic provides named executive officers with a market competitive business allowance, unless they are on an expatriate assignment. With the exception of Mr. Butel who is on an expatriate assignment, and Mr DeMane who resigned from his position as Chief Operating Officer effective April 30, 2008, the annual business allowances provided to our named executive officers in fiscal year 2009 ranged from $24,000 to $40,000. In addition, we pay up to $2,000 for the cost of an annual executive physical that exceeds coverage provided by the executive’s medical plans. For named executive officers on expatriate assignments, rather than providing a business allowance, we pay for certain housing and related living costs. These amounts are sometimes a significant part of an expatriate’s total compensation. These amounts are included in the “All Other Compensation” column of our summary compensation table.

Change of Control Agreements

Compensation in a change of control situation is designed: (1) to protect the compensation already earned by executives and to ensure that they will be treated fairly in the event of a change of control; and (2) to help ensure the retention and dedicated attention of key executives critical to the ongoing operation of the Company. Our change of control provisions support these principles. We believe shareholders will be best served if the interests of our executive officers are aligned with them, and providing change of control benefits should encourage senior management to pursue potential mergers or transactions that may be in the best interest of shareholders.

For fiscal year 2009, our change of control agreements for our named executive officers provided the following benefits if a severance trigger occurs within three years of a change of control:

Agreement Provision	Description

Severance Triggers	•	Termination by Medtronic other than for Cause or Disability; or
	•	Termination by the Executive for Good Reason.
Severance Benefits	•	3X base salary and the higher of the average bonus paid for the three most recently completed fiscal years or the annual bonus paid or payable for the most recently completed fiscal year;
	•	Accrued salary, accrued vacation, annual and long-term incentives;
	•	Continuation of certain insurance, retirement and welfare plan benefits for a period of time not exceeding three years; and
	•	Full excise tax gross up, if applicable. However, amounts payable under the agreement may be reduced in certain circumstances if the reduction would avoid the imposition of the excise tax and therefore the need for a gross up.

Our change of control agreements are discussed in more detail in the “Potential Payments Upon Termination or Change of Control” section below. As a result of his resignation as Chief Operating Officer, Mr. DeMane no longer is a party to a change of control agreement with Medtronic. We do not have individual employment contracts with our named executive officers other than those associated with a change of control.

Policies Regarding Equity Holding, Sale and Transfer of Awards and Incentive Compensation Forfeiture

Equity Holding.  The Compensation Committee has approved stock retention requirements as follows: the Chief Executive Officer must retain, for a period of three years, 75% of the net after-tax profit shares realized from option exercises and 75% of the net gain shares relating to share issuances resulting from grants made on or after April 26, 2003. Other named executive officers must retain, for a period of three years, 50% of the net after-tax profit shares realized from option exercises and 50% of the net gain shares relating to share issuances resulting from grants made on or after April 26, 2003. For stock options, net after-tax profit shares are those shares remaining after payment of the option’s exercise price and applicable taxes. For share issuances, net gain shares are those shares remaining after payment of income taxes. Shares retained may be sold after three years. The retention requirements were established at a higher level for the Chief Executive Officer as a reflection of the increased scope of decision-making inherent in this position and to maintain increased alignment with long-term Company performance. In the case of retirement or termination, the shares may be sold after the shorter of the remaining retention period or one year following retirement or termination.

As of April 24, 2009, all executive officers were in compliance with the stock retention requirements.

Sale and Transfer of Awards.  All stock option, restricted stock, restricted stock unit and performance-based restricted stock/restricted stock unit awards are granted under plans which specifically prohibit the sale, assignment and transfer of awards granted under the plan with limited exceptions such as the death of the award recipient. In addition, the Compensation Committee of the Board of Directors may allow an award holder to assign or transfer an award.

Incentive Compensation Forfeiture.  Medtronic has a comprehensive Incentive Compensation Forfeiture Policy, which is designed to recoup improper payments or gains paid to executive officers. If the Board determines that any executive officer has received an improper payment or gain, which is an incentive payment or grant paid or awarded to the executive officer due to misconduct, the executive officer must return the improper payment or gain to the extent it would not have been paid or awarded had the misconduct not occurred, including interest on any cash payments. “Misconduct” means any material violation of the Medtronic, Inc. Code of Conduct or other fraudulent or illegal activity for which an executive officer is personally responsible as determined by the Board. All executive officers are required to agree to this policy in writing.

Equity Compensation Forfeiture.  The Company may require the return or forfeiture of cash and/or shares received or receivable in certain circumstances in which an employee has a termination of employment from the Company or any affiliate. The Company may exercise its ability to require forfeiture of awards if, within six months prior to or twelve months following the date of termination of employment, the current or former employee engages in any of the following activities: (a) performing services for or on behalf of any competitor of, or competing with, the Company or any affiliate; (b) unauthorized disclosure of material proprietary information of the Company or any affiliate; (c) a violation of applicable business ethics policies or business policies of the Company or any affiliate; or (d) any other occurrence determined by the Compensation Committee of the Board of Directors.

Tax and Accounting Implications

The Compensation Committee structures all compensation to be compliant with the $1 million deduction limitation of Section 162(m) of the Internal Revenue Code, which limits the amount of remuneration that Medtronic may deduct for our Chief Executive Officer and the three other highest-paid named executive officers, unless the Compensation Committee determines that compliance in a specific situation would not be in the best interests of Medtronic and its shareholders. In addition, the Compensation Committee structures all deferred compensation within the meaning of Section 409A of the Internal Revenue Code such that all named executive officers are not subject to the excise tax under Section 409A.

In light of the adoption by Medtronic of SFAS No. 123(R), it is now more economically attractive to grant equity-based awards other than stock options. Consequently, the Compensation Committee now grants fewer stock options and more performance-based awards in the form of performance-based restricted stock units and awards under the LTPP, which focuses our named executive officers not only on the performance of the stock, but also on specific performance measures that are critical to the long-term success of the business.

Medtronic Stock Grant Policy and Practice

All employee stock awards, which include restricted stock grants, restricted stock units and stock options, are approved either by the Compensation Committee of the Board or the internal stock committee (the “ISC”). The Compensation Committee approves all stock awards to the executive officers as well as all awards which are not delegated to the ISC due to the size of the award. The ISC, which includes the Chief Executive Officer and the Senior Vice President, Chief Talent Officer, approves all other stock awards.

It is Medtronic’s policy to make stock, stock unit and option grants on the first business day of each fiscal quarter for all grants approved by the Compensation Committee or the ISC during the preceding quarter. This policy was effective beginning in fiscal year 2007. Prior to adopting the current policy, stock grants were effective on the date of approval or, in certain cases, on a future effective date that was specifically identified in the resolutions at the time of approval.

The fair market value or exercise price on all Medtronic stock awards is established in the Medtronic, Inc. 2008 Stock Award and Incentive Plan as the closing sale price of shares on the New York Stock Exchange on the date of grant. Medtronic has priced stock awards consistent with the plan and no backdating of stock options has occurred.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the section of this proxy statement entitled “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement.

COMPENSATION COMMITTEE:

Richard H. Anderson, Chair
Victor J. Dzau, M.D.	Kendall J. Powell
James T. Lenehan	Jack W. Schuler

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table summarizes all compensation for each of the last three fiscal years awarded to, earned by or paid to the Company’s Chief Executive Officer, Chief Financial Officer, three other most highly compensated executive officers during fiscal year 2009, and Michael DeMane, who would have been in the table had he been an executive officer at the end of fiscal year 2009 (collectively, the “named executive officers”). You should refer to the section entitled “Compensation Discussion and Analysis” beginning on page 21 of this proxy statement to understand the elements used in setting the compensation for our named executive officers. A narrative description of the material factors necessary to understand the information in the table is provided below.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
Name and Principal	Fiscal			Stock	Option	Incentive Plan	Compensation	All Other
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total

William A. Hawkins	2009	$1,177,000	$—	$2,261,955	$1,721,335	$2,162,161	$115,475	$ 74,700	$7,512,626
Chairman and Chief	2008	996,000	—	1,465,793	1,053,074	971,749	116,260	46,010	4,648,886
Executive Officer	2007	775,000	—	1,726,476	1,261,157	490,963	119,907	38,809	4,412,312
Gary L. Ellis	2009	636,000	—	1,207,094	557,080	856,162	32,500	35,140	3,323,976
Senior Vice President	2008	600,000	—	693,968	435,190	424,336	73,011	32,910	2,259,415
and Chief Financial Officer	2007	525,000	—	462,861	534,401	295,313	167,499	33,184	2,018,258
Stephen H. Mahle	2009	620,000	—	999,120	682,165	982,790	29,152	35,861	3,349,088
Executive Vice	2008	620,000	—	1,054,664	1,191,902	485,376	72,483	33,935	3,458,360
President of Healthcare Policy and Regulatory	2007	595,000	—	880,465	1,645,264	219,793	562,898	33,290	3,936,710
Jean-Luc Butel	2009	525,000	—	1,077,983	361,427	523,295	22,610	1,100,740	3,611,055
Senior Vice President and President, International	2008	440,000	—	869,868	354,619	384,038	37,855	1,100,069	3,186,449
H. James Dallas	2009	520,000	420,000	1,159,683	286,509	488,816	—	46,600	2,921,608
Senior Vice President, Quality and Operations
Michael F. DeMane(1)	2009	842,116	—	1,162,436	681,064	1,104,490	108,850	21,979	3,920,935
Former Senior Vice President	2008	671,000	—	1,062,106	629,486	518,232	57,813	372,756	3,311,393
and Chief Operating Officer	2007	530,000	—	1,680,638	878,660	529,470	92,371	812,027	4,523,166

(1)	Mr. DeMane resigned as Senior Vice President and Chief Operating Officer effective April 30, 2008; however, he remained a non-executive employee until May 31, 2009. See page 53 of this proxy statement for a discussion of his separation agreement.

Salary.  The salary column represents the base salary earned by the named executive officer during the applicable fiscal year. This column includes any amounts that the officer may have deferred under the Capital Accumulation Plan, which is included in the nonqualified deferred compensation table on page 49 of this proxy statement. Each of the named executive officers also contributed a portion of his salary to the Medtronic, Inc. Savings and Investment Plan. For Mr. DeMane, this amount includes $725,000 in base salary and $117,116 in accrued but unused vacation pay, which was paid as a result of his separation from the Company.

Bonus.  The bonus column represents a cash bonus of $420,000 payable in June 2008. This payment was made in lieu of LTPP participation for fiscal year 2009.

Stock Awards.  The stock awards column represents the dollar amount of share-based compensation expense recognized for financial statement reporting purposes in the applicable fiscal year in accordance with SFAS No. 123(R) for restricted stock and restricted stock units (including performance-based restricted stock and performance-based restricted stock units) (collectively, the “restricted stock awards”) granted to each of the named executive officers.

Option Awards.  The option awards column represents the dollar amount of share-based compensation expense recognized in the applicable fiscal year for stock option awards granted to each of the named executive officers for financial statement reporting purposes in accordance with SFAS No. 123(R). The following table provides the fair value of options granted to the named executive officers for expense recognized in fiscal years 2007, 2008 and/or 2009 and the related assumptions used in the Black-Scholes model:

	Stock Option Grant Date
	October 21,	October 19,	May 1,	October 30,	October 29,	October 27,
	2004	2005	2006	2006	2007	2008

Fair value of options granted	$11.99	$16.35	$14.97	$12.25	$13.80	$8.81
Assumption used:
Risk free rate(1)	3.28%	4.32%	5.01%	4.63%	4.11%	3.10%
Expected volatility(2)	21.80%	25.00%	25.00%	20.00%	22.96%	26.01%
Expected life(3)	5.00 yrs	5.17 yrs	5.17 yrs	5.17 yrs	6.50 yrs	6.10 yrs
Dividend yield(4)	0.67%	0.70%	0.77%	0.90%	1.05%	2.07%

(1)	The risk-free rate is based on the grant date yield of a zero-coupon U.S. Treasury bond whose maturity period equals or approximates the option’s expected term.

(2)	Beginning in the third quarter of fiscal year 2007, the expected volatility is based on a blend of historical volatility and an implied volatility of the Company’s common stock. Implied volatility is based on market traded options of the Company’s common stock. Prior to the third quarter of fiscal year 2007, the Company calculated the expected volatility based exclusively on historical volatility.

(3)	The Company analyzes historical employee stock option exercise and termination data to estimate the expected life assumption. Beginning in the third quarter of fiscal year 2008, the Company began to calculate the expected life assumption using the midpoint scenario, which combines historical exercise data with hypothetical exercise data, as the Company believes this data currently represents the best estimate of the expected life of the option. Prior to the third quarter of fiscal year 2008, the Company calculated the expected life based solely on historical data.

(4)	The dividend yield rate is calculated by dividing the Company’s annual dividend, based on the most recent quarterly dividend rate, by the closing stock price on the grant date.

Non-Equity Incentive Plan Compensation.  This column reflects the MIP payment earned by the named executive officers during fiscal year 2009 and payable in June 2009 and the full cash payment earned by the executive officers under the 2007-2009 LTPP payable in June 2009, including any amounts deferred under the Capital Accumulation Plan. These deferrals are not included in the nonqualified deferred compensation table on page 49 of this proxy statement because the payment was made after the end of the applicable fiscal year. The table below reflects the compensation received by the named executive officer under each plan.

	Medtronic
Name	Incentive Plan	2007-2009 LTPP

William A. Hawkins	$1,538,551	$623,610
Gary L. Ellis	475,067	381,095
Stephen H. Mahle	463,115	519,675
Jean-Luc Butel	315,425	207,870
H. James Dallas	315,591	173,225
Michael F. DeMane	688,750 (1)	415,740

(1)	The MIP payment represents a payment at target for fiscal year 2009, paid pursuant to a separation agreement between Mr. DeMane and Medtronic. The 2007-2009 LTPP payment represents a payment based on actual business results in accordance with the terms of the LTPP.

Change in Pension Value and Nonqualified Deferred Compensation Earnings.  This column includes the estimated aggregate increase in the accrued pension benefit under Medtronic’s defined benefit pension plan. The change in the present value of the accrued value is impacted by variables such as additional years of service, age and the discount rate used to calculate the present value of the change. The Company changed its discount rate in valuing pension liabilities from 6.75% in fiscal year 2008 to 8.25% for the fiscal year 2009 plan year. The higher discount rate used to determine the change in pension value contributed to a relatively low increase in the change in pension value from fiscal year 2008 to fiscal year 2009. Assumptions are described in Note 14 to our consolidated financial statements in our annual report for fiscal year 2009 accompanying this proxy statement.

Also included is $116 in above-market earnings for Mr. Mahle’s deferred compensation earnings.

All Other Compensation.  The all other compensation column includes the following:

				Registrant
		Certain		Contributions to	Perquisites
		Perquisites and		Defined	Related to
	Fiscal	Other Personal	Tax	Contribution	Expatriate
Name	Year	Benefits(1)	Gross-ups(2)	Plans(3)	Expenses(4)	Total

William A. Hawkins	2009	$59,338	$ 4,322	$11,040	—	$ 74,700
	2008	37,100		8,910	—	46,010
	2007	30,229		8,580	—	38,809
Gary L. Ellis	2009	24,100	—	11,040	—	35,140
	2008	24,000		8,910	—	32,910
	2007	24,604		8,580	—	33,184
Stephen H. Mahle	2009	24,821	—	11,040	—	35,861
	2008	25,025		8,910	—	33,935
	2007	24,710		8,580	—	33,290
Jean-Luc Butel	2009	3,103	19,390	11,040	1,067,207	1,100,740
	2008	—		8,910	1,091,159	1,100,069
H. James Dallas	2009	24,060	—	22,540	—	46,600
Michael F. DeMane	2009	2,580	—	11,040	8,359	21,979
	2008	24,000		8,910	339,846	372,756
	2007	97		8,580	803,350	812,027

(1)	The value of certain perquisites and other personal benefits for Mr. Hawkins was $63,660 (including tax gross-ups), which reflects a $40,000 business allowance paid in lieu of perquisites and the costs incurred by the Company for his spouse to attend a President’s Club and the World Economic Forum at which his spouse was expected to attend. On December 3, 2008, the Compensation Committee approved an increase in Mr. Hawkins’ business allowance from $40,000 to $80,000, effective January 1, 2009. Subsequently, Mr. Hawkins declined the increase and returned to Medtronic an amount of $4,923, which represented the previously paid portion of the increase. The returned amount is not included in the table above. The aggregate value of perquisites and other personal benefits for Mr. Ellis was $24,100, which reflects a business allowance paid in lieu of perquisites, as well as reimbursement for an annual physical examination. The value of certain perquisites and other personal benefits for Mr. Mahle was $24,821, which reflects a business allowance paid in lieu of perquisites, as well as reimbursement for an annual physical examination. The value of certain perquisites and other personal benefits for Mr. Butel was $3,103, which reflects a $205 reimbursement for an annual physical examination and the costs incurred by the Company for his spouse to attend a President’s Club event at which his spouse was expected to attend. The aggregate value of perquisites and other personal benefits for Mr. Dallas was $24,060, which reflects a business allowance paid in lieu of perquisites, as well as reimbursement for an annual physical examination. The value of certain perquisites and other personal benefits for Mr. DeMane was $2,580, which reflects a pro-rata business allowance paid in lieu of perquisites for the time Mr. DeMane was an executive of the Company, as well as reimbursement for an annual physical exam. The Company occasionally allows its executives to use tickets for sporting and special events previously acquired by the Company for business use when no other business use has been arranged. There is no incremental cost to the Company for the use.

(2)	Tax gross-ups related to certain perquisites for Messrs. Hawkins and Butel.

(3)	This amount reflects the contribution by Medtronic to match named executive officer contributions to the Medtronic 401(k) supplemental executive retirement plan. Medtronic matches employee contributions of up to 6% of eligible compensation. The plan makes a minimum contribution of $.50 and a maximum of $1.50, with any contribution over the minimum determined based on diluted earnings per share performance target levels. The fiscal year 2009 match of $.80 was based on achievement of an adjusted diluted earnings per share of $2.96. Amounts in this column for Mr. Dallas also reflect contributions made to his Personal Investment Account under the Medtronic, Inc. Savings and Investment Plan, which provides him with a benefit equal to 5% of eligible pay up to the IRS limit of $230,000 for the Plan year ended April 24, 2009. For additional information, see the Pension Benefits table on page 48.

(4)	For fiscal year 2009, the expenses relating to Mr. DeMane’s expatriate assignment in Europe were for foreign-income tax payments. For fiscal year 2009, of the $1,086,597 (including tax gross-ups) relating to Mr. Butel’s expatriate assignment in Japan, $355,756 was for foreign-income tax payments, $304,482 was in the form of a host housing allowance, $124,418 was in the form of an automobile allowance and $109,880 was in the form of a cost of living differential. Additional categories of expatriation expense are payments for home leave, a family allowance, family educational expense, financial planning payments and miscellaneous assignment-related expenses. Medtronic pays Mr. Butel portions of his compensation in Japanese Yen, which is converted based on published market exchange rates as determined on a quarterly basis.

GRANTS OF PLAN-BASED AWARDS

The following table summarizes all plan-based award grants to each of the named executive officers during fiscal year 2009. You should refer to the Compensation Discussion and Analysis sections entitled “Annual Performance-Based Incentives” on page 27 and “Long-Term Compensation” beginning on page 29 to understand how plan-based awards are determined. A narrative description of the material factors necessary to understand the information in the table is provided below.

		Estimated Future Payouts
		Under Non-Equity
	Award	Incentive Plan Awards
Name	Type	Threshold	Target	Maximum

William A. Hawkins	MIP	$823,900	$1,647,800	$3,707,550
	LTPP	500,000	2,500,000	4,500,000
Gary L. Ellis	MIP	254,400	508,800	1,144,800
	LTPP	110,000	550,000	990,000
Stephen H. Mahle	MIP	248,000	496,000	1,116,000
	LTPP	150,000	750,000	1,350,000
Jean-Luc Butel	MIP	183,750	367,500	826,875
	LTPP	60,000	300,000	540,000
H. James Dallas	MIP	169,000	338,000	760,500
	LTPP	50,000	250,000	450,000
Michael F. DeMane(1)	MIP	344,375	688,750	1,549,688
	LTPP	—	—	—

(1)	Mr. DeMane did not receive a grant under the LTTP for fiscal year 2009. Grants made in fiscal year 2009 reflect the 2009-2011 performance cycle.

				Estimated	All Other
				Future	Option	Exercise
				Payouts	Awards:	or Base	Grant Date
				Under Equity	Number of	Price of	Fair Value
				Incentive Plan	Securities	Option	of Stock
	Award	Grant	Approve	Awards	Underlying	Awards	and Option
Name	Type	Date	Date	Target (#)	Options (#)	($/Sh)	Awards

William A. Hawkins	OPT	10/27/08	10/15/08	—	303,533	36.24	2,673,215
	PBRSU	10/27/08	10/15/08	78,643	—	—	2,850,022
Gary L. Ellis	OPT	10/27/08	10/15/08	—	55,188	36.24	486,041
	PBRSU	07/28/08	07/01/08	28,377	—	—	1,500,008
	PBRSU	10/27/08	10/15/08	15,177	—	—	550,014
Stephen H. Mahle	OPT	10/27/08	10/15/08	—	41,391	36.24	364,531
	PBRSU	10/27/08	10/15/08	20,696	—	—	750,023
Jean-Luc Butel	OPT	10/27/08	10/15/08	—	35,872	36.24	315,925
	PBRSU	07/28/08	07/01/08	18,918	—	—	1,000,005
	PBRSU	10/27/08	10/15/08	8,279	—	—	300,031
H. James Dallas	OPT	10/27/08	10/15/08	—	35,872	36.24	315,925
	PBRSU	07/28/08	07/01/08	28,377	—	—	1,500,008
	PBRSU	10/27/08	10/15/08	6,899	—	—	250,020
Michael F. DeMane(1)	OPT	—	—	—	—	—	—
	PBRSU	—	—	—	—	—	—

(1)	Mr. DeMane did not receive a nonqualified stock option grant or a grant of performance-based restricted units during fiscal year 2009.

MIP = Annual performance-based plan award granted under the Medtronic, Inc. Executive Incentive Plan
LTPP = Long-term performance plan award granted under Medtronic, Inc. 2003 Long-Term Incentive Plan
OPT = Nonqualified stock options granted under the Medtronic, Inc. 2008 Stock Award and Incentive Plan

PBRSU =	Performance-based restricted stock units (with the 07/28/08 units granted under the Medtronic, Inc. 2003 Long-Term Incentive Plan and the 10/27/08 units granted under the Medtronic, Inc. 2008 Stock Award and Incentive Plan)

Estimated Future Payouts Under Non-Equity Incentive Plan Awards.  Amounts in these columns represent future cash payments under the 2009-2011 LTPP and cash payments made in June 2009 under the annual performance-based plan for fiscal year 2009 at threshold, target and maximum performance. The LTPP provides for annual grants that are earned over a three-year period. Upon meeting a minimum performance threshold, awards under the LTPP can range from 20% to 180% of the original grant based on Company performance relative to the following metrics: three-year cumulative diluted earnings per share, three-year average annual revenue growth and three-year average return on invested capital. Similarly, the MIP provides for annual grants based upon meeting a minimum performance threshold. Awards under the MIP can range from 50% to 225% of the original determination based on both Company performance relative to diluted earnings per share, annual revenue growth and a cash flow measure as described on page 27 of this proxy statement in fiscal year 2009. The maximum dollar value that may be paid to any participant in qualified performance-based awards, denominated in cash in any fiscal year is $10 million.

Estimated Future Payouts Under Equity Incentive Plan Awards.  Amounts in this column represent grants of performance-based restricted stock units. Performance-based restricted stock unit grants vest 100% on the third anniversary of the date of grant assuming that Medtronic achieves a minimum three-year cumulative diluted earnings per share threshold.

All Other Option Awards/Exercise or Base Price of Option Awards.  The exercise or base price of all option awards is the closing market price of Medtronic common stock on the date of grant. Option awards vest 25% on each anniversary of the date of grant over a four year period.

Grant Date Fair Value of Stock and Option Awards.  This column represents the grant date fair value of each equity award granted in fiscal year 2009 computed in accordance with SFAS No. 123(R). For a discussion of the assumptions used in calculating the amount recognized for stock options granted on October 27, 2008, see page 39 of this proxy statement. The expense recognized for restricted stock unit awards is equal to the grant date fair value, which is equal to the closing stock price on the date of grant and is expensed over the vesting period.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The table below reflects all outstanding equity awards made to each of the named executive officers that are outstanding at the end of fiscal year 2009. The market or payout value of unearned shares, units or other rights that have not vested equals $29.58, which was the closing price of Medtronic’s common stock on the New York Stock Exchange on April 24, 2009, and for performance-based restricted stock and for Performance Share Plan awards presumes that the target performance goals are met.

	Option Awards					Stock Awards
									Equity Incentive
		Number of							Plan Awards:
		Securities							Unearned Shares,
		Underlying					Shares or Units of		Units or Other
		Unexercised					Stock That Have		Rights That Have
		Options (#)					Not Vested		Not Vested
				Option						Market
				Exercise	Option			Market		or Payout
	Option	Exer-	Unexer-	Price	Expiration	Grant	Number	Value	Number	Value
Name	Grant Date	cisable	cisable	($)	Date	Date	(#)(1)	($)	(#)(1)	($)

William A. Hawkins	01/07/2002	82,305		48.60	01/07/2012	05/15/2006	42,415	1,254,636
	01/07/2002	36,214		48.60	01/07/2012	10/30/2006			18,481	546,668
	10/24/2002	49,031		44.87	10/24/2012	10/29/2007			52,335	1,548,069
	10/23/2003	65,204		46.01	10/23/2013	10/27/2008			79,601	2,354,598
	10/21/2004	100,000		50.00	10/21/2014
	04/29/2005	7,591		52.70	04/29/2015
	04/29/2005	5,462		52.70	04/29/2015
	10/19/2005	56,838	18,947	56.74	10/19/2015
	10/30/2006	33,881	33,881	48.70	10/30/2016
	10/29/2007	47,100	141,303	47.77	10/29/2017
	10/27/2008		303,533	36.24	10/27/2018
Gary L. Ellis	4/28/1999	2,618		37.59	4/28/2009	6/24/2005	9,939	293,996
	5/1/1999	13,328		35.97	5/1/2009	7/31/2006	20,547	607,780
	10/27/1999	19,623		33.13	10/27/2009	10/30/2006			11,294	334,077
	4/30/2000	23,590		51.94	4/30/2010	10/29/2007			11,514	340,584
	10/26/2000	17,434		51.63	10/26/2010	7/28/2008			28,865	853,827
	4/27/2001	15,579		44.25	4/27/2011	10/27/2008			15,362	454,408
	10/25/2001	32,184		43.50	10/25/2011
	4/26/2002	5,257		43.81	4/26/2012
	10/24/2002	33,430		44.87	10/24/2012
	4/25/2003	7,189		48.08	4/25/2013
	10/23/2003	32,602		46.01	10/23/2013
	4/30/2004	4,246		50.46	4/30/2014
	10/21/2004	30,000		50.00	10/21/2014
	10/19/2005	27,758	9,253	56.74	10/19/2015
	10/30/2006	20,534	20,534	48.70	10/30/2016
	10/29/2007	10,467	31,401	47.77	10/29/2017
	10/27/2008		55,188	36.24	10/27/2018
Stephen H. Mahle	04/28/1999	4,496		37.59	04/28/2009	10/30/2006			15,401	455,562
	05/01/1999	39,826		35.97	05/01/2009	10/29/2007			15,701	464,436
	10/27/1999	51,321		33.13	10/27/2009	10/27/2008			20,948	619,642
	04/30/2000	34,581		51.94	04/30/2010
	10/26/2000	48,427		51.63	10/26/2010
	04/27/2001	27,226		44.25	04/27/2011
	06/28/2001	31,381		47.80	06/28/2011
	10/25/2001	80,460		43.50	10/25/2011
	04/26/2002	10,841		43.81	04/26/2012
	10/24/2002	78,004		44.87	10/24/2012
	04/25/2003	14,054		48.08	04/25/2013
	10/23/2003	76,071		46.01	10/23/2013
	04/30/2004	8,144		50.46	04/30/2014
	10/21/2004	70,000		50.00	10/21/2014
	10/19/2005	39,654	13,219	56.74	10/19/2015

	Option Awards					Stock Awards
									Equity Incentive
		Number of							Plan Awards:
		Securities							Unearned Shares,
		Underlying					Shares or Units of		Units or Other
		Unexercised					Stock That Have		Rights That Have
		Options (#)					Not Vested		Not Vested
				Option						Market
				Exercise	Option			Market		or Payout
	Option	Exer-	Unexer-	Price	Expiration	Grant	Number	Value	Number	Value
Name	Grant Date	cisable	cisable	($)	Date	Date	(#)(1)	($)	(#)(1)	($)

	10/30/2006	27,721	27,721	48.70	10/30/2016
	10/29/2007	14,130	42,391	47.77	10/29/2017
	10/27/2008		41,391	36.24	10/27/2018
Jean-Luc Butel	8/28/2003	40,445		49.45	8/28/2013	10/30/2006			6,161	182,242
	10/23/2003	26,082		46.01	10/23/2013	4/30/2007	38,972	1,152,792
	4/30/2004	3,964		50.46	4/30/2014	10/29/2007			6,281	185,792
	10/21/2004	26,000		50.00	10/21/2014	7/28/2008			19,244	569,238
	4/29/2005	4,555		52.70	4/29/2015	10/27/2008			8,380	247,880
	10/19/2005	25,115	8,372	56.74	10/19/2015
	10/30/2006	11,294	11,294	48.70	10/30/2016
	10/29/2007	5,757	17,271	47.77	10/29/2017
	10/27/2008		35,872	36.24	10/27/2018
H. James Dallas	5/1/2006	15,015	15,016	49.95	5/1/2016	5/1/2006	40,041	1,184,413
	10/30/2006	9,240	9,241	48.70	10/30/2016	10/30/2006			5,134	151,864
	10/29/2007	5,757	17,271	47.77	10/26/2017	10/29/2007			5,234	154,822
	10/27/2008		35,872	36.24	10/27/2018	7/28/2008			28,865	853,827
						10/27/2008			6,983	206,557
Michael F. DeMane(2)	03/17/2000	5,694		52.69	03/17/2010	05/15/2006	42,415	1,254,636
	08/09/2000	8,889		56.25	08/09/2010	10/30/2006			12,760	377,441
	10/26/2000	19,371		51.63	10/26/2010	10/29/2007			18,841	557,317
	10/21/2004	15,000		50.00	10/21/2014
	10/19/2005	35,689	11,897	56.74	10/19/2015
	10/30/2006	11,294	22,588	48.70	10/30/2016
	10/29/2007	17,270	51,812	47.77	10/29/2017

(1)	Amounts in these columns may include dividend equivalents that will be distributed upon distribution of the underlying awards.

(2)	Amounts displayed in the Exercisable Option award column must be exercised no later than 30 days following Mr. DeMane’s termination date pursuant to the separation agreement entered into on April 29, 2008 between Medtronic and Mr. DeMane. Amounts displayed in the Unexercisable Option award column were forfeited. Mr. DeMane’s May 15, 2006 restricted stock unit vested, and the October 30, 2006 and October 29, 2007 performance-based restricted stock units were forfeited. Mr. DeMane terminated as an employee on May 31, 2009.

The amounts shown in the column entitled “Shares or Units of Stock That Have Not Vested” of the Outstanding Equity Awards at Fiscal Year End table that correspond to a June 24, 2005 and a July 31, 2006 grant date reflect time-based restricted stock unit awards that vest 100% on the fourth anniversary of the date of grant. The amount that corresponds to a May 1, 2006 grant date reflects a time-based restricted stock award that vests 50% on the third anniversary and 50% on the fourth anniversary of the date of grant. The amounts that correspond to a May 15, 2006 grant date reflect time-based restricted stock unit awards that vests 100% on the third anniversary of the date of grant. The amount that corresponds to an April 30, 2007 grant date reflects a time-based restricted stock unit award that vests 50% on the third anniversary and 50% on the fifth anniversary of the grant date. The amounts shown in the column entitled “Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested” of the Outstanding Equity Awards at Fiscal Year End table that correspond to an October 30, 2006, October 29, 2007, July 28, 2008 and October 27, 2008 grant date reflect performance-based restricted stock or restricted stock unit awards that vest on the third anniversary of the date of grant provided that the established performance threshold for each award is achieved.

The table below shows the vesting schedule for all unexercisable options. All options vest on the anniversary of the grant date in the year indicated.

		Vesting Schedule for Unexercisable Options
Name	Grant Date	2009	2010	2011	2012

William A. Hawkins	10/19/2005	18,947
	10/30/2006	16,940	16,941
	10/29/2007	47,101	47,101	47,101
	10/27/2008	75,883	75,883	75,883	75,884
Gary L. Ellis	10/19/2005	9,253
	10/30/2006	10,267	10,267
	10/29/2007	10,467	10,467	10,467
	10/27/2008	13,797	13,797	13,797	13,797
Stephen H. Mahle	10/19/2005	13,219
	10/30/2006	13,860	13,861
	10/29/2007	14,130	14,130	14,131
	10/27/2008	10,347	10,348	10,348	10,348
Jean-Luc Butel	10/19/2005	8,372
	10/30/2006	5,647	5,647
	10/29/2007	5,757	5,757	5,757
	10/27/2008	8,968	8,968	8,968	8,968
H. James Dallas	5/01/2006	7,508	7,508
	10/30/2006	4,620	4,621
	10/29/2007	5,757	5,757	5,757
	10/27/2008	8,968	8,968	8,968	8,968
Michael F. DeMane(1)	10/19/2005	11,897
	10/30/2006	11,294	11,294
	10/29/2007	17,271	17,270	17,271

(1)	All amounts displayed in the Vesting Schedule for Unexercisable Options table must be exercised no later than 30 days following Mr. DeMane’s termination date pursuant to the separation agreement entered into on April 29, 2008 between Medtronic and Mr. DeMane. Mr. DeMane terminated as an employee on May 31, 2009.

		Vesting Schedule for Unvested
		Restricted Stock and RSUs
Name	Grant Date	2009	2010	2011	2012

William A. Hawkins	05/15/2006	40,775
	10/30/2006	18,481
	10/29/2007		52,335
	10/27/2008			78,643
Gary L. Ellis	06/24/2005	9,485
	07/31/2006		19,795
	10/30/2006	11,294
	10/29/2007		11,514
	07/28/2008			28,377
	10/27/2008			15,177
Stephen H. Mahle	10/30/2006	15,401
	10/29/2007		15,701
	10/27/2008			20,696
Jean-Luc Butel	10/30/2006	6,161
	04/30/2007		18,893		18,893
	10/29/2007		6,281
	07/28/2008			18,918
	10/27/2008			8,279
H. James Dallas	05/01/2006	20,020	20,021
	10/30/2006	5,134
	10/29/2007		5,234
	07/28/2008			28,377
	10/27/2008			6,899
Michael F. DeMane(1)	05/15/2006	40,775
	10/30/2006	12,321
	10/29/2007		18,841

(1)	Mr. DeMane’s October 30, 2006 and October 29, 2007 performance based restricted stock units were forfeited.

Messrs. Hawkins, DeMane and Mahle also own 84,789, 62,703 and 64,248 restricted/deferred stock units, respectively, that are fully vested and will be distributed following their retirement.

OPTION EXERCISES AND STOCK VESTED

The table below includes information related to options exercised by each of the named executive officers and their restricted stock awards that have vested during fiscal year 2009. The table also includes the value realized for such options and restricted stock awards. For options, the value realized on exercise is equal to the difference between the market price of the underlying shares at exercise and the exercise price of the options. For stock awards, the value realized on vesting is equal to the market price of the underlying shares at vesting.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

William A. Hawkins	—	—	—	—
Gary L. Ellis	12,538	74,021	—	—
Stephen H. Mahle	55,210	884,539	—	—
Jean-Luc Butel	—	—	15,167	835,095
H. James Dallas	—	—	—	—
Michael F. DeMane	202,712	1,521,782	—	—

PENSION BENEFITS

The table below includes information with respect to Medtronic’s pension plan for each of the named executive officers as of April 24, 2009, which is the measurement date used for financial statement reporting purposes. A narrative description of the material factors necessary to understand the information in the table is provided below.

				Payments
			Present Value of	During
		Number of Years	Accumulated	Last Fiscal
Name	Plan Name	Credited Service	Benefit	Year

William A. Hawkins	Medtronic, Inc. Retirement Plan	7.25	$ 72,690	$—
	Medtronic, Inc. SERP		536,410	—
Gary L. Ellis	Medtronic, Inc. Retirement Plan	19.417	178,177	—
	Medtronic, Inc. SERP		507,747	—
Stephen H. Mahle	Medtronic, Inc. Retirement Plan	36.75	1,240,279	—
	Medtronic, Inc. SERP		1,972,167	—
Jean-Luc Butel	Medtronic, Inc. Retirement Plan	5.667	45,986	—
	Medtronic, Inc. SERP		125,042	—
H. James Dallas(1)	Medtronic, Inc. Savings and Investment Plan	—	—	—
	Medtronic, Inc. SERP	—	22,488	—
Michael F. DeMane(2)	Medtronic, Inc. Retirement Plan	9.917	83,184	—
	Medtronic, Inc. SERP	8.917	482,057	39,325

(1)	Mr. Dallas was hired on April 24, 2006, after the Company froze the Medtronic Inc. Retirement Plan to new entrants. Mr. Dallas elected to participate in the Personal Investment Account option under the Medtronic, Inc. Savings and Investment Plan, which is a defined contribution plan that provides him with a benefit equal to 5% of eligible pay up to the IRS limit of $230,000 for the most recent plan year. Eligible pay generally includes base salary, overtime pay, formula bonus and incentive plan payments, sales commissions, shift differential, any salary reduction contributions made to other plans (i.e., cafeteria plan, medical plan), sick pay and salary continuation payments for short-term disability.

(2)	Mr. DeMane began receiving distributions from the Medtronic, Inc. SERP, which will be distributed in monthly installments over a period of fifteen years.

The Medtronic, Inc. Retirement Plan (the “Retirement Plan”) is a funded, tax-qualified, noncontributory defined-benefit pension plan that covers all eligible employees employed with the Company prior to April 30, 2005 who elected to remain in the Retirement Plan, including the named executive officers. Effective May 1, 2005, the Company froze the Retirement Plan to new entrants and provided all eligible employees the option of continuing to accrue retirement benefits under the Retirement Plan or participate in one of two new options being offered. All eligible named executive officers hired prior to May 1, 2005 elected to continue participation in the Retirement Plan. Benefits under the Retirement Plan are based upon the employee’s years of credited service and the average of the employee’s highest five consecutive years of covered compensation during the employee’s career while covered under the Retirement Plan. Employees have the option of providing for a survivorship benefit upon the employee’s death by making the appropriate election at the time of retirement. Covered compensation includes base salary, formula bonus and incentive plan payments, sales commissions, salary reduction contributions (such as to a cafeteria plan or medical plan) or salary continuation payments for short-term disability, but excludes compensation paid under the LTPP or the performance share plan (the predecessor to the LTPP). In addition, the IRS limits the amount of covered compensation that can be used in the benefit calculation. For the most recent plan year, that limit is $230,000. Normal retirement age under the plan is age 65. Eligible employees may retire upon reaching age 55 with at least ten years of service or upon reaching age 62 without regard to years of service. Any retirement prior to normal retirement age is considered “early retirement” and the benefit includes a reduction for early commencement of benefits.

Benefits under the Retirement Plan are calculated as a monthly annuity by taking 40% of the final average covered compensation less a social security allowance (which varies by individual based upon year of birth) and multiplying this result by years of credited service under the Retirement Plan. That result is then divided by 30 to yield the benefit at normal retirement age, with an early retirement factor applied to calculate the early retirement benefit. Employees with over 30 years of service receive 0.5% for every year of credited service in excess of 30 years.

The Retirement Plan currently limits pensions paid under the Retirement Plan to an annual maximum of $185,000, payable at age 65 in accordance with IRS requirements. The Company also has an unfunded Supplemental Executive Retirement Plan (the “SERP”) that provides an amount substantially equal to the difference between the amount that would have been payable to the executive under the Plan in the absence of legislation limiting pension benefits and earnings that may be considered in calculating pension benefits and the amount actually payable under the Plan. This is available to all participating employees whose income or benefits exceed the IRS maximum, not just the executive officers. Compensation used in the calculation of the SERP benefit includes eligible compensation in excess of the IRS limitation and amounts deferred (excluding amounts paid and deferred under the LTPP or the performance share plan) pursuant to the Capital Accumulation Plan. SERP benefits are determined based on the qualified plan formula that the executive elected to participate in. The SERP benefit calculated based on the Retirement Plan formula is reduced based on the participant’s age at the end of the month following retirement or termination. The SERP benefit calculated based on the Personal Investment Account formula is equal to 5% of the eligible compensation in excess of the IRS limitation and amounts deferred. Upon retirement or termination of employment the amount of retirement benefits earned under the SERP are calculated. If the lump sum value is less than $100,000, it is paid out as a lump sum six months after retirement or termination. If the lump sum value exceeds $100,000, the value is paid out over a 15 year period in the form of a monthly annuity commencing six months after retirement or termination. In the event of the employee’s death prior to the completion of the 15 year payment cycle, any remaining benefits from the SERP are payable per the beneficiary designation on record. If a beneficiary is not named the benefit is payable to the employee’s surviving spouse, if there is no surviving spouse, to the children or if no survivors, the estate.

Mr. Mahle is eligible for early retirement under the Retirement Plan and all Named Executive Officers are entitled to their earned SERP benefit six months after retirement or termination.

NONQUALIFIED DEFERRED COMPENSATION

The table below includes information with respect to the deferral of compensation on a basis that is not tax-qualified for each of the named executive officers for fiscal year 2009. A narrative description of the material factors necessary to understand the information in the table is provided below.

	Executive	Aggregate	Aggregate	Aggregate
	Contributions	Earnings	Withdrawals/	Balance
Name	in Last FY	in Last FY	Distributions	at Last FYE

William A. Hawkins	$229,000	$(1,784,265)	—	$3,032,363
Gary L. Ellis	—	(22,381)	—	35,462
Stephen H. Mahle	—	(1,233,462)	—	3,309,986
Jean-Luc Butel	—	(1,947)	—	3,047
H. James Dallas	—	—	—	—
Michael F. DeMane(1)	484,971	(1,472,362)	(210,241)	3,434,900

(1)	Mr. DeMane received a lump sum distribution of 1,563 shares from the non-qualified employee stock ownership plan (“ESOP”). He also began receiving distributions from the Capital Accumulation Plan, which will be distributed in monthly installments over a period of five years.

Executive Contributions in Last Fiscal Year.  This column includes the following amounts that were reported in the Summary Compensation Table for the most recent fiscal year as shown on page 38 of this proxy statement: Mr. Hawkins — base salary in the amount of $229,000; Mr. DeMane — base salary in the amount of $69,231 and 2007-2009 LTPP (non-equity incentive plan compensation) deferral of $415,740. Messrs. Ellis, Mahle, Butel and Dallas did not defer income in fiscal year 2009.

The Capital Accumulation Plan allows U.S. executives of Medtronic to defer:

•	Up to 50% of their base salary;

•	Up to 100% of their annual incentive plan payments; and

•	Up to 100% of their cash long-term incentive plan payments.

The deferral amounts are subject to a minimum deferral of 10%. Medtronic does not make any contributions to the deferral plan — the aggregate balances shown above represent amounts that the named executive officers earned but elected to defer, plus earnings (or losses).

Aggregate Earnings in Last Fiscal Year.  Participants receive credits of gains or losses daily based on funds that are indexed to 22 investment alternatives, which are all also available under the Medtronic, Inc. Savings and Investment Plan (the “401(k) Plan”). Investment returns for these investment alternatives are shown below:

Return on Funds
April 25,
2008 to April 24,
2009

Medtronic Stock	(40.40)%
Medtronic Interest Income	3.88
Wellington Fund Inv	(23.17)
Explorer Fund Investor	(34.41)
Morgan Growth	(36.34)
500 Index Fund Inv	(36.30)
PRIMECAP Fund Investor	(30.27)
Windsor II Fund Inv	(36.17)
International Growth Inv	(42.80)
Total Bond Mkt Index Inv	4.21
Extended Mkt Index Inv	(35.26)
Target Retirement Income(1)	(10.36)
Target Retirement 2005(1)	(14.99)
Target Retirement 2010(1)	(19.74)
Target Retirement 2015(1)	(23.14)
Target Retirement 2020(1)	(26.09)
Target Retirement 2025(1)	(28.99)
Target Retirement 2030(1)	(31.75)
Target Retirement 2035(1)	(33.56)
Target Retirement 2040(1)	(33.37)
Target Retirement 2045(1)	(33.45)
Target Retirement 2050(1)	(33.39)

(1)	Effective March 2, 2009, 11 Vanguard Target Retirement Funds were added as investment options in the Medtronic Capital Accumulation Plan.

Participants in the deferred compensation plan prior to amendments may also have all or a portion of their balances earning interest based on the 10-year average of the 10-year T-note rate (or, in certain situations, up to 120% of that rate for funds originally invested in the Plan). For calendar year 2008, the 10-year T-note interest rate was 4.93% and for calendar year 2009, the 10-year T-note interest rate is 4.75%.

When participants elect to defer amounts, they also select when the amounts will ultimately be distributed. Distributions may be made on a certain future date (as long as that date is at least five years beyond the period of deferral) or at retirement, or, for specified employees under Section 409A of the Internal Revenue Code, six months after the date of retirement (in the form of a lump sum distribution or installments over five, 10 or 15 years). All distributions are made in cash, and there are limited opportunities to change the distribution elections. These include a hardship withdrawal and a “redeferral” election that must be made at least 12 months prior to a scheduled payment (and only if the redeferral is for at least an additional five years).

Medtronic previously sponsored a non-qualified employee stock ownership plan (“ESOP”) to restore certain qualified employee benefits that could not be allocated due to IRS limitations. The qualified ESOP expired in May 2005, and no additional contributions were made by Medtronic into the non-qualified ESOP after that time for purposes of restoring ESOP benefits that could not be made in the qualified plan.

The ESOP vests 20% per year of service, 100% upon reaching age 62 or when an employee retires under Medtronic’s retirement eligibility rules. Dividends are credited to the ESOP account each year and the account balance is distributed in a lump sum of shares of Medtronic stock in the fiscal year following termination or retirement. Active employees cannot take distributions from the account.

Aggregate Balance at Last Fiscal Year-End.  The amounts in this column include 84,789 shares of restricted stock units and 821 shares under the ESOP for Mr. Hawkins, 1,196 shares under the ESOP for Mr. Ellis, 62,703 shares of restricted stock units for Mr. DeMane, 64,248 shares of restricted stock units and 4,501 shares under the ESOP for Mr. Mahle and 104 shares under the ESOP for Mr. Butel, all of which have previously been deferred. This column includes $690,538 for Mr. Hawkins and $1,162,511 for Mr. DeMane, which were reported in the Summary Compensation Table for the most recent fiscal year or prior years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Named executive officers are not entitled to any benefits upon death, disability, early retirement, normal retirement or termination for cause other than those benefits that are offered to all employees. Named executive officers are not entitled to any additional benefits upon termination not for cause except under circumstances of a change of control as described below. No benefits are payable to an executive officer unless both a change of control and a termination of the executive for other than cause or for “good reason” as defined by the agreement occurs. This is known as a double trigger. Absent a “change of control,” the agreements do not require Medtronic to retain the executives or to pay them any specified level of compensation or benefits.

Each agreement provides that for three years after a “change of control” — the first trigger  — there will be no adverse change in the executive’s salary, bonus, opportunity, benefits or location of employment. If during this three-year period the executive’s employment is terminated by Medtronic other than for cause, or if the executive terminates his employment for good reason (as defined in the agreements, and including compensation reductions, demotions, relocation and excess travel) — the second trigger  — the executive is entitled to receive payment of accrued salary and annual and long-term incentives through the date of termination as well as accrued vacation pay, accrued pension benefits and any outstanding deferred compensation, and, except in the event of death or disability, a lump sum severance payment equal to three times the sum of his or her base salary and annual bonus. The executive is also entitled to the continuation of certain insurance and other welfare and retirement plan benefits for a period of time not exceeding three years. Further, if the executive is required to pay any federal excise tax on the payments associated with the change of control, an additional “gross-up” payment is required such that after the payment of all income and excise taxes, the executive will be in the same after-tax position as if no such excise tax had been imposed. However, payments will be reduced (and no gross-up will be necessary) to the extent that the total value of payments and benefits to which the executive is entitled is equal to or less than 110% of the “safe harbor” amount under the excise tax rules. To the extent payments exceed 110% of the safe harbor, the gross-up will be paid.

Generally, and subject to certain exceptions, a “change of control” is deemed to have occurred if:

•	a majority of Medtronic’s Board of Directors becomes comprised of persons other than persons for whose election proxies have been solicited by the Board, or who are then serving as directors appointed by the Board to fill vacancies caused by death or resignation (but not removal) of a director or to fill newly created directorships;

•	another party becomes the beneficial owner of at least 30% of Medtronic’s outstanding voting stock; or

•	Medtronic merges or consolidates with another party (other than certain limited types of mergers), or exchanges shares of voting stock of Medtronic for shares of another corporation pursuant to a statutory exchange, sells or otherwise disposes of all or substantially all of Medtronic’s assets, or is liquidated or dissolved.

In addition, similar events also constitute a “change of control” under certain of Medtronic’s compensation plans. If a “change of control” of Medtronic occurs, awards under Medtronic’s annual incentive plans will accelerate and, subject to certain limitations set forth in the plan, each participant will be entitled to a final award based on certain assumptions as to target performance and salary. On August 27, 2008, shareholders approved the Medtronic, Inc. 2008 Stock Award and Incentive Plan, which is the only plan under which equity compensation awards may be granted. Generally, Medtronic’s long-term incentive plans and related agreements provide that in the event of a “change of control” of Medtronic, all stock options will become immediately exercisable in full, all restrictions under outstanding restricted stock or units will immediately lapse, and performance cash awards will immediately vest and pay out in full based on certain assumptions as to the anticipated performance which would have been achieved during the remainder of the performance period. However, for awards granted under the Medtronic, Inc. 2008 Stock Award and Incentive Plan and related agreements, stock options will only become exercisable in full and all restrictions under such outstanding restricted stock or units will only lapse, if the award is not replaced by a qualifying replacement award that satisfies certain conditions set forth in the plan or, if a replacement award is granted, upon termination of a participant’s employment by the company without cause or by the participant for good reason during the two years following the date of the change of control.

If a “change of control” occurs during a plan year, subject to certain limitations, Medtronic’s matching contribution to the Medtronic, Inc. Savings and Investment Plan shall equal the greater of Medtronic’s target percentage matching contribution (currently 80% of the first 6% of a participant’s contribution in fiscal year 2009), or if the “change of control” occurs after the first quarter of a plan year, the percentage contribution Medtronic would have made upon completion of the plan year based on performance as most recently projected by Medtronic prior to the “change of control” and disregarding the effects of the “change of control.”

The table below reflects additional estimated payments for our named executive officers as a result of the change of control agreements, and assuming the change of control occurred, on April 24, 2009.

			Performance
			Shares/			Present
		Excess	Long-Term	Accelerated		Value of
		Annual	Performance	Vesting	Restricted	Increased		Estimated
	Severance	Incentive	Plan	of Stock	Stock Unit	Pension		Tax
Name	Amount(1)	Award(2)	Payouts(3)	Options(4)	Vesting(5)	Benefits(6)	Other(7)	Gross-Up(8)	Total

William A. Hawkins	$8,146,653	$—	$2,710,530	$—	$11,389,015	$611,958	$84,776	$7,126,243	$30,069,174
Gary L. Ellis	3,333,200	—	781,715	—	5,739,282	397,521	62,326	2,883,155	13,197,199
Stephen H. Mahle	3,249,346	—	578,975	—	3,086,125	611,742	67,432	—	7,593,620
Jean-Luc Butel	2,561,922	13,549	426,390	—	4,644,261	222,712	63,029	2,076,553	10,008,416
H. James Dallas	2,506,772	—	355,325	—	5,105,112	—	111,947	1,697,129	9,776,285
Michael F. DeMane(9)	4,241,250	—	—	—	4,354,106	—	79,736	—	8,675,092

(1)	This amount is three times the sum of (a) the executive’s base salary at the time of termination and (b) the greater of fiscal year 2009’s annual bonus or the average of the annual bonuses for the three most recently completed fiscal years.

(2)	This amount represents the difference between the three-year average bonus and the fiscal year 2009 annual bonus in circumstances in which the three-year average bonus is greater than the fiscal year 2009 annual bonus.

(3)	This amount represents the unvested projected payments of the 2008-2010 LTPP and the unvested projected payments of the 2009-2011 LTPP.

(4)	This amount represents the market gain (or intrinsic value) of unvested options as of April 24, 2009 at the closing price on that date of $29.58.

(5)	This amount represents the value of unvested restricted stock as of April 24, 2009 at the closing price on that date of $29.58.

(6)	This amount reflects the estimated present value of additional pension benefits due to the named executive officer upon a change of control assuming an additional three-years of age and service. The change in control agreement to which Mr. DeMane was a party does not provide for the payment of pension benefits upon a change of control.

(7)	This amount represents the estimated value of the continuation of Company contributions to the Medtronic, Inc. Savings and Investment Plan, health and miscellaneous welfare benefits.

(8)	This amount represents the estimated 280(g) tax gross-up payment.

(9)	Michael DeMane resigned as Chief Operating Officer of Medtronic on April 30, 2008, and entered into an agreement with Medtronic to address the terms of his continued employment with Medtronic.

The agreement provides that Mr. DeMane will remain an employee until May 31, 2009 or, if earlier, the date of an event of default under the agreement. During the term of his employment he received his current salary and participated in the broad-based benefit plans, programs and arrangements generally available to Medtronic U.S. employees, including participating in the Medtronic, Inc. Executive Incentive Plan for fiscal year 2009. Medtronic agreed to pay him lump sum separation amounts of $362,500 and $688,750 in the event Mr. DeMane remained an employee until May 31, 2009, representing six months salary and his bonus for fiscal year 2009, respectively. Mr. DeMane is also entitled to tax equalization amounts for income that he earned while on an expatriate assignment as an employee of Medtronic that is subject to non-US taxes, consistent with Medtronic’s tax equalization policy. The agreement contains confidentiality, non-compete and non-solicitation provisions.

Mr. DeMane remained a non-executive employee until May 31, 2009 and received the separation amounts as provided in the agreement.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about Medtronic’s common stock issuable upon the exercise of options, warrants and rights under all existing equity compensation plans in effect as of April 24, 2009, including the Medtronic, Inc. 2008 Stock Award and Incentive Plan, Medtronic, Inc. 2003 Long-Term Incentive Plan, the Medtronic, Inc. 2005 Employees Stock Purchase Plan, the Medtronic, Inc. — Kyphon Inc. 2002 Stock Plan and the 1998 Outside Director Stock Compensation Plan.

	(a)(3)	(b)	(c)(4)
	Number of securities		Number of securities remaining
	to be issued	Weighted average	available for future issuance
	upon exercise	exercise price	under equity compensation
	of outstanding options,	of outstanding options,	plans (excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))

Equity compensation plans approved by security holders(1)	96,798,644	$44.50	33,240,724
Equity compensation plans not approved by security holders(2)	1,643,093	$25.74	—

(1)	Awards under the Medtronic, Inc. 2008 Stock Award and Incentive Plan may consist of stock options, stock appreciation rights, restricted stock, performance-based restricted stock, restricted stock units, other stock-based awards and performance cash awards. No more than 5% of the shares shall be granted pursuant to restricted stock awards if such award shall vest in full prior to three years from the award date or if a condition to such vesting is based, in whole or in part, upon performance of the shares or any aspect of Medtronic’s operations and such vesting could occur over a period of less than one year from the award date.

(2)	The table includes information regarding options, warrants or rights assumed in connection with acquisitions completed prior to April 24, 2009. In connection with such acquisitions, Medtronic has assumed options, warrants and rights to purchase securities of the acquired company that were outstanding at the time of the acquisition, and has treated these as options, warrants and rights to acquire Medtronic common stock based upon conversion ratios negotiated in each acquisition. As of April 24, 2009, 1,604,321 shares of Medtronic common stock were issuable upon the exercise of options, warrants and rights assumed in connection with acquisitions and the weighted average exercise price of such options, warrants and rights was $25.83 per share. No additional options, warrants or rights may be granted under the plans that govern options, warrants or rights assumed in connection with acquisitions.

(3)	Column (a) includes 93,393,903 shares issuable upon exercise of outstanding options, with a weighted average exercise price of $46.57 and the following equity awards which increase the number of shares in column (a) and decrease the number of shares in column (c): 215,030 shares issuable pursuant to a non-qualified employee stock ownership plan in approved plans, 424,478 vested units or exercised shares deferred and not yet issued in approved plans, 64,366 dividend equivalent units in approved plans, 2,739 dividend equivalent units in unapproved plans, 4,218,104 restricted stock units in approved plans and 123,117 restricted stock units in unapproved plans. Column (a) excludes 4,004,545 unvested Restricted Stock Awards as they are already issued and included in outstanding shares

(4)	Column (c) includes 2,441,296 shares available for issuance as of April 24, 2009 under the Medtronic, Inc. 2005 Employees Stock Purchase Plan and 30,799,428 shares available for issuance as of April 24, 2009 under the Medtronic, Inc. 2008 Stock Award and Incentive Plan.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee represents and assists the Board of Directors in its oversight of the integrity of Medtronic’s financial reporting. In particular, the Audit Committee reviews the independence, qualifications and performance of Medtronic’s independent registered public accounting firm and the performance of its internal auditors. The Audit Committee also has responsibility for Medtronic’s compliance with legal and regulatory requirements. As of the date of this report, the Audit Committee consisted of the five members listed below, each of whom is an independent director in accordance with SEC and New York Stock Exchange requirements and each of whom meets additional independence standards applicable to audit committee members. Denise M. O’Leary, David L. Calhoun, Shirley Ann Jackson, Ph.D., Robert C. Pozen and Jean-Pierre Rosso each qualifies as an “audit committee financial expert” within the meaning of that term as defined by the SEC pursuant to Section 407 of the Sarbanes-Oxley Act of 2002.

Medtronic’s management is responsible for preparing Medtronic’s financial statements and the overall reporting process, including Medtronic’s system of internal controls. The Audit Committee is directly responsible for the compensation, appointment and oversight of Medtronic’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), that reports directly to the Audit Committee. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles in the United States (“U.S. GAAP”) and auditing management’s internal controls over financial reporting. The Audit Committee also meets privately in separate executive sessions periodically with management, internal audit and representatives from Medtronic’s independent registered public accounting firm.

In this context, the Audit Committee has held discussions with management and PricewaterhouseCoopers. Management represented to the Audit Committee that Medtronic’s consolidated financial statements were prepared in accordance with U.S. GAAP, and the Audit Committee has reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers.

PricewaterhouseCoopers has advised the Audit Committee that, in its opinion, the consolidated balance sheets and the related consolidated statements of earnings, shareholders’ equity and cash flows that accompany Medtronic’s 2009 Annual Report present fairly, in all material respects, the financial position of Medtronic and its subsidiaries at April 24, 2009 and April 25, 2008, and the results of Medtronic’s operations and cash flows for each of the three fiscal years in the period ended April 24, 2009 are in conformity with U.S. GAAP.

The Audit Committee also has discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended, and requested any other relevant input from PricewaterhouseCoopers. PricewaterhouseCoopers provided to the Audit Committee the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers’ communications with the audit committee concerning independence, and the Audit Committee discussed with PricewaterhouseCoopers their independence.

Based on the considerations above, the Audit Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements in Medtronic’s Annual Report on Form 10-K for fiscal year 2009 for filing with the Securities and Exchange Commission. The Audit Committee has selected PricewaterhouseCoopers as Medtronic’s independent registered public accounting firm for fiscal year 2010. Audit and any permitted non-audit services provided to Medtronic by PricewaterhouseCoopers are pre-approved by the Audit Committee.

AUDIT COMMITTEE:

Denise M. O’Leary, Chair	Robert C. Pozen
David L. Calhoun	Jean-Pierre Rosso
Shirley Ann Jackson, Ph.D.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers for the audit of Medtronic’s annual financial statements for the fiscal years ended April 25, 2008 and April 24, 2009, and fees billed for other services rendered by PricewaterhouseCoopers. One hundred percent (100%) of all audit, audit-related, tax and all other fees were approved by the Audit Committee.

	2008	2009

Audit Fees(1)	$7,097,000	$7,350,000
Audit-Related Fees(2)	80,000	53,000
Tax Fees(3)	270,000	424,000
All Other Fees(4)	36,000	175,000

(1)	Audit services consisted principally of assistance with Medtronic’s domestic and international audits, statutory audits and Sarbanes-Oxley 404 certification.

(2)	Audit-related services consisted principally of assistance with matters related to audits of employee benefits plans and corporate development.

(3)	The fiscal years 2008 and 2009 tax advisory services were provided principally for assistance with transfer pricing and tax compliance.

(4)	In fiscal year 2008, other services included subscriptions to audit-related software and industry benchmark studies. Fiscal year 2009 also included independent review organization services pertaining to the Kyphon Corporate Integrity Agreement.

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers, an independent registered public accounting firm, as Medtronic’s independent registered public accounting firm for the fiscal year ending April 30, 2010. As required by the Audit Committee Charter, the Board of Directors is submitting the selection of PricewaterhouseCoopers for shareholders’ ratification at the Annual Meeting. If the shareholders do not so ratify, the Audit Committee will reconsider its selection.

Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS APPOINTMENT.

PROPOSAL 3 — APPROVAL OF AN AMENDMENT TO
THE MEDTRONIC, INC. 2005 EMPLOYEES STOCK PURCHASE PLAN

Background

On June 18, 2009, the Board of Directors approved an increase in the number of shares of common stock available for issuance under the Medtronic, Inc. 2005 Employees Stock Purchase Plan (the “ESPP”) from 10,000,000 to 25,000,000 shares, subject to shareholder approval. The ESPP is a stock-plan that generally allows employees of Medtronic and most of its subsidiaries to purchase shares of Medtronic stock at a discount. As of June 29, 2009, approximately 2,441,286 shares of common stock were available for issuance under the ESPP.

Medtronic has provided some form of stock purchase plan for employees since 1970. The Board of Directors believes that Medtronic’s stock purchase plans have played an important role in retaining employees and giving employees a sense that they have an important stake in Medtronic’s affairs. In 2005 the Board of Directors adopted and the shareholders approved the ESPP. The ESPP is designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Our Board of Directors recommends that shareholders approve the amendment to increase by 15,000,000 the number of shares available for purchase under the ESPP. A vote against will mean that the number of shares reserved for issuance under the ESPP will remain at 10,000,000.

Summary of the Plan

The text of the existing ESPP, as amended and restated by the Board to incorporate the proposed amendment (the “Amended ESPP”), is included as appendix A to this proxy statement. The following description of the ESPP is only a summary of certain provisions thereof and is qualified in its entirety by reference to the full text of the Amended ESPP.

Description of the ESPP

Administration.  The administration of the ESPP is vested in a committee (the “Committee”) appointed by the Board of Directors and consists of three or more directors who are considered to be non-employee directors within the meaning of Rule 16b-3 of the Exchange Act. On April 14, 2005 the Board appointed the Compensation Committee to administer the ESPP. Subject to the express provisions of the ESPP, the Committee has authority, in its discretion, to interpret and construe any and all provisions of the ESPP, adopt rules and regulations for administering the ESPP and make all other determinations deemed necessary or advisable for administering the ESPP.

Eligibility and Participation.  All employees of Medtronic and all of its subsidiaries (except for those subsidiaries specifically excluded from participation by the Board of Directors or the Committee) are eligible to participate in the ESPP. No employee is permitted to purchase more than $25,000 of Medtronic common stock in any calendar year (based upon the fair market value of the stock as determined at the time the option is granted). Currently, approximately 38,000 employees are eligible to participate in the ESPP.

Participation in the ESPP is voluntary. An eligible employee may elect to participate in the ESPP for any purchase period by completing the requisite payroll deduction form and delivering it to his or her employer no later than the date preceding the beginning date of the purchase period specified by Medtronic’s Senior Vice President, Human Resources. An employee may also increase his or her participation for any subsequent purchase period by submitting a new payroll deduction form during the enrollment period prior to that purchase period. An employee who elects to participate in the ESPP for any purchase period will be deemed to have elected to participate in the ESPP for each subsequent consecutive purchase period unless he or she elects to discontinue payroll deductions during a purchase period or exercises his or her right to withdraw all amounts previously withheld. In this event, the employee must submit a change of election form or a new payroll deduction form, as applicable, to participate in the ESPP for any subsequent purchase period.

Duration and Purchase Periods.  The ESPP began on November 1, 2005, and will terminate on October 31, 2015, unless extended by the Board of Directors. The ESPP is carried out in a series of consecutive calendar quarterly purchase periods and continuing with each subsequent calendar quarter until the termination date. Each purchase period commences immediately after the previous purchase period has ended.

Before the commencement of each purchase period, employees may elect to have from 2% to 10% of their cash compensation withheld each pay period, or such other amounts as the Committee or Medtronic’s Senior Vice President, Human Resources may from time to time establish, up to a maximum of 15% of the employees cash compensation. An employee may not increase his or her elected percentage for a purchase period after the delivery deadline, but an employee may reduce or discontinue entirely his or her elected percentage for the purchase period at any time by filing an amended election form within 10 days prior to the first payroll date as of which such decrease or discontinued deduction is to become effective. At the end of the purchase period, each employee has an option to purchase whole shares of Medtronic common stock using some or all of the funds the employee has had withheld during the purchase period. The purchase price per share is 85% of the fair market value of Medtronic common stock on the last day of the purchase period. Except in the event of death and except for shares purchased upon retirement or disability, employees are not permitted to sell or otherwise transfer ownership of the shares until the one-year anniversary of the date on which the shares are issued. Further, the Committee may require that employees not transfer such shares for any additional period determined by the Committee to be necessary to ensure that Medtronic or any of its subsidiaries is able to meet the reporting requirements pursuant to Section 423 of the Code. The fair market value of Medtronic’s common stock on June 29, 2009, was $34.79 per share.

Election Not to Purchase, Withdrawal and Termination of Employment.  An employee may, by written notice to his or her employer prior to the termination date of a purchase period, elect, effective as of the termination date of the purchase period, not to purchase any Medtronic common stock or to purchase a specified number of shares of Medtronic common stock less than the maximum number of shares he or she is authorized to purchase. In any such event, the remaining cash amounts credited to the employee’s account will be distributed, without any earned interest, to the employee as soon as practicable after the termination date of the purchase period.

An employee may, preceding the termination date of a purchase period, withdraw all payroll deductions then credited to his or her account by giving written notice to his or her employer. Upon receipt of the notice of withdrawal, all payroll deductions credited to the employee’s account will be paid to him or her, without any earned interest credited, and no further payroll deductions will be made for such employee during that purchase period. Partial withdrawals of payroll deductions are not permitted.

If an employee’s employment is terminated for any reason other than retirement or disability prior to the termination date of any purchase period in which he or she is participating, no option will be granted to the employee and the payroll deductions credited to his or her account will be returned to the employee. If the employee terminates employment prior to the last day of a purchase period in which he or she is participating as a result of retirement or disability, the grant date for his or her option as well as the termination date of such purchase period solely with respect to such employee will be considered for all purposes of the ESPP as being the last day of the purchase period in which such employee’s employment is terminated. If termination is due to the death of an employee, the option grant will lapse immediately and payroll deductions will be given to the participant’s beneficiary. If death occurs after exercise of the option but prior to delivery of the Medtronic common stock and cash, if any, the stock and cash will be delivered to the executor or an administrator of the employee’s estate.

Adjustments, Amendments and Termination.  Under the ESPP, if the issued and outstanding shares of Medtronic common stock are changed into or exchanged for a different number or kind of shares or securities of Medtronic or of another issuer, or if additional shares or new or different securities are distributed with respect to the outstanding shares of Medtronic common stock, through a reorganization or merger to which Medtronic is a party, or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation or other capital change or adjustment, effected without receipt of consideration by Medtronic, the number of shares of Medtronic common stock subject to each outstanding option and the number of shares of Medtronic common stock remaining reserved for grant and not yet subject to option and the price per share will automatically be equitably adjusted to reflect such change.

In the event of certain corporate transactions (including, without limitation, a dissolution or liquidation, a sale of substantially all of the assets, a merger, consolidation or reorganization, or a statutory share exchange), the Board of Directors may either: (i) amend or adjust the provisions of the ESPP to provide for the acceleration of the current purchase period and the exercise of options under the period; or (ii) continue the ESPP with respect to completion of the then current purchase period and the exercise of options under the period. In the event that the ESPP is continued, employees will have the right to exercise their options as to an equivalent number of shares of stock of the corporation succeeding Medtronic by reason of such corporate transaction, as provided pursuant to Section 424(a) of the Code or any successor provision.

The ESPP may be terminated at any time by the Board of Directors provided that (except as set forth above in the event of certain corporate transactions) no termination will take effect with respect to any completed purchase period. Also, the Board of Directors may amend the ESPP as it may deem proper and in the best interests of the Company or as may be necessary to comply with Section 423 of the Code or other applicable laws or regulations, provided that no such amendment shall, without prior approval of the Medtronic shareholders:

•	increase the total number of shares for which options may be granted under the ESPP (except as set forth above in the event of certain corporate transactions);

•	permit payroll deductions at a rate in excess of 10% of an employee’s compensation, or such other permissible maximum contribution established by the Committee or the Medtronic Senior Vice President, Human Resources;

•	impair any outstanding option without the employee’s consent (except as described above in the event of certain corporate transaction);

•	change the employees or class of employees eligible to participate under the ESPP; or

•	materially increase the benefits accruing to employees under the ESPP.

The Senior Vice President, Human Resources, has the authority to alter the operation of the ESPP as he or she considers necessary to achieve desired tax or other objectives in foreign locations, or to comply with local laws that apply to offerings in such locations. To the extent the alterations may be made in a manner that permits the ESPP to comply with the requirement of Section 423 of the Code, the options subject to the alterations will be considered to be options granted under the ESPP for all purposes. To the extent the alterations would cause the ESPP to fail to comply with Section 423 of the Code, the options subject to such alterations will be considered to be granted under one or more non-statutory stock option plans. In all cases, the terms of such non-statutory stock option plan or plans shall be identical to the terms of the ESPP, except for such alterations, and the total number of shares authorized to be issued under the ESPP shall apply in the aggregate to the ESPP and any such non-statutory stock option plan or plans.

Plan Benefits

Participation in the ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deduction. Accordingly, future purchases under the ESPP are not determinable. The table below sets forth certain information regarding benefits under the ESPP since its adoption.

	Benefits Since November 1, 2005
		Average Purchase
	Number of	Price
Name and Position	Shares Purchased	Per Share

William A. Hawkins	—	—
Gary L. Ellis	1,849	$39.23
Michael F. DeMane	1,339	42.46
Stephen H. Mahle	1,911	37.19
Jean-Luc Butel	—	—
H. James Dallas	1,971	38.37
All executive officers as a group (16 persons)	12,984	39.05
All directors who are not executive officers as a group (10 persons)	—	—
Each nominee for election as a director (other than Mr. Hawkins)	—	—
All employees as a group (approximately 13,500 participating employees)	7,558,724	39.30

Federal Income Tax Consequences

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under a plan which so qualifies, an eligible employee recognizes no taxable income upon either the grant or the exercise of the option. The employee does not recognize taxable income until there is a sale or other disposition of the shares acquired under the plan or in the event the participant should die while still owning the purchased shares.

Under the ESPP, the grant date and the exercise date for a purchase period are deemed to be the same date, that is, the last day of a purchase period. Employees who hold their shares for at least two years from this date or who die while holding their shares will have ordinary income in the year they sell or otherwise dispose of their shares equal to the 15% discount on the price paid for the shares, or if less, the excess of the fair market value of the shares at the time of disposition or death over the price paid for the shares. Any additional gain or loss is treated as long-term capital gain or loss. If the holding periods have been satisfied when the employee sells the shares or if the employee dies while holding the shares, Medtronic is not entitled to any deduction in connection with the shares.

If an employee sells the shares before the two-year holding period is satisfied, the sale is treated as a “disqualifying disposition.” The consequences of a disqualifying disposition are that the employee has ordinary income in the year of the disposition equal to the 15% discount on the price paid for the shares, regardless of the value of the shares at that time. Any additional gain or loss on the sale is treated as short or long-term capital gain or loss, depending on how long the employee has held the shares after the date he or she purchased them. (If the shares are held for a year or longer, the gain or loss will be long-term.) Medtronic will be entitled to a deduction equal to the amount that the employee includes into ordinary income, that is, the 15% discount, subject to Medtronic’s requirement to report the income. Medtronic is entitled to this deduction for its taxable year within which the employee’s taxable year ends during which the disqualifying disposition occurred.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AN AMENDMENT TO THE MEDTRONIC, INC. 2005 EMPLOYEES STOCK PURCHASE PLAN.

PROPOSAL 4 — APPROVAL OF AN AMENDMENT TO
THE MEDTRONIC, INC. 2008 STOCK AWARD AND INCENTIVE PLAN

Background

On June 18, 2009, the Board of Directors approved an increase in the number of shares of common stock available for issuance under the Medtronic, Inc. 2008 Stock Award and Incentive Plan (the “Stock Award and Incentive Plan”) from 50,000,000 to 100,000,000 shares, subject to shareholder approval. The Stock Award and Incentive Plan generally allows participants to receive awards based on shares of our common stock, including stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, other stock-based awards, performance-based restricted stock, and performance units. As of June 29, 2009, approximately 29,569,207 shares of common stock were available for issuance under the Stock Award and Incentive Plan.

Summary of the Plan

The text of the existing Stock Award and Incentive Plan, as amended and restated by the Board to incorporate the proposed amendment (the “Amended Stock Award and Incentive Plan”), is included as appendix B to this proxy statement. The following description of the Stock Award and Incentive Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to the full text of the Amended Stock Award and Incentive Plan.

Purpose of the Plan

The purpose of the Stock Award and Incentive Plan is to give us a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and consultants, to provide financial rewards that are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m), and to provide us with an incentive plan that gives officers, employees, directors, and consultants financial incentives directly linked to shareholder value.

Administration of the Plan

The Stock Award and Incentive Plan is administered by a committee selected by our Board of Directors and composed of two or more directors. Each committee member is a non-employee director as defined under federal securities law and an outside director as defined by regulations promulgated under Section 162(m). Unless otherwise determined by the Board of Directors, our Compensation Committee administers the Stock Award and Incentive Plan.

The committee has exclusive and final authority to administer and interpret the Stock Award and Incentive Plan, including the power to:

•	Determine eligibility for participation;

•	Establish performance goals for each participant;

•	Determine the types of awards to be granted to participants; and

•	Interpret the terms and provisions of the plan and any award.

Any determination made by the committee under the Stock Award and Incentive Plan will be made in the sole discretion of the committee, and such determinations will be final and binding on all persons.

The committee may delegate any of its powers and responsibilities in respect of the Stock Award and Incentive Plan, and our full Board of Directors may exercise any of the committee’s powers and responsibilities. However, the committee may not delegate any of its powers or responsibilities, and the full Board of Directors may not exercise any of those powers or responsibilities, to the extent that those actions would cause an award that is intended to be exempt from the limits on deductibility under Section 162(m) to lose that exemption or would cause an award to a director or executive officer to fail to be exempt from short-swing profit recovery under Section 16(b) of the Exchange Act.

Eligible Participants in the Plan

The committee may select any or all of the following classes of persons to be granted awards under the plan:

•	Members of our Board of Directors;

•	Officers of, employees of, and consultants to Medtronic, Inc. and/or any of our subsidiaries or affiliates; and

•	Individuals who have accepted offers of employment or consultancy from Medtronic, Inc., or from our subsidiaries or affiliates.

As of June 29, 2009, we had eleven members of the Board of Directors, approximately 38,275 officers and employees and an unknown number of consultants.

Limits on Awards We May Issue Under the Plan

Share Limits.  The maximum number of shares of our common stock that may be issued pursuant to awards granted under the Stock Award and Incentive Plan is currently 50,000,000, and if our shareholders approve the proposed amendment, will be increased to 100,000,000. The maximum number of shares that may be issued pursuant to incentive stock options granted under the plan is currently 50,000,000, and if our shareholders approve the proposed amendment, will be increased to 100,000,000. For purposes of these limits, we will count each share issued pursuant to a stock option or stock appreciation right as one share, but each share issued pursuant to any other award as three shares. No individual participant may be granted awards under the plan relating to more than 2,000,000 shares during any fiscal year, although for purposes of the individual limit we will count each share issued pursuant to awards under the plan as one share.

The committee will adjust these maximums, and the number of shares that may be issued in respect of awards granted under the plan, in certain specified circumstances such as stock splits, mergers, and other transactions. The committee may also adjust performance goals in the event of unusual or recurring events and other extraordinary items as approved by the committee, except to the extent that doing so would cause an award intended to be exempt from Section 162(m) to fail to be exempt.

Shares underlying awards under the Stock Award and Incentive Plan that expire, or that are forfeited or terminated without being exercised, do not count towards these share limits. In addition, if we grant awards in assumption or in substitution for an award of a company or business we acquire, shares issued in connection with the assumed or substituted awards will not count towards the share limits. However, if the exercise price of any option granted under the plan, or the tax obligations relating to any award, are satisfied by delivering shares to us, or if a stock appreciation right is settled for shares, the gross number of shares subject to the award counts towards the share limits.

Limits on Certain Cash Awards.  The Stock Award and Incentive Plan authorizes the committee to grant awards entitling a participant to payment of cash amounts subject to the attainment of certain performance goals established in accordance with the requirements of Section 162(m). We refer to such awards as “performance cash awards.” No individual participant may be paid more than $10,000,000 in respect of such awards during any fiscal year, including any amounts earned during such fiscal year and deferred.

Types of Awards We May Issue Under the Plan

The Stock Award and Incentive Plan allows us to grant awards based on shares of our common stock, including stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, other stock-based awards, performance-based restricted stock, and performance units. The closing price of our common stock on the New York Stock Exchange on June 29, 2009 was $34.79 per share. The Stock Award and Incentive Plan also allows us to grant awards denominated in cash that are payable upon the attainment of performance goals established by the committee.

Stock Options.  The Stock Award and Incentive Plan enables the committee to grant options to purchase our common stock at specified exercise prices to participants. Options may be granted as “incentive stock options,” which are intended to qualify for favorable tax treatment under federal tax law, or “nonqualified stock options,” which are not intended to receive such favorable treatment.

Under the Stock Award and Incentive Plan, the committee determines the number of options to be granted to each participant. Unless otherwise determined by the committee, each option grant is evidenced by a stock option agreement that specifies the option exercise price, whether the options are intended to be “incentive stock options” or “nonqualified stock options,” the duration of the options, the number of shares underlying the options, and any additional terms determined by the committee.

Generally, options are subject to vesting during a period of at least one year following the date of grant. Up to five percent of shares available for grant as options and stock appreciation rights, however, may be granted without regard to these limitations on vesting conditions.

The Stock Award and Incentive Plan provides that the committee may determine the exercise prices of options, but (except in limited circumstances involving awards assumed in certain corporate transactions) the exercise price of any option cannot be less than the fair market value of a share of our common stock on the date of grant. All options we grant under the plan will expire no later than ten years from the date we grant them.

The methods of exercising an option under the plan are set forth in the plan itself. Stock options issued under the Stock Award and Incentive Plan are nontransferable except by will or the laws of descent, except for “nonqualified options,” which will be transferable on terms set by the committee. The granting of an option under the Stock Award and Incentive Plan does not give the participant the rights of a shareholder; the participant gains those rights only after the option is exercised and the shares underlying the option are registered.

The committee may not (except in limited circumstances involving certain corporate transactions) amend an option granted under the Stock Award and Incentive Plan to decrease its exercise price. The committee also may not cancel any option in conjunction with the grant of any new option with a lower exercise price, or take any action that would be treated as a “repricing” of the option, unless that action is approved by our shareholders.

Stock Appreciation Rights.  The Stock Award and Incentive Plan also enables the committee to grant awards of stock appreciation rights to participants. A stock appreciation right entitles the participant to receive, upon exercise, an amount equal to the excess, if any, of the fair market value of a share of our common stock over the exercise price of the stock appreciation right.

The plan provides that the committee may determine the exercise price of any stock appreciation right, but (except in limited circumstances involving awards assumed in certain corporate transactions) the exercise price cannot be less than the fair market value of a share of our common stock on the date the stock appreciation right is granted. Stock appreciation rights we issue under the Stock Award and Incentive Plan will, unless otherwise determined by the committee, be evidenced by an award agreement, which will specify the exercise price, the number of shares underlying the rights, and other limitations, terms, and conditions determined by the committee. Under the plan, we are able to grant “tandem SARs,” which are stock appreciation rights granted in conjunction with an option, and “free-standing SARs,” which are stock appreciation rights not granted in conjunction with an option.

A “tandem SAR” may be granted on the same date as the related option, will be exercisable only at the time the related option is exercisable, and will have the same exercise price as the related option. When the related option is exercised or forfeited, the “tandem SAR” will terminate or be forfeited; and when the “tandem SAR” is exercised or forfeited, the related option will similarly terminate or be forfeited.

Generally, stock appreciation rights will be subject to vesting during a period of at least one year following the date of grant. Up to five percent of shares available for grant as options and stock appreciation rights, however, may be granted without regard to these limitations on vesting conditions.

The methods of exercising a stock appreciation right granted under the plan are set forth in the plan itself. Stock appreciation rights issued under the Stock Award and Incentive Plan will not be transferable except by will or the laws of descent, except for “free-standing SARs,” which will be transferable on terms set by the committee.

The committee may not (except in limited circumstances involving certain corporate transactions) amend a SAR granted under the Stock Award and Incentive Plan to decrease its exercise price. The committee also may not cancel any SAR in conjunction with the grant of any new SAR with a lower exercise price, or take any action that would be treated as a “repricing” of the SAR, unless that action is approved by our shareholders.

Restricted Stock.  The Stock Award and Incentive Plan also enables the committee to grant awards of restricted stock to participants. Restricted stock awards are actual shares of our common stock issued to a participant, subject to conditions on grant, transferability, or vesting based on continued service of the participant, the satisfaction of performance goals, or both. We refer to awards of restricted stock subject to conditions on grant, transferability, or vesting based on the satisfaction of performance goals as “performance-based restricted stock.”

Generally, any award of restricted stock will be subject to vesting during a period of at least three years following the date of grant, although a vesting period of at least one year is permissible for performance-based restricted stock. An award of restricted stock may, however, vest in part on a pro rata basis before the expiration of any vesting period, and up to five percent of shares available for grant as awards other than options and stock appreciation rights, including restricted stock, may be granted without regard to these limitations on vesting conditions.

Except for restrictions imposed by the committee, a recipient of a grant of restricted stock has the rights of a shareholder with respect to the restricted stock, including the right to vote the stock and to receive all dividends and other distributions paid with respect to the restricted stock. During the restriction period set by the committee with respect to restricted stock, however, the recipient may not sell, transfer, pledge, exchange, or otherwise encumber shares of restricted stock.

Restricted Stock Units.  The Stock Award and Incentive Plan also enables the committee to grant restricted stock units, which are awards representing a specified number of hypothetical shares of our common stock. The plan enables the committee to issue restricted stock units subject to conditions on grant or vesting based on continued service of the participant, conditions based on the satisfaction of performance goals, or both. We refer to awards of restricted stock units subject to conditions on grant or vesting based on the satisfaction of performance goals as “performance units.”

Generally, any award of restricted stock units will be subject to vesting during a period of at least three years following the date of grant, although a vesting period of at least one year is permissible for performance units. An award of restricted stock units may, however, vest in part on a pro rata basis before the expiration of any vesting period, and up to five percent of shares available for grant as awards other than options and stock appreciation rights, including restricted stock units, may be granted without regard to these limitations on vesting conditions.

Because restricted stock units are not actual, issued shares of our common stock, recipients do not have the rights of a shareholder, but an award of restricted stock units may call for the payment of dividend equivalents (see “Other Stock-Based Awards” below). Restricted stock units may not be sold, transferred, pledged, or otherwise encumbered before the units have vested. Restricted stock units that vest will be settled in cash or in shares of our common stock or a combination thereof, as determined by the committee. Settlement will occur either at the time of vesting or on a deferred basis, as determined by the committee or, if the committee permits, by election of the recipient.

Other Stock-Based Awards.  The Stock Award and Incentive Plan also enables the committee to grant other stock-based awards. Other stock-based awards are awards that are valued by reference to our shares, including unrestricted stock, dividend equivalents and convertible debentures. Awards of unrestricted stock may only be granted in lieu of compensation that would otherwise be due and payable to the participant. Generally, an other stock-based award that is not an option, stock appreciation right, or grant of unrestricted stock will be subject to vesting during a period of at least three years following the date of grant, although a vesting period of at least one year is permissible if vesting of the award is conditioned on performance goals. Such an award may, however, vest in part on a pro rata basis before the expiration of any vesting period, and up to five percent of shares available for grant as awards other than options and stock appreciation rights, including the other stock-based awards described above, may be granted without regard to these limitations on vesting conditions.

Performance-Based Awards.  As noted above, the Stock Award and Incentive Plan authorizes the committee to grant performance cash awards, performance-based restricted stock, and performance units. We refer to these kinds of awards collectively as “performance-based awards.” We anticipate that annual bonus awards for our executive officers, as well as cash-denominated long-term incentive awards for our executive officers, will be granted pursuant to the provisions of the plan authorizing performance cash awards.

The committee may determine that a performance-based award is intended to be exempt from the limits on deductibility under Section 162(m). In such cases, in order to meet the requirements for that exemption, the goals must be based on one or more of the following criteria set forth in the plan: sales, net sales, revenue, revenue growth or product revenue growth, operating income (before or after taxes), return on invested capital, return on capital employed, pre- or after-tax income (before or after allocation or corporate overhead and bonus), net earnings, earnings per share, consolidated earnings before or after taxes (including earnings before any or all of the following: interest, taxes, depreciation and amortization), net income, gross profit, gross margin, year-end cash, debt reductions, book value per share, return on equity, expense management, return on investment, improvements in capital structure, profitability of an identifiable business unit or product, maintenance or improvements of profit margins, stock price, market share, costs, cash flow, working capital, return on assets or net assets, asset turnover, inventory turnover, economic value added (economic profit) or equivalent metrics, comparison with various stock market indices, appreciation in and/or maintenance of share price, reductions in costs, regulatory achievements, implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting or maintaining personnel, and total shareholder return; each as measured with respect to the Company or one or more affiliates, subsidiaries, divisions, business units, or business segments of the Company, either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies.

Change of Control.  Unless otherwise provided in an award agreement, upon a change of control (as defined in the plan), each award granted under the Stock Award and Incentive Plan will immediately vest in full and become exercisable and transferable unless the award is replaced by a qualifying replacement award that satisfies certain conditions set forth in the plan. (We refer to awards that replace awards under the plan following a change of control as “replacement awards,” and those being replaced as “replaced awards.”) In the case of performance awards, awards that are not replaced will be deemed to be earned and payable, adjusted pro rata for the amount of the performance period that has elapsed as of the date of the change of control, based on the greater of the applicable target level or the level of achievement of the applicable performance goals through the date of the change of control.

Replacement awards must be of the same type as the replaced award, have a value at least equal to that of the replaced award, if the underlying replaced award was an equity-based award, relate to publicly traded securities, and have terms and conditions no less favorable to the participant than the replaced award. Also, replacement awards must become fully vested and, if applicable, exercisable and free of restrictions, upon the termination of a participant’s employment, by the Company without cause or by the participant for good reason (as each is defined in the Stock Award and Incentive Plan), during the two years following the date of the change of control. Any options or stock appreciation rights held by the participant as of the change of control, or granted pursuant to a replacement award, will remain exercisable following such a termination until the earlier of (1) the third anniversary of the change of control and (2) the expiration of the term of the option or stock appreciation right.

Effective Date; Term; Amendment to Plan

The Stock Award and Incentive Plan was effective as of June 26, 2008. The plan has a term of ten years.

Our Board of Directors, or the committee, may amend, alter, or discontinue the plan, but no amendment, alteration, or discontinuation may be made that would materially impair the rights of a participant with respect to a previously granted award without the participant’s consent (with certain limited exceptions). In addition, no amendment may be made without the approval of our shareholders if (1) approval of our shareholders is required by applicable law, (2) the amendment would materially increase the benefits to participants under the plan, (3) the amendment would materially increase the number of securities to be issued under the plan, (4) the amendment would materially modify the requirements for participation in the plan, or (5) the amendment would accelerate the vesting of any restricted stock or restricted stock units under the plan, except as otherwise provided in the plan.

Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of awards we may make under the Stock Award and Incentive Plan. The discussion is general in nature; we have not taken into account a number of considerations which may apply in light of the circumstances of a particular participant. The income tax consequences under applicable state and local tax laws may not be the same as under U.S. federal income tax laws.

Non-Qualified Stock Options.  The participant will not recognize taxable income at the time of a grant of a non-qualified stock option, and we will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and be subject to income tax withholding) upon exercise of a nonqualified stock option; the recognized compensation will be equal to the excess of the fair market value of the shares purchased over their exercise price. We generally will be entitled to a corresponding deduction upon exercise of a nonqualified stock option.

Incentive Stock Options.  The participant will not recognize taxable income at the time of a grant of an incentive stock option. The participant will also not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option.

If the shares acquired by exercise of an incentive stock option are held for the longer of (1) two years from the date the option was granted and (2) one year from the date the shares were purchased, any gain or loss arising from disposition of those shares, based on the excess of the amount realized upon the disposition over the original exercise price, will be taxed as a long term capital gain or loss, and we will not be entitled to any deduction. If, however, the shares acquired are not held for the periods described above, then in the year of disposition the recipient will recognize compensation taxable as ordinary income equal to the excess of the fair market value of such shares on the date the stock is substantially vested less the exercise price. We generally will be entitled to a corresponding deduction at that time. The excess of any amount realized in the disposition over the fair market value of the stock on the exercise date will be treated as a capital gain. If the amount realized upon disposition of the stock is less than the value at exercise, the amount the recipient will recognize as ordinary income will be equal to the fair market value of the stock at the date of exercise less the exercise price of the stock.

Stock Appreciation Rights.  The recipient will not recognize taxable income at the time of a grant of a stock appreciation right, and we will not be entitled to a tax deduction at that time. Upon exercise, however, the recipient will recognize compensation taxable as ordinary income (and subject to income tax withholding) equal to the fair market value of any shares delivered and the amount of cash paid by us in settlement of the rights, and we generally will be entitled to a corresponding deduction at that time.

Restricted Stock.  The recipient of restricted stock will not recognize taxable income at the time of a grant of shares of restricted stock, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed at that time. If that election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time the restrictions lapse, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We will generally be entitled to a corresponding deduction at the time the ordinary income is recognized by the recipient, except to the extent that the deduction limits of Section 162(m) apply.

In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made, and prior to the time the restrictions lapse, will recognize compensation taxable as ordinary income (and subject to income tax withholding) rather than dividend income. We will generally be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

Restricted Stock Units.  The recipient will not recognize taxable income at the time of a grant of a restricted stock unit, and we will not be entitled to a tax deduction at that time. The recipient will recognize compensation taxable as ordinary income (and subject to income tax withholding), however, at the time of the settlement of the award, equal to the fair market value of any shares delivered and the amount of cash paid by us. We will be entitled to a corresponding deduction, except to the extent that the deduction limits of Section 162(m) apply.

Unrestricted Stock.  The recipient of unrestricted stock, and of restricted stock subject only to restrictions on transferability, will recognize compensation taxable as ordinary income (and subject to income tax withholding) at the time of the grant, equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We will generally be entitled to a corresponding deduction at that time, except to the extent that the deduction limits of Section 162(m) apply.

The foregoing general tax discussion is intended for the information of our shareholders considering how to vote with respect to this proposal, and not as tax guidance to participants in the Stock Award and Incentive Plan. We strongly urge participants to consult their own tax advisors regarding the federal, state, local, foreign, and other tax consequences of participating in the Stock Award and Incentive Plan.

Plan Benefits

The following table shows, in the format required by the SEC, information about the amounts that were paid to our executive officers and directors since inception of the Stock Award and Incentive Plan.

	Number of	Average Purchase	Number of
	Options Granted	Price	Equity-Based	Performance Cash
Name and Position	Purchased	Per Share	Awards Granted	Awards

William A. Hawkins	—	—	383,133	—
Gary L. Ellis	—	—	70,550	—
Michael F. DeMane	—	—	—	—
Stephen H. Mahle	—	—	62,339	—
Jean-Luc Butel	—	—	44,252	—
H. James Dallas	—	—	42,855	—
All executive officers as a group (16 persons)	—	—	1,036,922	—
All directors who are not executive officers as a group (10 persons)	—	—	53,420	—
Each nominee for election as a director (other than Mr. Hawkins)	—	—	—	—
Mr. Anderson	—	—	5,342	—
Dr. Dzau	—	—	5,342	—
Dr. Jackson	—	—	5,342	—
Ms. O’Leary	—	—	5,342	—
Mr. Pozen	—	—	5,342	—
Mr. Rosso	—	—	5,342	—
Mr. Schuler	—	—	5,342	—
All employees as a group (approximately 9,500 participating employees)	—	—	14,495,940	—

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AN AMENDMENT TO THE MEDTRONIC, INC. 2008 STOCK AWARD AND INCENTIVE PLAN.

OTHER INFORMATION

Expenses of Solicitation

Medtronic will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of Medtronic, without extra compensation, may solicit proxies personally or by mail, telephone, fax, telex, telegraph or special letter.

We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate.

Shareholder Proposals and Director Nominations

In order for a shareholder proposal to be considered for inclusion in Medtronic’s proxy statement for the 2010 Annual Meeting, the written proposal must be received by the Corporate Secretary at Medtronic’s offices no later than March 19, 2010. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

Medtronic’s restated articles of incorporation provide that a shareholder may present a proposal or nominee for director from the floor that is not included in the proxy statement if proper written notice is received by the Corporate Secretary at Medtronic’s offices not less than 50 nor more than 90 days prior to the Annual Meeting date. If less than 60 days notice of the meeting date is given, the submission will be considered timely if it is received by the 10th day after notice of the meeting is given. Any such proposal or nomination must provide the information required by Medtronic’s restated articles of incorporation and comply with any applicable laws and regulations. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, Medtronic may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such shareholder proposal or nomination.

All submissions to, or requests from, the Corporate Secretary should be made to Medtronic’s principal offices at 710 Medtronic Parkway, Minneapolis, Minnesota 55432, Attn: Corporate Secretary.

Delivery of Documents to Shareholders Sharing an Address

The SEC has adopted rules regarding delivery of proxy statements and annual reports to shareholders sharing the same address. We may satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more of our shareholders. This delivery method, referred to as “householding,” results in significant cost savings for us. In order to take advantage of this opportunity, we have delivered only one proxy statement and annual report to multiple shareholders who share an address unless Medtronic has received contrary instructions from one or more of the shareholders. Medtronic will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered. If shareholders receive one set of materials due to householding, they may revoke their consent for future mailings at any time by contacting Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. They will be removed from the householding program within 30 days of their response, following which they will receive an individual copy of our proxy materials. If you are the beneficial owner, but not the record holder, of Medtronic common stock and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

Other

Medtronic’s 2009 Annual Report, including financial statements, is being made available to shareholders of record as of June 29, 2009, together with this proxy statement and accompanying proxy card.

MEDTRONIC WILL FURNISH TO SHAREHOLDERS WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 24, 2009, UPON RECEIPT OF WRITTEN REQUEST ADDRESSED TO: INVESTOR RELATIONS DEPARTMENT, MEDTRONIC, INC., 710 MEDTRONIC PARKWAY, MINNEAPOLIS, MINNESOTA 55432.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors,

Keyna P. Skeffington
Interim Corporate Secretary
MEDTRONIC, INC.

Appendix A

MEDTRONIC, INC
2005 EMPLOYEES STOCK PURCHASE PLAN

(As amended and restated effective August 27, 2009)

1.     Purpose Of Plan.  Medtronic, Inc. (hereinafter referred to as the “Company”) proposes to grant to Employees of the Company and of certain of its Subsidiaries the opportunity to purchase common stock of the Company. Such common stock shall be purchased pursuant to this Plan, which is the MEDTRONIC, INC. 2005 EMPLOYEES STOCK PURCHASE PLAN (hereinafter referred to as the “Plan”). The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with the requirements of Section 423, or any successor provision, and the regulations thereunder. The Plan is intended to encourage stock ownership by all Employees of the Company, and to be an incentive to them to remain in its employ, improve operations, increase profits and contribute more significantly to the Company’s success.

2.     Definitions.

(a) “Board of Directors” shall mean the Company’s Board of Directors.

(b) “Committee” shall mean three or more directors designated by the Board of Directors to administer the Plan under Paragraph 3 hereof, who are considered to be non-employee directors within the meaning of Rule 16b-3 of the Exchange Act.

(c) “Corporate Transaction” shall mean (i) a dissolution or liquidation of the Company, (ii) a sale of substantially all of the assets of the Company, (iii) a merger, consolidation or reorganization of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or (iv) a statutory share exchange or consolidation (or similar corporate transaction) involving capital stock of the Company.

(d) “Disability” shall mean Disability such that the Participant would be considered disabled under any retirement plan of the Company which is qualified under Section 401 of the Internal Revenue Code (which currently provides that a Participant shall be considered to have a “Disability” as of the date benefit payments commence under the long term disability plan maintained by the Company or a Subsidiary).

(e) “Employee” shall mean any individual who, as of the eligibility date established under Paragraph 5 hereof, is classified as a regular employee, of the Company or a Participating Employer; provided, however, that classification of regular employee shall not exclude any employee that would not be permitted to be excluded from the Plan under Section 423 of the Internal Revenue Code.

(f) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(g) “Internal Revenue Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

(h) “Participant” shall mean an Employee who has elected to participate in the Plan.

(i) “Participating Employer” shall mean Medtronic, Inc. and all of its Subsidiaries (or any of their successors and assigns, by merger, purchase or otherwise, that thereby become Subsidiaries), except for those Subsidiaries that Medtronic, Inc. elects from time to time, by resolution duly adopted by its Board of Directors, the Committee or the Committee’s delegate pursuant to Paragraph 3 hereof, to be ineligible to participate in this Plan.

(j) “Purchase Period” shall mean a period during which Participants are eligible to purchase shares of the Company’s common stock according to the terms of the Plan. The first Purchase Period shall be a five (5) calendar month period commencing November 1, 2005, and terminating March 31, 2006. Subsequent Purchase Periods shall be calendar quarters, with the first such quarterly

Purchase Period commencing April 1, 2006 and ending June 30, 2006, and succeeding quarterly Purchase Periods following consecutively thereafter.

(k) “Rate of Exchange” shall mean the Rate of Exchange used by the Company to record transactions on its financial records each month in which the payroll deductions or refunds are processed.

(l) “Retirement” shall mean Retirement of an Employee as defined under any retirement plan of the Company which is qualified under Section 401 of the Internal Revenue Code (which currently provides for retirement on or after age 55, provided the Employee has been credited with at least 10 years of vesting service under the applicable plan, or retirement on or after age 62) or any successor retirement plan of the Company or under any retirement plan of a Participating Employer applicable to the Participant due to employment by a non-U.S. Participating Employer or employment in a non-U.S. location, or as otherwise determined by the Committee.

(m) “Salary” shall mean the amount paid during the applicable Purchase Period by the Participating Employer to or for the Participant as cash compensation, including, without limitation, sales commissions, formula bonus and short-term incentive plan payments, overtime, Salary continuation payments and sick pay.

(n) “Subsidiary” shall mean any corporation defined as a subsidiary of the Company in Section 424(f) of the Internal Revenue Code or any successor provision.

(o) “Termination of Employment” shall mean an Employee’s complete termination of employment with Medtronic, Inc. and all of its Subsidiaries. In the event that any Subsidiary of Medtronic, Inc. ceases to be a Subsidiary of Medtronic, Inc., the Employees of such Subsidiary shall be considered to have terminated their employment as of the date such Subsidiary ceases to be a Subsidiary, whether or not they continue in employment with such former Subsidiary.

3.      Administration. The Committee shall administer the Plan. Subject to the express provisions of the Plan, the Committee shall have full authority, in its discretion, to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee’s determination on the foregoing matters shall be conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted or stock issued under the Plan.

The Board of Directors shall fill all vacancies on the Committee and may remove any member of the Committee at any time, with or without cause. All determinations of the Committee shall be made by a majority vote of its members. Any decision which is made in writing and signed by a majority of the members of the Committee shall be effective as fully as though made by a majority vote at a meeting duly called and held.

4.     Duration And Purchase Periods Of The Plan. The Plan will commence as of November 1, 2005, and will terminate ten (10) years thereafter, unless extended by the Board of Directors. Notwithstanding the foregoing, this Plan shall be considered of no force or effect and any options granted hereunder shall be considered null and void unless the holders of a majority of all of the issued and outstanding shares of the common stock of the Company approve the Plan within the twelve (12) consecutive month period immediately preceding or following the date of adoption of the Plan by the Board of Directors.

The Plan shall be carried out in a series of consecutive Purchase Periods. The first Purchase Period shall commence November 1, 2005, and shall terminate March 31, 2006. Thereafter, Purchase Period shall be calendar quarters, with the first such quarterly Purchase Period commencing April 1, 2006, and ending June 30, 2006. Each Purchase Period shall commence immediately after termination of the previous Purchase Period. In the event that all of the stock reserved for grant of options hereunder is issued pursuant to the terms hereof prior to the commencement of one or more of the scheduled Purchase

Periods, or the number of shares remaining for optioning is so small, in the opinion of the Committee, as to render administration of any succeeding Purchaser Period impracticable, such Purchase Period or Purchase Periods may be canceled. Notwithstanding anything in the Plan to the contrary, the Board of Directors, the Committee or the Committee’s delegate pursuant to Paragraph 3 hereof may, in its, her or his discretion, designate a different commencement date for a Purchase Period.

5.      Eligibility. Each Employee who is employed by a Participating Employer immediately preceding the commencement date of a Purchase Period shall be eligible to participate in the Plan for such Purchase Period, provided that he or she has satisfied the enrollment requirements described in Paragraph 6.

6.      Participation. Participation in the Plan is voluntary. An eligible Employee may elect to participate in the Plan for any Purchase Period by completing the Plan payroll deduction form provided by his or her Participating Employer and delivering it to the Participating Employer or its designated representative not later than the date preceding the commencement date of the Purchase Period specified by the Senior Vice President, Human Resources of the Company.

An Employee who elects to participate in the Plan for any Purchase Period shall be deemed to have elected to participate in the Plan for each subsequent consecutive Purchase Period unless such Participant elects to discontinue payroll deductions during a Purchase Period or exercises his or her right to withdraw all amounts previously withheld as provided in Paragraph 9(b). In this event, the Participant must submit a change of election form or a new payroll deduction form, as the case may be, to participate in the Plan for any subsequent Purchase Period. The Participant may also increase his or her participation for any subsequent Purchase Period by submitting a new payroll deduction form during the enrollment period prior to that Purchase Period.

7.     Payroll Deductions.

(a) Each Employee electing to participate shall indicate such election on the Plan payroll deduction form by designating that percentage of his or her Salary that he or she wishes to have deducted. Such percentage shall be stated in whole percentage points and shall be not less than two percent (2%) nor more than ten percent (10%) of the Participant’s Salary, or such other minimum and maximum percentages as the Committee or Senior Vice President, Human Resources, may establish from time to time, but not to exceed fifteen percent (15%).

Payroll deductions for a Participant shall commence on the first payday coinciding with or immediately following the commencement date of the Purchase Period and shall terminate on the last payday immediately prior to or coinciding with the termination date of that Purchase Period, unless sooner terminated by the Participant as provided in Paragraph 7(b) or 9(a) hereof. The authorized deductions shall be made over the pay periods of such Purchase Period by deducting from the Participant’s Salary for each such pay period that percentage as specified by the Participant as of the commencement date of the Purchase Period. Except for a Participant’s rights to reduce or discontinue deductions pursuant to Paragraphs 7(b) and 9 hereof, the same percentage deduction shall be applied against the Participant’s Salary for each pay period during such Purchase Period, whether or not the Participant’s Salary level increases or decreases after the commencement date of such Purchase Period.

The extent to which a Participant may actually exercise his or her option shall be based upon the amount actually withheld for such Participant as of the termination date of the phase.

(b) A Participant shall not be entitled to increase the percentage amount to be deducted in a given Purchase Period after the delivery deadline specified in Paragraph 6 for filing his or her payroll deduction form. The Participant may elect at any time prior to or during a Purchase Period to decrease the percentage amount to be so deducted or discontinue any further deductions in a given Purchase Period by filing an amended election form at least ten (10) days prior to the first payroll date as of which such decrease or discontinued deduction is to become effective. In the event of such a decrease or discontinuance of deductions, the extent to which such Participant may exercise his or her option as of the termination date of the Purchase Period shall depend upon the amount actually withheld through payroll deductions for such Participant. A Participant may also completely discontinue participation in the Plan as provided in Paragraph 9 hereof.

(c) Payroll deductions which are authorized by Participants who are paid compensation in foreign currency shall be maintained in payroll deduction accounts (as provided in Paragraph 11) in the country in which such Participant is employed until exercise of the option. Upon exercise of the option granted to such Participant, the amount so withheld shall be used to purchase up to the maximum number of shares of stock which is subject to that Participant’s option pursuant to Paragraph 8(a)(i) below, determined on the basis of the Rate of Exchange for currency as of the exercise date. Upon exercise of the option, the option price shall be paid to the Company in dollars after having been converted at the Rate of Exchange as of the exercise date, and the extent to which the Participant may exercise his or her option is dependent, in part, upon the Rate of Exchange as of such date.

8.     Options.

(a) Grant Of Option.

(i) Number Of Shares.  A Participant who is employed by the Participating Employer as of the commencement date of a Purchase Period shall be granted an option at termination date of that Purchase Period to purchase that number of whole shares of common stock of the Company by dividing the total amount actually credited to that Participant’s account under Paragraph 7 hereof by the option price set forth in Paragraph 8(a)(ii), provided such option shall be subject to the limitations in Paragraph 8(a)(iv).

(ii) Option Price.  The option price per share for such common stock shall be eighty-five percent (85%) of the fair market value per share of such common stock on the termination date of the Purchase Period.

(iii) Fair Market Value.  The fair market value of the Company’s common stock on such date (or the last preceding business day if such date is a Saturday, Sunday or holiday) shall be computed as follows:

A. If the Company’s common stock shall be listed on any national securities exchange, then such price shall be computed on the basis of the closing sale price of the common stock on such exchange on such date, or, if no sale of the common stock has occurred on such exchange on that date, on the next preceding date on which there was a sale of the common stock;

B. If the common stock shall not be so listed, then such price shall be the mean between the highest bid and asked prices quoted by a recognized market maker in the common stock on such date; or

C. If the common stock shall not be so listed and such bid and asked prices shall not be so quoted, then such price shall be determined by an investment banking firm acceptable to the Company.

(iv) Limitations On Purchase. Anything herein to the contrary notwithstanding:

A. A Participant shall not have the right to purchase common stock under all employee stock purchase plans of the Company, its Subsidiaries or its parent, if any, at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock as determined at the time such option is granted (which is equal to $21,250 of stock at 85% of fair market value on the termination date of the Purchase Period) for each calendar year in which such option is outstanding at any time.

B. No Employee shall be granted an option if, immediately after the grant, such Employee would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its parent, if any, or of any Subsidiary of the Company. For purposes of determining stock ownership under this subparagraph (B), the rules of Section 424(d) of the Internal Revenue Code, or any successor provision, shall apply, and stock that the Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

C. The Committee may, in its discretion, limit the number of shares available for option grants during any Purchase Period, as it deems appropriate.

(b) Exercise Of Option. Except as otherwise specified in Paragraph 9, the Participant’s option for the purchase of such number of shares of common stock as determined pursuant to Paragraph 8(a) will be exercised automatically for him or her as of the termination date of that Purchase Period. In no event shall a Participant be allowed to exercise his or her option for more shares than can be purchased with the payroll deductions actually credited to his or her account during such Purchase Period, whether or not the deductions actually credited are less than the full amount to be credited as determined on the commencement date of the Purchase Period pursuant to Paragraph 7(a) hereof, it being intended that the sufficiency of amounts actually credited to a Participant’s account be a condition to the exercise of the option by such Participant.

(i) Fractional shares of common stock will not be issued under the Plan. For Participants who use their funds to purchase the maximum amount of stock permissible at the end of a Purchase Period, any cash amount that remains in the Participant’s account because it is insufficient to purchase a whole share of common stock shall be held in the account until the exercise date of the next subsequent Purchase Period, at which time it will be included in the funds used to purchase common stock for that Purchase Period, except as set forth in Paragraph 9 or the Committee, in its discretion, elects to pay out such cash amount to Participants.

(ii) Upon issuance of the common stock to the Participant at the end of a Purchase Period, the dividends payable on such stock will be automatically reinvested in the Company’s common stock under the Medtronic, Inc. Dividend Reinvestment Plan (the “DRP”) unless the Committee, in its discretion, determines otherwise. The Participant has the right, upon written notice to the Company’s designated agent, to elect instead to receive the dividends directly by check.

(c) Issuance And Delivery Of Stock. As promptly as practicable after the termination date of any Purchase Period, the Company will issue the stock purchased under the Plan. The Company may determine, in its discretion, the manner of delivery of common stock purchased under the Plan, which may be by electronic account entry into new or existing accounts, delivery of stock certificates or such other means as the Company, in its discretion, deems appropriate. The Company may, in its discretion, hold such stock on behalf of the Participants during the restricted period set forth in Paragraph 8(d) below.

(d) Restrictions On Resale Or Transfer Of Stock. Except in the case of a Participant who exercises his or her option pursuant to Paragraph 9(d) hereof, shares of common stock acquired by a Participant hereunder may not be sold or transferred until after the earlier of: (1) the one-year anniversary of the date on which the shares were issued; or (2) the death of the Participant. Notwithstanding the preceding sentence, the Committee may require that the Participant not transfer such shares for any additional period determined by the Committee to be necessary to ensure that the Company or any Participating Employer is able to meet its reporting requirements pursuant to Section 423 of the Internal Revenue Code.

Any attempt by the Participant to sell or transfer such shares in violation of this Paragraph 8(d) shall be considered null and void and of no force or effect. During such restricted transfer period, each certificate and account evidencing such shares of common stock shall bear an appropriate legend or stop transfer order, respectively, referring to the terms, restrictions and conditions applicable to the transfer of such shares.

9.     Election Not to Purchase, Withdrawal Or Termination Of Participation.

(a) Election Not to Purchase. A Participant may, by written notice to his or her Participating Employer prior to the termination date of a Purchase Period, elect, effective as of the termination date of that Purchase Period, not to purchase any common stock or to purchase a specified number of shares of common stock less than the maximum number of shares he or she is authorized to purchase pursuant to Paragraph 8(a)(i). In such event, the remaining cash amounts credited to the Participant’s account shall be distributed to the Participant as soon as practicable after the termination date of the Purchase Period. In order to be effective, this notice must be provided to the Participating Employer by the date during the Purchase Period specified by the Senior Vice President, Human Resources.

(b) Withdrawal. A Participant may, preceding the termination date of a Purchase Period, withdraw all payroll deductions then credited to his or her account by giving written notice to his or her Participating Employer. Upon receipt of such notice of withdrawal, all payroll deductions credited to the Participant’s account will be paid to him or her and no further payroll deductions will be made for such Participant during that Purchase Period. In such case, no option shall be granted the Participant under that Purchase Period. Partial withdrawals of payroll deductions may not be made. In order to be effective, this notice must be provided to the Participating Employer by the date during the Purchase Period specified by the Senior Vice President, Human Resources.

(c) Termination Of Employment. If a Participant’s employment shall be terminated for reasons other than Retirement or Disability prior to the termination date of any Purchase Period in which he or she is participating, no option shall be granted to such Participant under the Plan and the payroll deductions credited to his or her account shall be returned to him or her.

(d) Retirement Or Disability.  If the Participant terminates employment prior to the last day of a Purchase Period in which he is participating as a result of Retirement or Disability, the grant date for his or her option as well as the termination date of such Purchase Period solely with respect to such Participant shall be considered for all purposes of this Plan as being the last day of the Purchase Period in which such Participant’s employment is terminated; provided, however, during the initial Purchase Period of this Plan, such date shall be considered for all purposes of this Plan as being the last day of the month in which such Participant’s employment is terminated. In such event, the Participant shall remain a Participant hereunder until the termination date of the Purchase Period as applicable to him or her, the Participant shall be entitled to exercise his or her option as of such date in accordance with the provisions of this Plan, and any shares of stock acquired by the Participant pursuant to exercise of his or her option shall not be subject to the restrictions on transfer as otherwise provided for under Paragraph 8(d) hereof. If such Participant dies prior to the termination date of the Purchase Period as applicable to him or her, the provisions of Paragraph 9(e)(i) hereof shall apply.

(e)     Death.

(i) If the Participant dies before the termination date of any Purchase Period of the Plan in which he or she is participating, the payroll deductions credited to the Participant’s account shall be paid to the Participant’s beneficiary pursuant to Paragraph 14 below. If the Participant elects not to exercise his or her option pursuant to Paragraph 9(a) and the Participant dies before the cash amounts credited to his or her account have been distributed to him or her, such amounts shall be paid to the Participant’s beneficiary pursuant to Paragraph 14 below.

(ii) In the event a Participant dies after exercise of his or her option, but prior to the delivery to him or her of the common stock and cash, if any, to be transferred pursuant to the exercise, any such stock and cash shall be delivered by the Company to the Participant’s beneficiary pursuant to Paragraph 14 (or, if permitted pursuant to Paragraph 10(d), the joint tenant named thereunder), or, if none, the executor or administrator of the estate of the Participant. In the event no such executor or administrator has been appointed as of the date for delivery, the stock shall be held by the Company until it receives written notification from the estate of such appointment and shall then be payable to the representative of the estate.

10.     Stock Reserved For Options.

(a) Twenty-five million (25,000,000) shares of common stock of the Company, ten cents ($.10) par value per share (or the number and kind of securities to which such shares may be adjusted in accordance with Paragraph 12), are reserved for issuance upon the exercise of options granted under the Plan. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the Plan.

(b) If, as of the beginning of a Purchase Period, the total number of shares of common stock for which options are to be granted for the Purchase Period exceeds the number of shares then remaining available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding) and if the Committee does not elect to cancel such Purchase Period pursuant to Paragraph 4, the Committee shall make a pro rata allocation of the shares remaining available in as nearly a uniform and equitable manner as practicable. In such event, the payroll deductions to be made pursuant to the Plan that would otherwise become effective on such commencement date shall be reduced accordingly. The Committee shall give written notice of such reduction to each Participant affected.

(c) The Participant (or, if permitted pursuant to Paragraph 10(d) hereof, the joint tenant named thereunder) shall have no rights as a shareholder with respect to any shares subject to the Participant’s option until the date of issuance of such shares to such Participant. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the issuance date of such stock, except as otherwise provided pursuant to Paragraph 12.

(d) The shares of common stock to be delivered to a Participant pursuant to the exercise of an option under the Plan will be registered in the name of the Participant or, if the Committee permits and the Participant so directs by written notice to the Committee prior to the termination date of that Purchase Period of the Plan, in the names of the Participant and one other person as joint tenants with rights of survivorship, to the extent permitted by law. Any shares of stock so registered in the names of the Participant and his or her joint tenant shall be subject to any applicable restrictions on the right to transfer such shares during such Participant’s lifetime as otherwise provided in Paragraph 8 hereof.

11.     Accounting And Use Of Funds. Payroll deductions for each Participant shall be credited to an account established under the Plan. A Participant may not make any separate cash payments into such account. Such account shall be solely for bookkeeping purposes and no separate fund or trust shall be established hereunder. All funds from payroll deductions received or held by the Participating Employers under the Plan may be used, without limitation, for any corporate purpose by the Participating Employers who shall not be obligated to segregate such funds. Such accounts shall not bear interest.

12.     Adjustment Provision.  Subject to any required action by the shareholders of the Company, in the event that the issued and outstanding shares of common stock of the Company are changed into or exchanged for a different number or kind of shares or securities of the Company or of another issuer, or if additional shares or new or different securities are distributed with respect to the outstanding shares of the common stock of the Company, through a reorganization or merger to which the Company is a party, or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation or other capital change or adjustment, effected without receipt of consideration by the Company, the number of shares of stock subject to each outstanding option and the number of shares remaining reserved for grant and not yet subject to option and the price per share thereof shall be automatically equitably adjusted to reflect such change.

In the event of a Corporate Transaction, the Board of Directors may either: (i) amend or adjust the provisions of this Plan to provide for the acceleration of the current Purchase Period and the exercise of options thereunder; or (ii) continue the Plan with respect to completion of the then current Purchase Period and the exercise of options thereunder. In the event of such continuance, Participants shall have the right to exercise their options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such sale, merger, consolidation, liquidation or other event, as provided pursuant to Section 424(a) of the Internal Revenue Code, or any successor provision. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company or Board of Directors to make adjustments, reclassifications, reorganizations or changes in the Company’s capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

13.     Non-Transferability Of Options. Options granted under any Purchase Period of the Plan shall not be transferable and shall be exercisable only by the optionee.

Neither payroll deductions credited to a Participant’s account, nor any rights with regard to the exercise of an option or the receipt of common stock under any Purchase Period of the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, except that a Participating Employer may, at its option, treat such act as an election to withdraw funds in accordance with Paragraph 9(b).

14.     Designation Of Beneficiary. A Participant may file a written designation of a beneficiary who is to receive any cash or stock payable pursuant to Paragraph 9(e) hereof. The beneficiary designation may be changed by the Participant at any time by written notice to the Participating Employer.

Upon the death of a Participant and receipt by the Participating Employer of proof deemed adequate by it of the identity and existence at the Participant’s death of a beneficiary validly designated under the Plan, the Participating Employer shall deliver such cash or stock to such beneficiary. In the event there is no validly designated beneficiary under the Plan who is living at the time of the Participant’s death, the Participating Employer shall deliver the cash or stock to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Participating Employer, it may, in its discretion, deliver such cash or stock to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Participating Employer, then to such other person as the Participating Employer may designate. The Participating Employer will not be responsible for or be required to give effect to the disposition of any cash or stock in accordance with any will or other testamentary disposition made by such Participant or in accordance with the provisions of any law concerning intestacy, or otherwise. No designated beneficiary shall, prior to the death of a Participant by whom he has been designated, acquire any interest in any stock or in any option or in the cash credited to the Participant under any Purchase Period of the Plan.

15.     Amendment and Termination. The Plan may be terminated at any time by the Board of Directors provided that, except as permitted pursuant to Paragraph 12, no such termination will take effect with respect to any completed Purchase Period. Also, the Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with Section 423 of the Internal Revenue Code or other applicable laws or regulations, provided that no such amendment shall, without prior approval of the stockholders of the Company: (a) increase the total number of shares for which options may be granted under the Plan (except as provided in Paragraph 12); (b) permit payroll deductions at a rate in excess of ten percent (10%) of a Participant’s compensation or such other permissible maximum contribution established by the Committee or Senior Vice President, Human Resources; (c) impair any outstanding option without the consent of the optionee (except as provided in Paragraph 12); (d) change the Employees or class of Employees eligible to participate under the Plan; or (e) materially increase the benefits accruing to Participants under the Plan.

16.     Notices. All notices or other communications in connection with the Plan or any Purchase Period thereof shall be in the form specified by the Committee and shall be deemed to have been duly given when sent to the Participant at his or her last known address, or the Participant’s designated personal representative or beneficiary, or to the Participating Employer or its designated representative, as the case may be.

17.     Alteration of Plan Terms to Comply with Foreign Law; Establishment of Non-Statutory Plans. The Senior Vice President, Human Resources of the Company shall have the authority to alter the operation of the Plan to the extent necessary to achieve desired tax or other objectives in particular locations outside the United States of America or to comply with local laws applicable to offerings in such foreign jurisdictions, including, without limitation: (i) authorizing alternative payment methods in the case of foreign jurisdictions where payroll deductions are not allowed; and (ii) imposing lower limitations on the shares available for option grants during any Purchase Period in the case of foreign jurisdictions where lower limitations are required. To the extent that such alterations may be made in a manner that does not result in the Plan’s failure to comply with Code Section 423, the options subject to such alterations shall for all purposes be considered to be options granted under the Plan. To the extent that such alterations would result in the Plan’s failure to comply with Code Section 423, the options subject to such alterations shall be considered to be options granted under one or more non-statutory stock option plans. To the extent that the employing entity in a foreign jurisdiction does not constitute a Subsidiary, options granted to such employees shall be considered to be options granted under one or more non-statutory option plans. In all such cases, the terms of such non-statutory stock option plan or plans shall have the same terms as the Plan except for such alterations. In all cases, the total number of shares authorized to be issued under the Plan shall apply in the aggregate to the Plan and any such non-statutory stock option plans.

Appendix B

MEDTRONIC, INC.
2008 STOCK AWARD AND INCENTIVE PLAN

(As amended and restated effective August 27, 2009)

SECTION 1.  Purpose; Definitions.

1.1.     Purpose. The purpose of this Medtronic, Inc. 2008 Stock Award and Incentive Plan (this “Plan”) is to give the Company and its Affiliates and Subsidiaries (each as defined below) a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and consultants, to provide financial rewards that are intended to be deductible to the maximum extent possible as “performance-based compensation” within the meaning of Section 162(m) of the Code (as defined below), and to provide the Company and its Subsidiaries and Affiliates with an incentive plan that gives officers, employees, directors, and consultants financial incentives directly linked to shareholder value. This Plan is intended to be a successor to the Company’s Amended and Restated 1994 Stock Award Plan, the Medtronic, Inc. 1998 Outside Director Stock Compensation Plan, the Medtronic, Inc. Executive Incentive Plan, the Medtronic, Inc. — Kyphon Inc. 2002 Stock Plan, and the Medtronic, Inc. 2003 Long-Term Incentive Plan, and to serve as the Company’s primary vehicle for equity compensation awards and long-term cash incentive awards for employees, directors, and other service providers, as well as annual bonus awards for the Company’s executive officers. Following the date that this Plan is approved by the Company’s shareholders, no further equity compensation awards shall be granted pursuant to any other Company plan (it being understood that outstanding awards under such plans will continue to be settled pursuant to the terms of such plans).

1.2.     Definitions. Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

(a) “Act” means the Securities Exchange Act of 1934, as amended from time to time, any regulations promulgated thereunder, and any successor thereto.

(b) “Administrator” shall have the meaning set forth in Section 2.2.

(c) “Affiliate” means a corporation or other entity controlled by, controlling, or under common control with, the Company.

(d) “Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

(e) “Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award, or Performance Award granted pursuant to the terms of this Plan.

(f) “Award Agreement” means a written document or agreement setting forth the terms and conditions of a specific Award.

(g) “Beneficial Owner” shall have the meaning given in Rule 13d-3, promulgated pursuant to the Act.

(h) “Board” means the Board of Directors of the Company.

(i) “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the applicable Participant is a party and which is operative at the time in question, or (ii) if there is no such Individual Agreement, or if it does not define “Cause”: (A) commission by the Participant of a felony under federal law or the law of the state in which such action occurred, (B) failure on the part of the Participant to perform such Participant’s employment duties in any material respect, (C) the Participant’s prolonged absence from duty without the consent of the Company, (D) intentional engagement by the Participant in any activity that is in conflict with or adverse to the business or other interests of the Company, or (E) willful misconduct or malfeasance of duty which is reasonably determined to be detrimental to the Company.

Notwithstanding the general rule of Section 2.3, following a Change of Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

(j) “Change of Control” shall have the meaning set forth in Section 10.2.

(k) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, regulations promulgated thereunder, and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

(l) “Committee” means a committee or subcommittee of the Board, appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3, a “non-employee director” as defined in Rule 16b-3 and, to the extent required by Section 162(m) of the Code and any regulations promulgated thereunder, an “outside director” as defined under Section 162(m) of the Code. Initially, and unless and until otherwise determined by the Board, “Committee” means the Compensation Committee of the Board.

(m) “Common Stock” means common stock, par value $0.10 per share, of the Company.

(n) “Company” means Medtronic, Inc., a Minnesota corporation.

(o) “Disaffiliation” means a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company or its Affiliates.

(p) “Eligible Individuals” means directors, officers, employees, and consultants of the Company or any Subsidiary or Affiliate, and prospective employees, officers and consultants, who have accepted offers of employment or consultancy from the Company or any Subsidiary or Affiliate.

(q) “Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the Applicable Exchange on the date of measurement or, if Shares were not traded on the Applicable Exchange on such measurement date, on the next preceding date on which Shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, taking into account, to the extent appropriate, the requirements of Section 409A of the Code.

(r) “Free-Standing SAR” shall have the meaning set forth in Section 5.3.

(s) “Full-Value Award” means any Award other than an Option, Stock Appreciation Right, or Performance Cash Award.

(t) “Good Reason” means a Termination of Employment during the two-year period following a Change of Control by a Participant if (i) such Termination of Employment constitutes a termination for “good reason” or qualifies under any similar constructive termination provision in any Individual Agreement applicable to such Participant, or (ii) if the Participant is not party to any such Individual Agreement, or if such Individual Agreement does not contain such a provision, any Termination of Employment following the occurrence of: (A) an involuntary relocation that increases the Participant’s commute by more than 50 miles from the commute in effect immediately prior to the applicable Change of Control, (B) a material reduction in either the Participant’s base pay or in the Participant’s overall compensation opportunity from the levels in effect immediately prior to the applicable Change of Control or (C) a material reduction in the Participant’s authority, duties or responsibilities below the levels in effect immediately prior to the applicable Change of Control. Notwithstanding the foregoing, a

Termination of Employment shall be deemed to be for Good Reason under clause (ii) of this Section 1.2(t) only if the Participant provides written notice to the Company of the existence of one or more of the conditions giving rise to Good Reason within 90 days of the initial existence of such condition, the Company fails to cure such condition during the 30-day period (the “Cure Period”) following its receipt of such notice, and the Participant terminates employment within 180 days following the conclusion of the Cure Period.

(u) “Grant Date” means (i) the date on which the Committee (or its delegate, if applicable) takes action to select an Eligible Individual to receive a grant of an Award and determines the number of Shares to be subject to such Award, or (ii) such later date as is provided by the Committee (or its delegate, if applicable).

(v) “Incentive Stock Option” means any Option that is designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code or any successor provision thereto, and that in fact qualifies.

(w) “Individual Agreement” means an employment, consulting, severance, change of control severance, or similar agreement between a Participant and the Company or between the Participant and any of the Company’s Subsidiaries or Affiliates. For purposes of this Plan, an Individual Agreement shall be considered “operative” during its term; provided, that an Individual Agreement under which severance or other substantive protections, compensation and/or benefits are provided only following a change of control or termination of employment in anticipation of a change of control shall not be considered “operative” until the occurrence of a Change of Control or Termination of Employment in anticipation of a Change of Control, as the case may be.

(x) “ISO Eligible Employee” means an employee of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code).

(y) “Nonqualified Option” means any Option that either (i) is not designated as an Incentive Stock Option or (ii) is so designated but fails to qualify as such.

(z) “Other Stock-Based Awards” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) unrestricted stock, dividend equivalents, and convertible debentures.

(aa) “Option” means an Award granted under Section 5.1.

(bb) “Participant” means an Eligible Individual to whom an Award is or has been granted.

(cc) “Performance Award” means a Performance Cash Award, an Award of Performance-Based Restricted Stock, or Performance Units, as each is defined herein.

(dd) “Performance-Based Restricted Stock” shall have the meaning given in Section 6.1.

(ee) “Performance Cash Award” shall have the meaning set forth in Section 9.

(ff) “Performance Goals” means the performance goals established by the Committee in connection with the grant of a Performance Award. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of or changes in specified levels of one or more of the following measures: sales, net sales, revenue, revenue growth or product revenue growth, operating income (before or after taxes), return on invested capital, return on capital employed, pre- or after-tax income (before or after allocation or corporate overhead and bonus), net earnings, earnings per share, diluted earnings per share, consolidated earnings before or after taxes (including earnings before some or all of the following: interest, taxes, depreciation and amortization), net income, gross profit, gross margin, year-end cash, debt reductions, book value per share, return on equity, expense management, return on investment, improvements in capital structure, profitability of an identifiable business unit or product, maintenance or improvements of profit margins, stock price, market share, costs, cash flow, working capital, return on assets or net assets, asset turnover, inventory turnover, economic value added (economic profit) or equivalent metrics, comparison with various stock market indices, appreciation in and/or maintenance of share price, reductions in costs, regulatory achievements, implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting or maintaining personnel, and total shareholder return; each as measured with respect to the Company or one or more Affiliates, Subsidiaries, divisions, business units, or business segments of the Company, either in absolute terms or relative to the performance of one or more other companies or an index covering multiple companies; (ii) such Performance Goals shall be set by the Committee in the time period prescribed by Section 162(m) of the Code and the regulations promulgated thereunder; and (iii) such Performance Goals shall be objective, preestablished performance goals within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

(gg) “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any Performance Goal specified by the Committee with respect to such Award is to be measured.

(hh) “Performance Units” shall have the meaning given in Section 7.1.

(ii) “Plan” means this Medtronic, Inc. 2008 Stock Award and Incentive Plan, as set forth herein and as hereafter amended from time to time.

(jj) “Qualified Performance-Based Award” means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 11.

(kk) “Replaced Award” shall have the meaning given in Section 10.1.

(ll) “Replacement Award” shall have the meaning given in Section 10.1.

(mm) “Restricted Stock” shall have the meaning given in Section 6.

(nn) “Restricted Stock Units” shall have the meaning given in Section 7.

(oo) “Restriction Period” means, with respect to Restricted Stock and Restricted Stock Units, the period commencing with the Grant Date and ending upon the expiration of the applicable vesting conditions or the achievement of the applicable Performance Goals (it being understood that the Committee may provide that restrictions shall lapse with respect to portions of the applicable Award during the Restriction Period).

(pp) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(qq) “Share” means a share of Common Stock.

(rr) “Stock Appreciation Right” or “SAR” shall have the meaning set forth in Section 5.3.

(ss) “Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(tt) “Substitute Award” means any Award granted in assumption of, or in substitution for, an award of a company or business (that is not, prior to the applicable transaction, a Subsidiary or Affiliate of the Company) acquired by the Company or a Subsidiary or Affiliate or with which the Company or a Subsidiary or Affiliate combines.

(uu) “Tandem SAR” shall have the meaning set forth in Section 5.3.

(vv) “Ten Percent Shareholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code).

(ww) “Term” means the maximum period during which an Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Employment or otherwise, as specified in the applicable Award Agreement.

(xx) “Termination of Employment” means, unless otherwise provided in the Award Agreement, the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee, a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company or its Affiliates shall be deemed to incur a Termination of Employment if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately become an employee of, or service provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation, or leave of absence, and transfers among the Company and its Subsidiaries and Affiliates, shall not be considered Terminations of Employment. Notwithstanding the foregoing, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code.

SECTION 2.  Administration.

2.1.     Committee. The Plan shall be administered by the Committee or a duly designated Administrator, as defined herein. The Committee shall, subject to Section 11, have plenary authority to grant Awards to Eligible Individuals pursuant to the terms of the Plan. Among other things, the Committee shall have the authority, subject to the terms and conditions of the Plan:

(a) To select the Eligible Individuals to whom Awards may be granted;

(b) To determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, or Performance Awards, or any combination thereof, are to be granted hereunder;

(c) To determine the number of Shares to be covered by each Award granted under the Plan;

(d) To determine the terms and conditions of each Award granted hereunder, based on such factors as the Committee shall determine;

(e) Subject to Section 12, to modify, amend, or adjust the terms and conditions of any Award;

(f) To adopt, alter, or repeal such administrative rules, guidelines, and practices governing the Plan as the Committee shall from time to time deem advisable;

(g) To interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto);

(h) Subject to Sections 11 and 12, to accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion may determine;

(i) To decide all other matters that must be determined in connection with an Award;

(j) To determine whether, to what extent, and under what circumstances cash, Shares, and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant; and

(k) To otherwise administer the Plan.

2.2.     Committee Procedures; Board Authority. The Committee shall exercise its authority under the Plan as follows:

(a) The Committee may act only with the assent of a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange and subject to Section 11.3, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it (the “Administrator”). Notwithstanding the foregoing, the Committee may not so delegate any responsibility or power to the extent that such delegation would cause a Qualified Performance-Based Award hereunder not to qualify for the Section 162(m) Exemption, or make any Award hereunder subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Act. Without limiting the generality of the foregoing, the Committee may not delegate its responsibilities and powers to grant, establish the terms and conditions of, and otherwise administer Qualified Performance-Based Awards, nor its responsibilities and powers to grant and establish the terms and conditions of Awards to Participants who are subject to Section 16(b) (as defined in Section 11.4 below).

(b) Subject to Section 11.3, any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

2.3.     Discretion of Committee. Subject to Section 1.2(i), any determination made by the Committee or by the Administrator under the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or the Administrator at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or the Administrator shall be final and binding on all persons, including the Company, Participants, and Eligible Individuals.

2.4.     Award Agreements. Unless otherwise determined by the Committee, the terms and conditions of each Award, as determined by the Committee, shall be set forth in a written Award Agreement. Award Agreements may be amended only in accordance with Section 12 hereof.

SECTION 3.  Common Stock Subject to Plan.

3.1.     Plan Maximums. Subject to adjustment as provided in Section 3.4, (a) the maximum number of Shares that may be issued pursuant to Awards under the Plan shall be 100,000,000, and (b) the maximum number of Shares that may be issued pursuant to Options intended to be Incentive Stock Options shall be 100,000,000. Shares subject to an Award under the Plan may be authorized and unissued Shares or may be treasury shares.

3.2.     Rules for Calculating Shares Issued. For purposes of the limits set forth in Section 3.1 (but not for purposes of the limits set forth in Section 3.3), each Share that is subject to a Full-Value Award shall be counted as 3.0 Shares. To the extent that any Award under this Plan is forfeited, or any Option and related Tandem SAR or any Free-Standing SAR granted under this Plan terminates, expires, or lapses without being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall thereupon become available (in the case of Full-Value Awards, based upon the share-counting ratio set forth in the first sentence of this Section 3.2) for Awards under the Plan. If the exercise price of any Option or the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through attestation) to the Company, or if a SAR is settled for Shares, the gross number of Shares (in the case of Full-Value Awards, based upon the share-counting ratio set forth in the first sentence of this Section 3.2) subject to the Award shall nonetheless be deemed to have been issued for purposes of Section 3.1. In addition, in the case of any Substitute Award, Shares delivered or deliverable in connection with such Substitute Award shall not be deemed granted or issued under the Plan for purposes of Sections 3.1 or 3.3.

3.3.     Individual Limits. Subject to adjustment as provided in Section 3.4, no Participant may be granted Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, Performance Awards, or any combination thereof relating to more than 2,000,000 Shares under the Plan during any fiscal year. In addition to the foregoing, the maximum dollar value that may be paid to any Participant in Qualified Performance-Based Awards denominated in cash in any fiscal year shall be $10,000,000, including any amounts earned during such fiscal year and deferred. If an Award is cancelled, the cancelled Award shall continue to be counted towards the limitations set forth in this Section 3.3.

3.4.     Adjustment Provision. The Committee shall have authority to make adjustments under the Plan as provided below:

(a) In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, separation, spinoff, Disaffiliation, extraordinary dividend of cash or other property, or similar event affecting the Company or any of its Subsidiaries (a “Corporate Transaction”), the Committee, or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various maximum share limitations set forth in Sections 3.1 and 3.3, (iii) the number and kind of Shares or other securities subject to outstanding Awards, and (iv) the exercise price of outstanding Awards.

(b) In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, recapitalization, or similar event affecting the capital structure of the Company, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (ii) the various share maximum limitations set forth in Sections 3.1 and 3.3, (iii) the number and kind of Shares or other securities subject to outstanding Awards, and (iv) the exercise price of outstanding Awards.

(c) In the case of Corporate Transactions, such adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property, or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that, in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the Surviving Corporation (as defined below in Section 10.2), any such determination by the Committee that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid), (ii) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards, and (iii) in connection with a Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division of the Company or by the entity that controls such Subsidiary, Affiliate, or division of the Company following such Corporate Transaction (as well as any corresponding adjustments to Awards that remain based upon Company securities).

(d) The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items as approved by the Committee, including without limitation certain litigation and in-process research and development, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles, under rules promulgated by the Securities and Exchange Commission, or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis, or other public filings, provided that (i) in the case of Performance Goals applicable to any Qualified Performance-Based

Award, such adjustment does not cause an Award to fail to qualify for the Section 162(m) Exemption, and (ii) the determination whether any such adjustments will apply to a Qualified Performance-Based Award is made at such time and in such a manner as is necessary to ensure that such Qualified Performance Based Award does not fail to qualify for the Section 162(m) Exemption.

3.5.     Section 409A of the Code. Notwithstanding the foregoing: (a) any adjustments made pursuant to Section 3.4 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code and (b) any adjustments made pursuant to Section 3.4 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that, after such adjustment, the Awards either (i) continue not to be subject to Section 409A of the Code, or (ii) comply with the requirements of Section 409A of the Code, and (c) in any event, the Board, the Committee, and the Administrator shall not have any authority to make any adjustments pursuant to Section 3.4 to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the Grant Date to be subject thereto.

SECTION 4.  Eligibility.

4.1.     Eligible Individuals; Incentive Stock Options. Awards may be granted under the Plan to Eligible Individuals; provided, that Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).

SECTION 5.  Options and Stock Appreciation Rights.

5.1.     Types of Options. Options may be of two types: Incentive Stock Options and Nonqualified Options. The Award Agreement for an Option shall indicate whether the Option is intended to be an Incentive Stock Option or a Nonqualified Option; provided, that any Option that is designated as an Incentive Stock Option but fails to meet the requirements therefor (as described in Section 5.2 or otherwise), and any Option that is not expressly designated as intended to be an Incentive Stock Option shall be treated as a Nonqualified Option.

5.2.     Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value, determined at the time of grant, of the Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year under the Plan or any other stock option plan of the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code) exceeds $100,000, such Options shall be deemed Nonqualified Options. If an ISO Eligible Employee does not remain employed by the Company, any subsidiary corporation (within the meaning of Section 424(f) of the Code), or parent corporation (within the meaning of Section 424(e) of the Code) at all times from the time an Incentive Stock Option is granted until 3 months prior to the date of exercise thereof (or such other period as required by applicable law), such Option shall be treated as a Nonqualified Stock Option. Should any provision of the Plan not be necessary in order for any Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

5.3.     Types and Nature of Stock Appreciation Rights. Stock Appreciation Rights may be “Tandem SARs”, which are granted in conjunction with an Option, or “Free-Standing SARs”, which are not granted in conjunction with an Option. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, Shares, or both, in value equal to the product of (a) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (b) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock or both, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

5.4.     Tandem SARs. A Tandem SAR may be granted at the Grant Date of the related Option. A Tandem SAR shall be exercisable only at such time or times and to the extent that the related Option is exercisable in accordance with the provisions of this Section 5, and shall have the same exercise price as the related Option. A Tandem SAR shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the Tandem SAR.

5.5.     Exercise Price. Except in respect of Replacement Awards or Substitute Awards, the exercise price per Share subject to an Option or Free-Standing SAR shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a share of the Common Stock on the applicable Grant Date; provided, that if an Incentive Stock Option is granted to a Ten Percent Shareholder, the exercise price shall be no less than 110% of the Fair Market Value of the Stock on the applicable Grant Date.

5.6.     Term. The Term of each Option and each Free-Standing SAR shall be fixed by the Committee, but shall not exceed 10 years from the Grant Date.

5.7.     Vesting and Exercisability. Except as otherwise provided herein, Options and Free-Standing SARs shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. Subject to the terms of the Plan and the applicable Award Agreement, in no event shall the vesting schedule of an Option or Free-Standing SAR provide that such Option or Free-Standing SAR vest prior to the first anniversary of the date of grant, provided, however, that up to five percent of the Shares available for grant as Options or Free-Standing SARs may be issued without regard to the foregoing provision.

5.8.     Method of Exercise. Subject to the provisions of this Section 5, Options and Free-Standing SARs may be exercised, in whole or in part, at any time during the applicable Term by giving written notice of exercise to the Company specifying the number of Shares as to which the Option or Free-Standing SAR is being exercised. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of such number of shares multiplied by the applicable exercise price) by certified or bank check or such other instrument as the Company may accept. If approved by the Committee (which approval may be set forth in the applicable Award Agreement or otherwise), payment, in full or in part, may also be made as follows:

(a) Payment may be made in the form of Shares (by delivery of such shares or by attestation) of the same class as the Common Stock subject to the Option already owned by the Participant (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted.

(b) To the extent permitted by applicable law, payment may be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local, or foreign withholding taxes. To facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms.

(c) Payment may be made by instructing the Company to withhold a number of Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (i) the exercise price multiplied by (ii) the number of Shares in respect of which the Option shall have been exercised.

5.9.     Delivery; Rights of Shareholders. No Shares shall be delivered pursuant to the exercise of an Option until the exercise price therefor has been fully paid and applicable taxes have been withheld. The applicable Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to the Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares and the right to receive dividends), when (a) the Company has received a written notice from the Participant of exercise that complies with all procedures established under this Plan for effective exercise, including, without limitation, completion and delivery of all required forms, (b) the Participant has, if requested, given the representation described in Section 15.1, and (c) in the case of an Option, the Participant has paid in full for such Shares.

5.10.     Nontransferability of Options and Stock Appreciation Rights. No Option or Free-Standing SAR shall be transferable by a Participant other than, for no value or consideration, (a) by will or by the laws of descent and distribution, or (b) in the case of a Nonqualified Option or Free-Standing SAR, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the Participant’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto. A Tandem SAR shall be transferable only with the related Option and only to the extent the Option is transferable pursuant to the preceding sentence. Any Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the applicable Participant, the guardian or legal representative of such Participant, or any person to whom such Option or Stock Appreciation Right is permissibly transferred pursuant to this Section 5.10, it being understood that the term “Participant” includes such guardian, legal representative and other transferee; provided, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

5.11.     No Dividend or Dividend Equivalents. No dividend or other distribution or award of dividend equivalents may be granted with respect to any Option or SAR granted under this Plan.

5.12.     No Repricing. Notwithstanding any other provision of this Plan, in no event may any Option or SAR be amended, other than pursuant to Section 3.4, to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option or SAR with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancellation, or action is approved by the Company’s shareholders.

SECTION 6.  Restricted Stock (Including Performance-Based Restricted Stock).

6.1.     Nature of Award; Certificates. Shares of Restricted Stock are actual Shares issued to a Participant, and shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. “Performance-Based Restricted Stock” is an Award of Shares of Restricted Stock, the vesting of which is subject to the attainment of Performance Goals. In the event that the Committee grants Shares of Performance-Based Restricted Stock, the performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Any certificate issued in respect of Shares of Restricted Stock shall be registered in the name of the applicable Participant and, in the case of Restricted Stock, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

6.2.     Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(a) The Committee shall, prior to or at the time of grant, condition the vesting or transferability of an Award of Restricted Stock upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals (or the attainment of Performance Goals and the continued service of the applicable Participant), the Committee may, prior to or at the time of grant, designate such an Award as a Qualified Performance-Based Award. The conditions for grant, vesting, or transferability and the other provisions of Restricted Stock Awards (including without limitation any Performance Goals applicable to Performance-Based Restricted Stock) need not be the same with respect to each Participant.

(b) Subject to the terms of the Plan and the applicable Award Agreement, any Award of Restricted Stock shall be subject to a vesting period of at least three years following the date of grant, provided that vesting during a period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further, that an Award may vest in part on a pro rata basis (as specified in the applicable Award Agreement) prior to the expiration of any vesting period, and provided, further, that up to five percent of Shares available for grant as Restricted Stock (together with all other Shares available for grant as Full-Value Awards) may be issued without regard to the foregoing requirements, and the Committee may accelerate the vesting and lapse any restrictions with respect to Restricted Stock granted in respect of such five percent of Shares.

(c) Subject to the provisions of the Plan and the applicable Award Agreement, during the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Shares of Restricted Stock.

(d) If any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Shares of Restricted Stock for which legended certificates have been issued, either (i) unlegended certificates for such Shares shall be delivered to the Participant upon surrender of the legended certificates, or (ii) such Shares shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.

6.3.     Rights of Shareholder. Except as provided in the applicable Award Agreement, the applicable Participant shall have, with respect to Shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any dividends and other distributions, provided, however, that in no event shall a dividend or other distribution or dividend equivalent be paid or granted on Performance-Based Restricted Stock where all applicable Performance Goals have not been attained.

SECTION 7.  Restricted Stock Units (Including Performance Units).

7.1.     Nature of Award. Restricted Stock Units are Awards denominated in Shares that will be settled, subject to the terms and conditions of the applicable Award Agreement, (a) in cash, based upon the Fair Market Value of a specified number of Shares, (b) in Shares, or (c) a combination thereof. “Performance Units” are Restricted Stock Units, the vesting of which are subject to the attainment of Performance Goals. In the event that the Committee grants Performance Units, the performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee.

7.2.     Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:

(a) The Committee shall, prior to or at the time of grant, condition the grant, vesting, or transferability of Restricted Stock Units upon the continued service of the applicable Participant or the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. In the event that the Committee conditions the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals (or the attainment of Performance Goals and the continued service of the applicable Participant), the Committee may, prior to or at the time of grant, designate such an Award as a Qualified Performance-Based Award. The conditions for grant, vesting or transferability and the other provisions of Restricted Stock Units (including without limitation any Performance Goals applicable to Performance Units) need not be the same with respect to each Participant. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or at a later time specified by the Committee or in accordance with an election of the Participant, if the Committee so permits.

(b) Subject to the terms of the Plan and the applicable Award Agreement, any Restricted Stock Units shall be subject to a vesting period of at least three years following the date of grant, provided that vesting during a period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further, that Restricted Stock Units may vest in part on a pro rata basis (as specified in the applicable Award Agreement) prior to the expiration of any vesting period, and provided, further, that up to five percent of Shares available for grant as Restricted Stock Units (together with all other Shares available for grant as Full-Value Awards) may be granted without regard to the foregoing requirements, and the Committee may accelerate the vesting and lapse any restrictions with respect to Restricted Stock Units granted in respect of such five percent of Shares.

(c) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, during the Restriction Period the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise encumber Restricted Stock Units.

(d) The Award Agreement for Restricted Stock Units may specify whether, to what extent, and on what terms and conditions the applicable Participant shall be entitled to receive current or deferred payments of cash, Shares, or other property corresponding to the dividends payable on the Company’s Stock (subject to Section 15.5 below), provided, however, that in no event shall a dividend or other distribution or dividend equivalent be paid or granted on a Performance Unit where all applicable Performance Goals have not been attained.

SECTION 8.  Other Stock-Based Awards. Other Stock-Based Awards may be granted under the Plan, provided that any Other Stock-Based Awards that are Awards of Common Stock that are unrestricted shall only be granted in lieu of other compensation due and payable to the Participant. Subject to the terms of the Plan and the applicable Award Agreement, any Other Stock-Based Award that is a Full-Value Award (and is not an Award of unrestricted stock) shall be subject to a vesting period of at least three years following the Grant Date; provided that a vesting period of at least one year is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further, that any Other Stock-Based Award may vest in part on a pro rata basis prior to the expiration of any vesting period, and provided, further, that up to five percent of Shares available for grant as Other Stock Based-Awards that are Full-Value Awards (together with all other Shares available for grant as Full-Value Awards) may be granted with a Restriction Period of at least one year following the Grant Date without regard to the foregoing requirements. In no event shall a dividend or other distribution or dividend equivalent be paid or granted on an Other-Stock Based Award that is conditioned upon the achievement of Performance Goals all applicable Performance Goals have not been attained.

SECTION 9.  Performance Cash Awards. Performance Cash Awards may be issued under the Plan, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards. A “Performance Cash Award” is an Award entitling the recipient to payment of a cash amount subject to the attainment of Performance Goals. The Committee may, in connection with the grant of a Performance Cash Award, designate the Award as a Qualified Performance-Based Award. The conditions for grant or vesting and the other provisions of a Performance Cash Award (including without limitation any applicable Performance Goals) need not be the same with respect to each Participant. Performance Cash Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee.

SECTION 10.  Change of Control Provisions.

10.1.     Impact of Event. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Section 10 shall apply in the event of a Change of Control, unless otherwise provided in the applicable Award Agreement.

(a) Upon a Change of Control, (i) all then-outstanding Options and SARs shall become fully vested and exercisable, and any Full-Value Award (other than a Performance Award) shall vest in full, be free of restrictions, and be deemed to be earned and immediately payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 10.1(b) (any award meeting the requirements of Section 10.1(b), a “Replacement Award”) is provided to the Participant pursuant to Section 3.4 to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (ii) any Performance Award that is not replaced by a Replacement Award shall be deemed to be earned and immediately payable in an amount equal to the full value of such Performance Award (with all applicable Performance Goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee not later than the date of the Change of Control, taking into account performance through the latest date preceding the Change of Control as to which performance can, as a practical matter, be determined (but not later than the end of the Performance Period)) multiplied by a fraction, the numerator of which is the number of days during the applicable Performance Period before the date of the Change of Control, and the denominator of which is the number of days in the applicable Performance Period; provided, however, that such fraction shall be equal to one in the event that the applicable Performance Goals in respect of such Performance Award have been fully achieved as of the date of such Change of Control.

(b) An Award shall meet the conditions of this Section 10.1(b) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a value at least equal to the value of the Replaced Award as of the date of the Change of Control; (iii) if the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the Surviving Corporation following the Change of Control; and (iv) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control) as of the date of the Change of Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. The determination whether the conditions of this Section 10.1(b) are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

(c) Upon a Termination of Employment of a Participant occurring in connection with or during the two years following the date of a Change of Control, by the Company other than for Cause or by the Participant for Good Reason, (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned and immediately payable in an amount equal to the full value of such Replacement Award, and (ii) all Options and SARs held by the Participant immediately before the Termination of Employment that the Participant held as of the date of the Change of Control or that constitute Replacement Awards shall remain exercisable until the earlier of (1) the third anniversary of the Change of Control and (2) the expiration of the stated Term of such Option or SAR; provided, that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.

10.2.     Definition of Change of Control. For purposes of the Plan, a “Change of Control” shall mean any of the following events:

(a) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act) (a “Person”) becomes the Beneficial Owner (within the meaning of Rule 13d-3 promulgated under the Act) or 30% or more of either (i) the then-outstanding shares of Common Stock of the Company (the

“Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided that, for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (1) an acquisition directly from the Company; (2) an acquisition by the Company or a Subsidiary; (3) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (4) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities or (5) an acquisition pursuant to a transaction that complies with Sections 10.2(c)(i), 10.2(c)(ii), and 10.2(c)(iii) below;

(b) Individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be considered an Incumbent Director; but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board; or

(c) The consummation of a reorganization, merger, statutory share exchange or consolidation (or similar corporate transaction) involving the Company or a Subsidiary, the sale or other disposition of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity (a “Business Combination”), unless immediately following such Business Combination: (i) substantially all of the individuals and entities who were Beneficial Owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”) or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 80% or more of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), in substantially the same proportion as their ownership, immediately prior to the Business Combination, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the Beneficial Owner, directly or indirectly, of 30% or more of the outstanding shares of common stock and the total voting power of the outstanding securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the Board of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the initial agreement providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

10.3.     Section 409A of the Code. Notwithstanding the foregoing, if any Award is subject to Section 409A of the Code, this Section 10 shall be applicable only to the extent specifically provided in the Award Agreement and as permitted pursuant to Section 11.6.

SECTION 11.  Qualified Performance-Based Awards; Performance Cash Awards.

11.1.     Qualified Performance-Based Awards. The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such

Option or Stock Appreciation Right is expected to be deductible to the Company qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards and this Plan shall be interpreted and operated consistent with that intention. When granting any Award other than an Option or Stock Appreciation Right, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that (a) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (b) the Committee wishes such Award to qualify for the Section 162(m) Exemption, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation. Within 90 days after the commencement of a Performance Period or, if earlier, prior to the expiration of 25% of a Performance Period, the Committee will designate one or more Performance Periods, determine the Participants for the Performance Periods, and establish the Performance Goals for the Performance Periods on terms consistent with Section 1.2(ff)(iii).

11.2.     Performance Goals and Other Conditions. Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested, and/or payable (as applicable) upon the achievement of one or more Performance Goals, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate. Moreover, no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under this Plan with respect to a Qualified Performance-Based Award under this Plan, in any manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption; provided, that (i) the Committee may provide, either in connection with the grant of the applicable Award or by amendment thereafter, that achievement of such Performance Goals will be waived upon the death or disability of the Participant (or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify for the Section 162(m) Exemption), and (ii) the provisions of Section 10 shall apply notwithstanding this Section 11.2.

11.3.     Limits on Board and Administrator Authority. Neither the full Board nor the Administrator shall be permitted to exercise authority granted to the Committee to the extent that the grant or exercise of such authority to or by the Board or the Administrator would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

11.4.     Section 16(b). The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

11.5.     Awards Valid Notwithstanding Committee Composition. Notwithstanding any other provision of the Plan to the contrary, if for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b- 3 and Section 162(m) of the Code shall not affect the validity of Awards, grants, interpretations of the Plan, or other actions of the Committee.

11.6.     Section 409A of the Code. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto and any rules regarding treatment of such Awards in the event of a Change of Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code.

SECTION 12.  Term, Amendment, and Termination.

12.1.     Effectiveness. The Plan was approved by the Board on June 26, 2008 (the “Effective Date”), subject to and contingent upon approval by the shareholders of the Company.

12.2.     Termination. The Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such termination date shall not be affected or impaired by the termination of the Plan.

12.3.     Amendment of Plan. The Board or the Committee may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would materially impair the rights of any Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including, without limitation, Section 409A of the Code or stock exchange rules. In addition, no such amendment shall be made without the approval of the Company’s shareholders (a) to the extent that such approval is required (i) by applicable law or by the listing standards of the Applicable Exchange as in effect as of the Effective Date or (ii) by applicable law or under the listing standards of the Applicable Exchange as may be required after the Effective Date, (b) to the extent that such amendment would materially increase the benefits accruing to Participants under the Plan, (c) to the extent that such amendment would materially increase the number of securities which may be issued under the Plan, (d) to the extent that such amendment would materially modify the requirements for participation in the Plan, or (e) to the extent that such amendment would accelerate the vesting of any Restricted Stock or Restricted Stock Units under the Plan except as otherwise provided in the Plan.

12.4.     Amendment of Awards. Subject to Section 5.12, the Committee may unilaterally amend the terms of any Award theretofore granted; provided, that no such amendment shall cause a Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption, nor shall any such amendment, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules, or accounting rules.

SECTION 13.  Forfeiture.

13.1.     Forfeiture. All Awards under this Plan shall be subject to forfeiture or other penalties pursuant (a) to the Medtronic, Inc. Incentive Compensation Forfeiture Policy, as amended from time to time, and (b) such other forfeiture and/or penalty conditions and provisions as determined by the Committee and set forth in the applicable Award Agreement.

13.2.     Effect of Change of Control. Notwithstanding the foregoing provisions, unless otherwise provided by the Committee in the applicable Award Agreement, this Section 13 shall not be applicable to any Participant following a Change of Control.

SECTION 14.  Unfunded Status of Plan. Unfunded Status; Committee Authority. It is presently intended that the Plan will constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or make payments; provided, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 15.  General Provisions.

15.1.     Conditions for Issuance. The Committee may require each Participant purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions: (a) listing or approval for listing upon notice of issuance of such Shares on the Applicable Exchange, (b) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable, and (c) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

15.2.     Additional Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

15.3.     No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

15.4.     Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local, or foreign income or employment or other tax purposes with respect to any Award under the Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local, or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

15.5.     Limit on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Restricted Stock Units to be settled in Shares, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Restricted Stock Units or Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 15.5.

15.6.     Written Materials; Electronic Documents. Electronic documents may be substituted for any written materials required by the terms of the Plan, including, without limitation, Award Agreements.

15.7.     Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such Participant after such Participant’s death may be exercised. If no beneficiary designation is in effect for a Participant at the time or his or her death, any such amounts shall be paid to, and any such rights may be exercised by, the estate of the Participant.

15.8.     Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All Shares underlying Awards that are forfeited or canceled shall revert to the Company.

15.9.     Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Minnesota, without reference to principles of conflict of laws.

15.10.     Non-Transferability. Except as otherwise provided in Section 5.10 or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

15.11.     Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States, who are United States citizens or resident aliens on global assignments in foreign nations, who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

15.12.     No Rights to Awards; Non-Uniform Determinations. No Participant or Eligible Individual shall have any claim to be granted any Award under the Plan. The Company, its Affiliates, or the Committee shall not be obligated to treat Participants or Eligible Individuals uniformly, and determinations made under the Plan may be made by the Committee selectively among Participants and/or Eligible Individuals, whether or not such Participants and Eligible Individuals are similarly situated.

15.13.     Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or benefit plan of the Company or any Affiliate unless provided otherwise in such plan.

15.14.     Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries or Affiliates.

15.15.     Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.16.     Fractional Shares. No fractional Shares shall be issued, and the Committee shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or, subject to Section 3, whether such fractional Shares shall be eliminated by rounding up or down.

15.17.     Government and Other Regulations. Notwithstanding any other provision of the Plan:

(a) No Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of regulations promulgated pursuant to the Securities Act of 1933 (the “1933 Act”)), offer or sell such Shares, unless such offer and sale are made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) If at any time the Committee shall determine that the registration, listing, or qualification of the Shares covered by an Award upon the Applicable Exchange or under any foreign, federal, state, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered, or received pursuant to such Award unless and until such registration, listing, qualification, consent, or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any Shares or any other securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation, or requirement.

15.18.     Additional Provisions. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

15.19.     No Limitations on Rights of the Company. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft, grant, or assume Awards, other than under the Plan, with respect to any person.

15.20.     Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

15.21.     Blackout Periods. Notwithstanding any other provision of this Plan or any Award to the contrary, the Company shall have the authority to establish any “blackout” period that the Company deems necessary or advisable with respect to any or all Awards.

DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

Medtronic offers shareholders the choice to receive future annual reports and proxy materials electronically over the internet instead of receiving paper copies through the mail. This will conserve natural resources and save Medtronic the cost of printing and mailing them. Whether you hold shares registered directly in your name, through a Medtronic stock plan, or through a broker or bank, you can enroll for future delivery of proxy statements and annual reports by following these easy steps:

•	Go to our website at www.medtronic.com;

•	Click on Investors;

•	In the Shareholder Services section, click on Electronic Delivery of Proxy Materials; and

•	Follow the prompts to submit your electronic consent.

Generally, brokers and banks offering this choice require that shareholders vote through the internet in order to enroll. Street name shareholders whose broker or bank is not included in this website are encouraged to contact their broker or bank and ask about the availability of electronic delivery. As with all internet usage, the user must pay all access fees and telephone charges. You may view this year’s proxy materials at www.medtronic.com/annualmeeting.

UC201000033 EN

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time, on August 26, 2009 (or, for shares held through the Medtronic, Inc. Savings and Investment Plan and the Medtronic Puerto Rico Employees’ Savings and Investment Plan, no later than 11:59 P.M., Eastern Daylight Time, on August 24, 2009). Have your proxy card in hand when you access the web site and follow the instructions to obtain your 710 MEDTRONIC PARKWAY records and to create an electronic voting instruction form. MS LC310 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS MINNEAPOLIS, MN 55432-5604 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time, on August 26, 2009 (or, for shares held through the Medtronic, Inc. Savings and Investment Plan and the Medtronic Puerto Rico Employees’ Savings and Investment Plan, no later than 11:59 P.M., Eastern Daylight Time, on August 24, 2009). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Medtronic, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M15982-P83014 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MEDTRONIC, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends that you number(s) of the nominee(s) on the line below. vote FOR all Nominees: 0 0 0 1. To elect eight directors for a one year term. 01) Richard H. Anderson 05) Denise M. O’Leary 02) Victor J. Dzau, M.D. 06) Robert C. Pozen 03) William A. Hawkins 07) Jean-Pierre Rosso 04) Shirley Ann Jackson, Ph.D. 08) Jack W. Schuler For Against Abstain The Board of Directors recommends you vote FOR the following proposal(s): 2. To ratify the appointment of PricewaterhouseCoopers LLP as Medtronic’s independent registered public accounting firm. 0 0 0 3. To approve an amendment to the Medtronic, Inc. 2005 Employees Stock Purchase Plan to increase the number of shares 0 0 0 authorized for issuance thereunder from 10,000,000 to 25,000,000. 4. To approve an amendment to the Medtronic, Inc. 2008 Stock Award and Incentive Plan to increase the number of shares 0 0 0 authorized for issuance thereunder from 50,000,000 to 100,000,000. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on August 27, 2009: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M15983-P83014 Solicited on Behalf of the Board of Directors of MEDTRONIC, INC. NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AUGUST 27, 2009 The undersigned, revoking all other proxies heretofore given, hereby acknowledges receipt of the proxy statement and hereby appoints William A. Hawkins and Keyna P. Skeffington or either of them, as proxies to represent the undersigned, with full power of substitution in each, and hereby authorizes them to vote all shares of common stock of Medtronic, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Medtronic, Inc., to be held on Thursday, August 27, 2009 at 10:30 a.m. (Central Daylight Time), at the Medtronic World Headquarters at 710 Medtronic Parkway, Minneapolis (Fridley), Minnesota and any adjournments and postponements thereof. You may vote at the Annual Meeting if you were a shareholder of record at the close of business on June 29, 2009. THIS BALLOT, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” ALL NOMINEES NAMED IN PROPOSAL ONE (ELECTION OF DIRECTORS) AND “FOR” PROPOSALS TWO, THREE AND FOUR. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, PROXIES WILL BE VOTED ON SUCH OTHER MATTERS AS THE PROXIES NAMED HEREIN, IN THEIR SOLE DISCRETION, MAY DETERMINE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. To be Signed on Reverse Side